EXECUTION COPY

               _________________________________________________
                                 e 495,000,000
                                TERM FACILITIES
                        AND REVOLVING CREDIT AGREEMENT
               _________________________________________________


                            DATED 20 DECEMBER 2002



                                      FOR


                         SGL CARBON AKTIENGESELLSCHAFT
                  AS THE COMPANY AND AS AN ORIGINAL BORROWER


                               DEUTSCHE BANK AG
                                      AND
                        DRESDNER KLEINWORT WASSERSTEIN
                          AS MANDATED LEAD ARRANGERS


                         DEUTSCHE BANK LUXEMBOURG S.A.
                      AS FACILITY AGENT AND SECURITY AGENT


                                     WITH


                        DRESDNER KLEINWORT WASSERSTEIN
                            AS DOCUMENTATION AGENT








                               BAKER & MCKENZIE
                                   FRANKFURT

                                   CONTENTS

Clause                                                                     Page


                                   SECTION 1

                                 INTERPRETATION

1.    DEFINITIONS AND INTERPRETATION...........................................1



                                   SECTION 2

                                THE FACILITIES

2.    THE FACILITIES..........................................................28
3.    PURPOSE.................................................................30
4.    CONDITIONS OF UTILISATION...............................................30

                                   SECTION 3

                                  UTILISATION

5.    UTILISATION.............................................................32
6.    CHANGE OF CURRENCY......................................................30

                                   SECTION 4

                    REPAYMENT, PREPAYMENT AND CANCELLATION

7.    REPAYMENT...............................................................38
8.    COMPANY'S LIABILITIES IN RELATION TO THE LETTER OF CREDIT...............30
9.    PREPAYMENT AND CANCELLATION.............................................41

                                   SECTION 5

                             COSTS OF UTILISATION

10.   INTEREST................................................................48
11.   INTEREST PERIODS AND THE TERM...........................................51
12.   CHANGES TO THE CALCULATION OF INTEREST..................................53
13.   FEES....................................................................54

                                   SECTION 6

                        ADDITIONAL PAYMENT OBLIGATIONS

14.   TAX GROSS UP AND INDEMNITIES............................................56
15.   INCREASED COSTS.........................................................58
16.   OTHER INDEMNITIES.......................................................59
17.   MITIGATION BY THE LENDERS...............................................60
18.   COSTS AND EXPENSES......................................................61

                                   SECTION 7

                                   GUARANTEE

19.   GUARANTEE AND INDEMNITY.................................................62

                                   SECTION 8

              REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

20.   REPRESENTATIONS.........................................................67
21.   INFORMATION UNDERTAKINGS................................................77
22.   FINANCIAL COVENANTS.....................................................82

23.   GENERAL UNDERTAKINGS....................................................86
24.   EVENTS OF DEFAULT.......................................................86

                                   SECTION 9

                              CHANGES TO PARTIES

25.   CHANGES TO THE LENDERS.................................................102
26.   CHANGES TO THE OBLIGORS................................................105

                                  SECTION 10

                             THE FINANCE  PARTIES

27. ROLE OF THE FACILITY AGENT, THE SECURITY AGENT, THE DOCUMENTATION AGENT, THE MANDATED LEAD ARRANGERS AND THE COMPANY AS AGENT OF THE OBLIGORS...106
28.   THE LENDERS, THE FRONTING BANKS AND THE SUFACILITY BANKS...............116
29.   CONDUCT OF BUSINESS BY THE FINANCE PARTIES.............................116
30.   SHARING AMONG THE LENDERS AND THE FRONTING BANKS.......................116

                                  SECTION 11

                                ADMINISTRATION

31.   PAYMENT MECHANICS......................................................117
32.   SET-OFF................................................................120
33.   NOTICES................................................................120
34.   CALCULATIONS AND CERTIFICATES..........................................121
35.   PARTIAL INVALIDITY.....................................................122
36.   REMEDIES AND WAIVERS...................................................122
37.   AMENDMENTS AND WAIVERS.................................................122
38.   COUNTERPARTS...........................................................123

                                  SECTION 12

                         GOVERNING LAW AND ENFORCEMENT

39.   GOVERNING LAW..........................................................123
40.   ENFORCEMENT............................................................123

Schedules

SCHEDULE 1...................................................................125
The Original Parties.........................................................125
SCHEDULE 2...................................................................129
Conditions Precedent and Conditions Subsequent...............................129
SCHEDULE 3...................................................................137
Requests.....................................................................137
SCHEDULE 5...................................................................142
Form of Transfer Certificates................................................142
SCHEDULE 6...................................................................146
Form of Accession Letter.....................................................146
SCHEDULE 7...................................................................148
Form of Compliance Certificate...............................................148
SCHEDULE 8...................................................................149
Existing Security............................................................149
SCHEDULE 9...................................................................150
LMA Form of Confidentiality Undertaking......................................150

SCHEDULE 10....................................................................1
Timetables.....................................................................1
SCHEDULE 11 ...................................................................3
Form of Security Trust Agreement...............................................3
SCHEDULE 12 Approved Additional Borrowers and their Allocations................4
Term Facility A................................................................4
SCHEDULE 13 ...................................................................5
Current Material Subsidiaries..................................................5
SCHEDULE 14....................................................................7
Form of the Letter of Credit...................................................7
SCHEDULE 15....................................................................8
Existing Competition Law Proceedings and Anti-Trust Lawsuits/..................8
SCHEDULE 16....................................................................1
Existing Intra-Group Loans.....................................................1
SCHEDULE 17....................................................................1
Mandatorily Discharged Indebtedness............................................1
SCHEDULE 18....................................................................1
Form of US Opinion.............................................................1

THIS AGREEMENT is dated 20 December 2002 and made between:

(1)   SGL CARBON AKTIENGESELLSCHAFT, Wiesbaden (the "COMPANY");

(2) THE COMPANY and THE COMPANIES listed in Part I of Schedule 1 as original borrowers (the "ORIGINAL BORROWERS");

(3) THE COMPANIES listed in Part I of Schedule 1 as original guarantors (the "ORIGINAL GUARANTORS");

(4)   DEUTSCHE BANK AG  and  DRESDNER  KLEINWORT  WASSERSTEIN,  THE  INVESTMENT
      BANKING DIVISION OF DRESDNER BANK AG as Mandated Lead Arrangers (the "MANDATED LEAD ARRANGERS");

(5) THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 as lenders (the "ORIGINAL LENDERS");

(6) DEUTSCHE BANK LUXEMBOURG S.A. as Facility Agent and Security Agent for the Lenders (the "FACILITY AGENT" and the "SECURITY AGENT"); and

(7) DRESDNER KLEINWORT WASSERSTEIN, THE INVESTMENT BANKING DIVISION OF DRESDNER BANK AG as Documentation Agent (the "DOCUMENTATION AGENT").

IT IS AGREED as follows:

                                   SECTION 1

                                INTERPRETATION

1.    DEFINITIONS AND INTERPRETATION

1.1   DEFINITIONS

      In this Agreement:

      "ACCESSION LETTER" means a Borrower Accession Letter or a Guarantor Accession Letter and "ACCESSION LETTERS" shall be construed accordingly.

      "ACQUISITION" means:

      (i) the purchase, subscription for or other acquisition of any shares (or other securities or any interest therein) in, or incorporation of, any other company; or

      (ii) the purchase or other acquisition of any assets or (without limitation to any of the foregoing) acquisition of any business or interest therein.

      "ADDITIONAL  BORROWER"  means  any Approved Additional Borrower  and  any
      other  Material  Subsidiary  that  becomes   an  Additional  Borrower  in
      accordance with Clause 26 (Changes to the Obligors).

      "ADDITIONAL GUARANTOR" means a company that becomes an Additional Guarantor in accordance with Clause 26 (Changes to the Obligors).

      "ADDITIONAL OBLIGOR" means an Additional Borrower or an Additional Guarantor.

      "AFFILIATE" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

      "ALLOCATION" means:

      (a)    in relation to the Company, e 145,000,000; and

      (b) in relation to an Approved Additional Borrower, the amount set opposite its name under the heading "Amount of such Approved Additional Borrower's Allocation" in Schedule 12 (Approved Additional Borrowers and their Allocations), being the maximum amount of Term Facility A that may be drawn down by that particular Borrower.

      "APPROVED   ADDITIONAL   BORROWERS"   means  the  companies  as  Approved
      Additional Borrowers listed in Schedule 12 (Approved Additional Borrowers and their Allocations).

      (ii)

      "AUTHORISATION" means an authorisation, consent, approval, resolution, licence, exemption, filing or registration.

      "AVAILABILITY PERIOD" means:

      (a) in relation to each Term Facility, the period from and including the date of this Agreement to and including the date occurring three (3) Months after the date of this Agreement; and

      (b) in relation to the Revolving Credit Facility, the period from and including the date of this Agreement to and including the date occurring one (1) Month prior to the Term Facility B Repayment Date.

      "AVAILABLE COMMITMENT" means:

      (a) in relation to a Facility, a Lender's Commitment under that Facility minus the amount of its participation in the Letter of Credit issued under Term Facility B and/or minus the Euro Amount of its participation in any outstanding Term Facility A Loans and Revolving Credit Facility Loans and/or minus the amount in Euros of its participation in any amount outstanding under the Term Facility C Loan; and

      (b) in relation to any proposed Utilisation, the difference under (a) above adjusted as follows:

             (i) by subtracting therefrom the amount of its participation in any Loans (and subtracting therefrom the Euro Amount in the case of Term Facility A and the Revolving Credit Facility) that are due to be made or issued under that Facility on or before the proposed Utilisation Date; and

             (ii) in relation to the Revolving Credit Facility only, by adding thereto the Euro Amount of its participation in any Revolving Credit Facility Loans that are due to be repaid or prepaid (or, if any Revolving Credit Facility Loan is due to be repaid or prepaid in part, the Euro Amount of its participation in that part) on or before the proposed Utilisation Date.

      "AVAILABLE FACILITY" means, in relation to a Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that Facility.

      "BASE FINANCIAL STATEMENTS" means:

      (a) the consolidated financial statements of the Group for the financial year ended 31 December 2001 prepared by the Company and audited by KPMG; and

      (b) the unaudited consolidated 9 months interim financial statements of 2002 of the Company.

      "BORROWER" means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 26 (Changes to the Obligors).

      "BORROWER ACCESSION LETTER" means a document substantially in the form set out in Part I of Schedule 6 (Form of Accession Letter).

      "BREAK COSTS" means the amount (if any) by which:

      (a) the interest which a Finance Party should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period or Term in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period or Term, exceeds:

      (b) the amount which that Finance Party would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period or Term.

      "BUDGET" means with respect to each financial year commencing on or after 1 January 2003, the latest annual budget delivered by the Company to the Facility Agent pursuant to Clause 21.4 (Budgets), including profit and loss accounts, balance sheets and cash flow projections, in the agreed form, relating to the Group.

      "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Frankfurt am Main and Luxembourg and:

      (a) (in relation to any date for payment or purchase of a currency other than Euro) the principal financial centre of the country of that currency; or

      (b) (in relation to any date for payment or purchase of Euro) any TARGET Day.

      "CASH COLLATERAL" means, in relation to the Letter of Credit or Letter of Credit Proportion of the Letter of Credit, a cash deposit in an interest-bearing account or accounts with the Facility Agent (or such other financial institution reasonably acceptable to the Facility Agent) in the name of the Company (and identified as a Cash Collateral account), that cash deposit and account to be secured in favour of the Security Agent and the relevant Lenders on terms and conditions acceptable to the Facility Agent and the Security Agent.

      "CASH COLLATERAL DOCUMENTS" means any documents, as the Facility Agent and the Security Agent may (each acting reasonably) specify, to be entered into in relation to the Cash Collateral.

      "CASH EQUIVALENTS" has the meaning given to it in Clause 22.1 (Financial Definitions).

      "CHANGE OF CONTROL" means if any person or group of persons acting in concert gains control of the Company or becomes a Holding Company of the Company.

      For the purposes of this definition:

      (a)    "CONTROL" means:

             (i) the holding of more than fifty (50) per cent. of the issued share capital of the Company; and

             (ii) the power (whether by way of ownership, shares, proxy, contract, agency or otherwise) to (A) cast, or control the casting of, more than fifty (50) per cent. of the maximum number of votes that might be cast at a general meeting of the Company, (B) appoint or remove all, or the majority of, the directors or other equivalent officers of the Company, or (C) give directions with respect to the operating and financial policies of the Company which the directors or other equivalent officers thereof are obliged to comply with; and

      (b) "PERSONS ACTING IN CONCERT" comprise persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate to obtain or consolidate control of an entity.

      "CHARGED ASSETS" means any assets of any Obligor that are secured in favour of the Security Agent and/or the other Finance Parties pursuant to the Security Documents or any of them.

      "CLOSING" means the date on which all the conditions precedent as set out in Part I of Schedule 2 (Conditions Precedent and Conditions Subsequent) are satisfied in accordance with Clause 4 (Conditions of Utilisation), or waived.

      "CLOSING DATE" means the date on which the Closing takes place.

      "CODE" means the United States Internal Revenue Code of 1986 and the regulations promulgated and rulings issued under that code.

      "COMMITMENT" means a Term Facility A Commitment, a Term Facility B Commitment, a Term Facility C Commitment or a Revolving Credit Facility Commitment in each case as reduced or increased from time to time by any transfer or assignment pursuant to Clause 25 (Changes to the Lenders) and in the case of a Subfacility, as reduced or increased pursuant to Clause 2.2(c), and "COMMITMENTS" shall be construed accordingly.

      "COMPETITION LAW LIABILITIES" means the fines imposed on the Company or any member of the Group by any relevant authority in relation to Existing Competition Law Proceedings as set out in Schedule 15 (Existing Competition Law Proceedings and Anti-Trust Lawsuits).

      "COMPLIANCE CERTIFICATE" means a certificate substantially in the form set out in Schedule 7 (Form of Compliance Certificate).

      "CONFIDENTIALITY UNDERTAKING" means a confidentiality undertaking substantially in a recommended form of the LMA as set out in Schedule 9 (LMA Form of Confidentiality Undertaking) or in any other form agreed between the Company and the Facility Agent.

      "DANGEROUS SUBSTANCE" means any radioactive emissions, noise and any natural or artificial substance (in whatever form) the generation, transportation, storage, treatment, use or disposal of which (whether alone or in combination with any other substance) gives rise to a risk of causing harm to man or any other living organism or damaging the Environment or public health or welfare, including (without limitation) any controlled, special, hazardous, toxic, radioactive or dangerous waste.

      "DEBT ISSUE" means any issue after the date of this Agreement of public or privately placed debt securities of any member of the Group.

      "DEEMED FACILITY B UTILISATION" means a Utilisation of Term Facility B deemed to be made for all purposes of this Agreement on the day of the Facility Agent's notification in respect of receipt of all of the documents and other evidence listed in Part I of Schedule 2 pursuant to Clause 4.1, such day being deemed to be the Utilisation Date in respect of Term Facility B by way of (i) the Fronting Banks being regarded as having issued the Existing L/Cs pursuant to a respective Utilisation request and (ii) the Fronting Banks being entitled to fees in such capacities as further set out in this Agreement. For the purposes of Clause 28, the respective Term Facility B Lenders' indemnity is not limited to the nominal amount of respective Existing L/Cs, but also includes any interests and costs incurred in respect of the Existing L/Cs not exceeding the Total Term Facility B Commitments.

      "DEEMED FACILITY C UTILISATION" means a Utilisation Term Facility C deemed to be made for all purposes of this Agreement on the day of the Facility Agent's notification in respect of receipt of all of the documents and other evidence listed in Part I of Schedule 2 pursuant to Clause 4.1, such day being deemed to be the Utilisation Date in respect of Term Facility C.

      "DEFAULT" means an Event of Default or any event or circumstance specified in Clause 24 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

      "DEFAULT MARGIN" means 4.00 per cent. per annum.

      "EMPLOYEE PLAN" means an "EMPLOYEE BENEFIT PLAN" as defined in section 3(3) of ERISA, other than a Multiemployer Plan, which is maintained for, or under which contributions are made on behalf of, employees of a US Group Member or any ERISA Affiliate.

      "ENVIRONMENT"  means  all,  or  any  of,  the following  media:  the  air
      (including, without limitation, the air within buildings and the air within other natural or man-made structures above or below ground), water (including, without limitation, ground and surface water) and land (including, without limitation, surface and sub-surface soil).

      "ENVIRONMENTAL CLAIM" means any claim by any person:

      (a) in respect of any loss or liability suffered or incurred by that person as a result of or in connection with any violation of Environmental Law; or

      (b) that arises as a result of or in connection with Environmental Contamination and that could give rise to any remedy or penalty (whether interim or final) that may be enforced or assessed by private or public legal action or administrative order or proceedings.

      "ENVIRONMENTAL CONTAMINATION" means each of the following and their consequences:

      (a) any release, discharge, emission, leakage or spillage of any Dangerous Substance at or from any site owned, leased, occupied or used by any member of the Group into any part of the Environment; or

      (b) any accident, fire, explosion or sudden event at any site owned, leased, occupied or used by any member of the Group which is directly or indirectly caused by or attributable to any Dangerous Substance; or

      (c)    any other pollution of the Environment.

      "ENVIRONMENTAL LAW" means all laws (including, without limitation, common law), regulations, directives, codes of practice, circulars, guidance notices and the like having legal effect concerning the protection of human health, the Environment, the conditions of the work place or the generation, transportation, storage, treatment or disposal of Dangerous Substances.

      "ENVIRONMENTAL LICENCE" means any permit, licence, authorisation, consent or other approval required by any Environmental Law.

      "EQUITY ISSUE" means any issue of shares by any member of the Group or any issue or grant of rights to subscribe for shares in any member of the Group, whereby such issue or granting of rights is funded through cash payments provided by any third party not being a member of the Group.

      "ERISA" means the US Employee Retirement Income Security Act of 1974 or any successor legislation to that Act and the regulations promulgated and rulings issued under that Act or any such successor legislation.

      "ERISA AFFILIATE" means any person that for purposes of Title I and Title IV of ERISA and section 412 of the Code is a member of a US Group
      Member's controlled group, or under common control with a US Group Member, within the meaning of section 414(b) or (c) of the Code.

      "ERISA EVENT" means:

      (a) any reportable event, as defined in section 4043 of ERISA, with respect to an Employee Plan, as to which PBGC has not by regulation waived the requirement of section 403(a) of ERISA that it be notified within thirty days of the occurrence of such event (provided that a failure to meet the minimum funding standard of section 412 of the Code or section 302 of ERISA shall be a reportable event for the purposes of this paragraph (a) regardless of the issuance of any waivers in accordance with section 412(d) of the Code) or the requirements of subsection (1) of section 403(b) of ERISA (taking into account subsection (2) of such section) are met with respect to a contributing sponsor, as defined in section 4001(a)(13) of ERISA, of an Employee Plan and an event described in paragraph (9), (10), (11) (12 or (13) of section 4043(c) of ERISA is reasonably expected to occur with respect to such Employee Plan within the following 30 days;

      (b) the filing under section 4041(c) of ERISA of a notice of intent to terminate any Employee Plan or the termination of any Employee Plan under section 4041(c) of ERISA;

      (c) the institution of proceedings under section 4042 of ERISA by the PBGC for the termination of, or the appointment of a trustee to administer, any Employee Plan;

      (d) the failure to make a required contribution to any Employee Plan that would result in the imposition of an Encumbrance under section 412 of the Code or section 302 of ERISA; and

      (e) an engagement in a non-exempt prohibited transaction within the meaning of section 4795 of the Code or section 406 of ERISA which upon the occurrence of any of the events described in paragraphs
             (a) to (c) (inclusive) above could reasonably be expected to have a Material Adverse Effect.

      "EURIBOR" means, in relation to any Loans in Euros:

      (a)    the applicable Screen Rate; or

      (b) (if no Screen Rate is available for the period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to Prime Banks in the European interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in Euros for a period comparable to the Interest Period of the relevant Loan.

      "EURO AMOUNT" means, in relation to a Term Facility A Loan or a Revolving Credit Facility Loan, the amount specified in the Utilisation Request for that Term Facility A Loan or Revolving Credit Facility Loan (or, if the amount requested is not denominated in Euros, that amount converted into Euros at the Facility Agent's Spot Rate of Exchange on the date which is in relation to a Utilisation three (3) Business Days before the Utilisation Date or, if later, on the date the Facility Agent receives the Utilisation Request, adjusted to reflect any repayment, prepayment, consolidation or division or reduction of the Term Facility A Loan or Revolving Credit Facility Loan).

      "EVENT OF DEFAULT" means any event or circumstance specified as such in Clause 24 (Events of Default).

      "EXCESS CASH FLOW" has the meaning given to it in Clause 22.1 (Financial Definitions).

      "EXISTING COMPETITION LAW PROCEEDINGS" means the competition law related litigation, civil lawsuits and/or other proceedings of or before any court or agency set out in Schedule 15 (Existing Competition Law Proceedings and Anti-Trust Lawsuits).

      "EXISTING INDEBTEDNESS" means the Financial Indebtedness of the Group outstanding on the date of this Agreement.

      "EXISTING L/CS" means the letters of credit currently issued in favour of the European Commission in connection with the Competition Law Liabilities by Bayerische Hypo- und Vereinsbank AG by letter dated 12 October 2001 in the amount of e 25,600,000, by Deutsche Bank AG by letter dated 11 October 2001 in the amount of e 29,000,000 and by Dresdner Bank AG by letter dated 22 October 2001 in the amount of e 25,600,000.

      "EXPIRY DATE" means, in relation to the Letter of Credit, the date on which the maximum aggregate liability under it is to be reduced to zero.

      "FACILITIES"  means Term Facility A, Term Facility B, Term Facility C and
      the  Revolving  Credit   Facility   and  "FACILITY"  shall  be  construed
      accordingly.

      "FACILITY AGENT'S SPOT RATE OF EXCHANGE" means the Facility Agent's spot rate of exchange for the purchase of the relevant currency with Euros in the London foreign exchange markets at or about 11:00 a.m. London time on a particular day.

      "FACILITY OFFICE" means the office or offices notified by a Lender or a Fronting Bank to the Facility Agent in writing on or before the date it becomes a Lender or a Fronting Bank (or, following that date, by not less than five (5) Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

      "FEE LETTERS" means any letter or letters dated on or about the date of this Agreement between the Mandated Lead Arrangers and the Company (or the Facility Agent or the Security Agent or a Fronting Bank and the Company) setting out any of the fees referred to in Clause 13 (Fees).

      "FINANCE DOCUMENTS" means this Agreement, any Fee Letter, any Security Document, any Accession Letter, any Hedging Agreement, any Transfer Certificate, any Subfacility Document and any other document designated as such by the Facility Agent and the Company and "FINANCE DOCUMENT" means any of them.

      "FINANCE PARTIES"  means the Documentation Agent, the Facility Agent, the
      Security  Agent,  the   Mandated  Lead  Arrangers,  a  Fronting  Bank,  a
      Subfacility Bank, and the Lenders and "FINANCE PARTY" means any of them.

      "FINANCIAL INDEBTEDNESS" means any indebtedness for or in respect of:

      (a)    moneys borrowed and debt balances at banks;

      (b) any amount raised by acceptance under any acceptance credit facility;

      (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

      (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with the Relevant GAAP or IAS, be treated as a finance or capital lease;

      (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

      (f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; however, for the avoidance of doubt, this does not include any deferred payment arrangements with trade creditors as customary in the industry;

      (g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

      (h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

      (i)    any amount raised by the issue of redeemable shares;

      (j) any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into such agreement is to raise finance; and

      (k) (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.

      "FINANCIAL QUARTER" means each of those periods of approximately thirteen weeks ending on any Quarter Date in each financial year.

      "FRONTING BANK" means Bayerische Hypo- und Vereinsbank AG, Deutsche Bank AG and Dresdner Bank as issuers of the Existing L/Cs.

      "FRONTING FEE" means the fronting fee determined in accordance with Clause 13.6 (Fronting Fee) and to be paid to each Fronting Bank in accordance with Clause 5.9 (Existing L/Cs).

      "GROUP" means the Company and its Subsidiaries from time to time and "MEMBER OF THE GROUP" shall be construed accordingly.

      "GROUP STRUCTURE CHART" means a group structure chart of the Group, in agreed form, delivered by the Company to the Facility Agent pursuant to Clause 4 (Conditions of Utilisation).

      "GUARANTOR" means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 26 (Changes to the Obligors).

      "GUARANTOR ACCESSION LETTER" means a document substantially in the form set out in Part II of Schedule 6 (Form of Accession Letter).

      "HEDGE COUNTERPARTY" means any financial institution that is a party to an outstanding Hedging Agreement with any member of the Group from time to time and entitled to the same security rights as the Finance Parties under this Agreement after accession to the Security Trust Agreement upon notification to the Security Agent by the Company pursuant to the terms of the Security Trust Agreement. Such Hedge Counterparty will benefit from the Transaction Security up to its Hedge Counterparty's Participation Amount as notified by the Company. The Security Agent will keep updated lists of the Hedging Counterparties and their respective Hedge Counterparty's Participation Amounts by means of the List of Secured Parties

      "HEDGE   COUNTERPARTIES  MAXIMUM  SECURED  AMOUNT"  means  an  amount  of
      e 45,000,000 at maximum which will be applied from the proceeds of the enforcement of the Transaction

      Security pursuant to the provisions of the Security Trust Agreement in order to discharge the claims of any Hedge Counterparty in accordance with the respective Hedge Counterparty's Participation Amount as notified by the Company.

      "HEDGE COUNTERPARTY'S PARTICIPATION AMOUNT" has the meaning ascribed to such term in the Security Trust Agreement.

      "HEDGING AGREEMENTS" means each of the agreements entered into or to be entered into between the members of the Group and hedge counterparties for the purpose of hedging interest rate liabilities and currency risks in accordance with Clause 23.28 (Hedging).

      "HITCO OPTIONS" means (i) the option exercisable under a shareholders agreement between Hitco Carbon Composites, Inc. and Paul W. Pendorf and
      (ii) the option exercisable under an option agreement between Hitco Carbon Composites, Inc. and AMT II, each as described in more detail in the annual report on Form 20-F filed with the Securities and Exchange Commission on 1 July 2002.

      "HOLDING COMPANY" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

      "IAS" means International Accounting Standards generally accepted and consistently applied.

      "INFORMATION MEMORANDUM" means the document dated 5 November 2002 concerning the Company and the Group which, at the Company's request and on its behalf, has been prepared in relation to this transaction, agreed between the Mandated Lead Arrangers and the Company, approved by the Company and distributed by the Mandated Lead Arrangers prior to the date of this Agreement to the Original Lenders.

      "INITIAL MARGIN" means 2.75 per cent. per annum.

      "INSURANCE PROCEEDS" means the total proceeds of any insurance claim intended to compensate for damage to any asset or interruption of business received by any member of the Group, after deducting:

      (a) any reasonable out of pocket expenses incurred by any member of the Group in relation to such a claim;

      (b) proceeds relating to third party claims, which are applied towards meeting such claims; and

      (c) Taxes paid (or reasonably estimated to be payable) by any member of the Group in respect of such claims.

      "INTELLECTUAL PROPERTY" means any and all rights and interests existing now or in the future in any part of the world in or relating to registered and unregistered trade marks and service marks, domain names, patents, registered designs, utility models, trade names, business names, titles, registered or unregistered copyrights in published and unpublished works, unregistered designs, inventions registered or unregistered, data base rights, know-how, any other intellectual property rights and any applications for any of the foregoing and any goodwill therein.

      "INTELLECTUAL PROPERTY RIGHTS" means any Intellectual Property owned by any member of the Group.

      "INTEREST PERIOD" means, in relation to a Loan, each period determined in accordance with Clause 11 (Interest Periods and the Term) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 10.6 (Default Interest and Penalty).

      "INTRA-GROUP LOAN" means any loan between members of the Group.

      "INTRA-GROUP LOAN DOCUMENT" means any document, in the agreed form, setting out the terms on which an Intra-Group Loan is to be made available in accordance with the terms of this Agreement.

      "ISSUING BANKS" means each of the creditors having issued the Letter of Credit II in their capacity as Lender pursuant to their respective Term Facility B Commitment at the time when such Letter of Credit II was issued.

      "JOINT  VENTURE"  means  any  joint  venture entity, whether  a  company,
      unincorporated   firm,  undertaking,  association,   joint   venture   or
      partnership or any other entity.

      "KFW" means Kreditanstalt fur Wiederaufbau.

      "KFW INDEBTEDNESS" means at the date of this Agreement the Financial Indebtedness of the Company outstanding to KfW under the KfW Loan Agreement dated 30 January 2002.

      "KFW LOAN AGREEMENT" means the loan agreement entered into by the Company and KFW dated 30 January 2002 as amended from time to time.

      "LENDER" means:

      (a)   any Original Lender; and

      (b) anybank or financial institution which has become a Party in accordance with Clause 25 (Changes to the Lenders),

      which in each case has not ceased to be a Party in accordance with the terms of this Agreement and shall include any Lender in its capacity as a Subfacility Bank.

      "LETTER OF CREDIT " means (i) collectively, the Existing L/Cs upon Deemed Facility B Utilisation and/or (ii) the Letter of Credit II, respectively.

      "LETTER OF CREDIT II" means the letter of credit of up to an amount of e 80,200,000, plus interest accruing thereon at 6.04 per cent. per annum since 24 October 2001, issued or to be issued by the Issuing Banks under Term Facility B by way of replacement of the Existing L/Cs substantially in the form set out in Schedule 14 (Form of Letter of the Credit) or in such other form requested by the Company which is acceptable to the Facility Agent and the Issuing Banks.

      "LETTER OF CREDIT AMOUNT" means:

      (a) each sum paid, or due and payable, by an Issuing Bank or a Fronting Bank to the beneficiary of a Letter of Credit pursuant to the terms of the respective Letter of Credit; and

      (b) all liabilities, costs (including, without limitation, any costs incurred in funding any amount which falls due from an Issuing Bank or a Fronting Bank under the Letter of Credit), claims, losses and expenses which that Issuing Bank or Fronting Bank incurs or sustains under or in connection with the respective Letter of Credit, in each case which has not been reimbursed pursuant to Clause 8.2 (Company's Indemnity to Lenders).

      "LETTER OF CREDIT COMMISSION PERIOD" means, save as otherwise provided in this Agreement, any of those periods mentioned in Clause 13.4 (Letter of Credit Commission).

      "LETTER OF CREDIT PROPORTION" means, (i) in relation to an Issuing Bank and/or a Term Facility B Lender in respect of the Letter of Credit II and save as otherwise provided in this Agreement, the proportion (expressed as a percentage) borne by that Issuing Bank's or Term Facility B Lender's Available Commitment in respect of Term Facility B to the Available Facility immediately prior to the issue of the Letter of Credit II and/or
      (ii) in relation to a Term Facility B Lender in respect of the Existing L/Cs and save as otherwise provided in this Agreement, the proportion (expressed as a percentage) borne by that Term Facility B Lender's Available Commitment in respect of Term Facility B to the Available Facility immediately prior to the Deemed Facility B Utilisation, as applicable in each case.

      "LIBOR" means, in relation to any Loan not in Euros:

      (a)    the applicable Screen Rate; or

      (b) (if no Screen Rate is available for the currency or period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to Prime Banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the Interest Period for that Loan.

      "LMA" means the Loan Market Association.

      "LOAN" means a Term  Facility  A  Loan,  the  Term  Facility  C Loan or a
      Revolving   Credit   Facility   Loan   and  "LOANS"  shall  be  construed
      accordingly.

      "LONDON BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for general business in London.

      "MAJORITY LENDERS" means:

      (a) if there are no Loans or the Letter of Credit then outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction); or

      (b) at any other time, a Lender or Lenders whose participations in the Outstandings aggregate more than 66 2/3% of all the Outstandings.

      "MANDATORY CASH COLLATERAL" means Cash Collateral that the Company must provide in relation to interest accruing on the Letter of Credit from 24 October 2002 onwards.

      "MANDATORY COST" means the percentage rate per annum calculated by the Facility Agent in accordance with Schedule 4 (Mandatory Cost Formula).

      "MANAGEMENT AND EMPLOYEE BENEFIT PLANS" means (i) the stock option plan, the matching shares plan, the share bonus plan and the employee share ownership plan, each relating to shares in the Company and each adopted in the ordinary shareholders' meeting of the Company on 27 April 2000 and
      (ii) the stock option plan relating to shares in Hitco Carbon Composites, Inc. adopted in January 2002, each as described in more detail in the annual report on Form 20-F filed with the Securities and Exchange Commission in 1 July 2002.

      "MANDATORILY DISCHARGED INDEBTEDNESS" means any Existing Indebtedness of the Borrowers as identified in Schedule 17 hereto which is to be discharged by the Borrowers from the proceeds of the first Utilisation of Term Facility A pursuant to Clause 23.37.

      "MARGIN" means the percentage rate per annum determined in accordance with Clause 10.2 (Margin Ratchets) to Clause 10.4 (No Margin Ratchets in Default) (inclusive).

      "MATERIAL ADVERSE EFFECT" means a material adverse effect on:

      (a)   the  business,   operations,   property,   condition  (financial  or
            otherwise) or prospects of the Group taken as whole;

      (b)   the   ability  of  any  Obligor  to  perform  and  comply  with  its obligations under any Finance Document;

      (c) the validity, legality or enforceability of any Finance Document or any rights or remedies of any Finance Party under any Finance Document; or

      (d) the validity, legality or enforceability of any Security created pursuant to the Security Documents or on the priority and ranking of any such Security.

      "MATERIAL SUBSIDIARY" means:

      (a)   any company listed in Schedule 13 (Current  Material  Subsidiaries);
            and

      (b) any member of the Group having more than five (5) per cent. of EBITDA and/or turnover of the Group by reference to the most recent respective annual audited financial statements.

      "MONTH" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

      (a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

      (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

      (c) for the purpose of determining the last day of an Interest Period, if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

      The above rules (a) to (c) will only apply to the last Month of any period.

      "MULTIEMPLOYER PLAN" means a "MULTIEMPLOYER PLAN" as defined in section 4001(a)(3) of ERISA, maintained or contributed to for employees of a US Group Member or any ERISA Affiliate.

      "NET PROCEEDS" means, in relation to:

      (a) any disposal of an asset by a member of the Group, the total proceeds of such disposal received by such member of the Group, after deducting:

             (i) any out of pocket costs and expenses incurred by any member of the Group in respect of such disposal;

             (ii) the unpaid balance on the date of such disposal of any Permitted Indebtedness which must be repaid by the seller on such disposal (together with any premium, interest or fees required to be paid in connection therewith);

             (iii) Taxes paid (or reasonably estimated  to  be  payable) by any member of the Group in connection with such disposal; and

             (iv) in the case of a disposal effected by a member of the Group, other than a Borrower, such provision as is reasonable for all costs and Taxes incurred by the Group and fairly attributable to upstreaming the cash proceeds or making any distribution in connection with such proceeds to enable them to reach a Borrower by such means as results in the lowest possible liability in respect of costs and Taxes; and

      (b) any Debt Issue and/or any Equity Issue by a member of the Group, the total proceeds of such issue received by such member of the Group, after deducting:

             (i) any out of pocket costs and expenses incurred by any member of the Group in respect of such issue; and

             (ii) Taxes paid (or reasonably estimated to be payable) by any member of the Group in connection with such issue.

      "OBLIGORS" means each Borrower and each Guarantor and "OBLIGOR" shall be construed accordingly.

      "ORIGINAL OBLIGOR" means an Original Borrower or an Original Guarantor.

      "OUTSTANDINGS" means, at any time, the aggregate of the amounts of the outstanding Loans and the maximum actual and contingent liabilities of the Fronting Banks upon a Deemed Facility B Utilisation or Issuing Banks, as the case may be, in respect of the outstanding Letter of Credit.

      "PARTICIPATING MEMBER STATE" means any member state of the European Communities that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to European Monetary Union.

      "PARTY" means a party to this Agreement and includes its successors in title, permitted assigns and permitted transferees.

      "PBGC" means the US Pension Benefit Guaranty Corporation, or any entity succeeding to all or any of its functions under ERISA.

      "PERMITTED ACQUISITIONS" means Acquisitions:

      (a)   made in the ordinary course of business; and/or

      (b) where the consideration for such Acquisitions in aggregate does not exceed e 10,000,000 (or its equivalent in another currency or currencies) per annum; and/or

      (c) where the consideration for such Acquisitions in aggregate does not exceed 25 per cent. of the net proceeds of any Equity Issue realised after the date of this Agreement,

      PROVIDED THAT where any assets are so acquired by any Obligor such assets are not subject to any material liabilities or to Security other than Permitted Security.

      "PERMITTED DISPOSAL" means:

      (a) disposals made on customary terms in the ordinary course of trading of the disposing entity;

      (b) disposals of assets in exchange for other assets comparable or superior as to type, value and quality;

      (c) disposals between members of the Group PROVIDED THAT if the assets are pledged or assigned in favour of the Security Agent prior to the disposals that they remain subject to the same or equivalent security after the disposal and FURTHER PROVIDED THAT this disposal does not include a disposal by an Obligor or its Subsidiary to a member of the Group which is not an Obligor or its Subsidiary;

      (d) disposals on arm's length terms of any surplus or obsolete or worn-out assets which in the reasonable opinion of the member of the Group making the disposal are not required for the efficient operation of the business of the Group as a whole or by any member of the Group;

      (e)    disposals of Cash Equivalents on arm's length terms;

      (f) disposals of cash where such disposal is not otherwise prohibited by the Finance Documents;

      (g)    disposals constituted by the creation of any Permitted Security;

      (h) a sale or securitisation of receivables only to the extent that it is entered into with the prior written consent of the Majority Lenders;

      (i) any disposal constituted by the proposed merger between SGL Carbon S.A., Sacz, Poland and ZEW S.A., Raciborz, Poland; or

      (j) disposals where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal, other than any permitted under paragraphs (a) to (i) above) does not exceed e 25,000,000 (or its equivalent in another currency or currencies) in any financial year.

      "PERMITTED GUARANTEES AND CONTINGENT LIABILITIES" means:

      (a)    any guarantees and indemnities required by the Finance Documents;

      (b) any guarantees and indemnities given by any member of the Group in the ordinary course of and on terms customary in its business in respect of obligations not constituting Financial Indebtedness;

      (c)    any guarantees constituting Permitted Indebtedness;

      (d) any guarantees issued by any member of the Group in respect of liabilities of an Obligor, or an Affiliate of an Obligor which are secured by any Security contemplated in Schedule 11 (Form of Security Trust Agreement); and

      (e) any guarantees and indemnities to which the Facility Agent (acting on the instructions of the Majority Lenders) shall have given its prior written consent.

      "PERMITTED INDEBTEDNESS" means any Financial Indebtedness:

      (a)    arising under or permitted pursuant to the Finance Documents;

      (b) to the extent that such Financial Indebtedness is subordinated on terms acceptable to the Majority Lenders (acting reasonably);

      (c) arising under any Existing Indebtedness, PROVIDED THAT such Financial Indebtedness is repaid or prepaid in full by way of Utilisations of Term Facility A;

      (d) arising under any KfW Indebtedness, PROVIDED THAT the KfW Loan Agreement governing such Financial Indebtedness is temporarily replaced until Termination Date by way of Utilisation Term Facility C by the terms of this Agreement;

      (e)    arising under Permitted Loans;

      (f)    arising under Permitted Guarantees and Contingent Liabilities;

      (g)    arising   under  and   permitted   by   Clause   23.27   (Treasury
             Transactions) and Clause 23.28 (Hedging);

      (h) to which the Majority Lenders shall have given their prior written consent;

      (i) in respect of current accounts payable and accrued expenses incurred in the ordinary course of business;

      (j) incurred under leasing arrangements existing at the date of this Agreement in an amount not exceeding a net present value of e 5,000,000 at any time;

      (k) incurred for leasing arrangements over assets in the ordinary course of business in an amount not exceeding a net present value of e 5,000,000 at any time

      (l)    incurred  by  the  Company  and  arising  under  unsecured,   non-
             amortising term loans maturing after the Termination Date;

      (m) incurred by an Obligor other than the Company, individually in an amount not exceeding e 1,000,000 at any time and in aggregate in an amount not exceeding e 10,000,000 at any time (which may also be guaranteed by the Company);

      (n) incurred by a member of the Group that is not an Obligor, individually in an amount not exceeding e 5,000,000 at any time and in aggregate in an amount not exceeding e 25,000,000 at any time (which may also be guaranteed by the Company);

      (o) subject to the provisions of this Agreement, incurred under the Existing L/Cs;

      (p) in the case of the acquisition of Fortafil, an amount not exceeding e 10,000,000 of state subsidised Financial Indebtedness of such company;

      (q) incurred with banks or financial institutions providing lines for commercial letters of credit and guarantees (including confirmations and avals) for the Group and having registered the maximum amount and tenor of such lines (with the approval of the Company) with the Security Agent PROVIDED THAT the aggregate amount of such lines shall not at any time be in excess of e 100,000,000 (or its equivalent in another currency or currencies), which banks or financial institutions are at the date of this Agreement or at any time hereafter a creditor and accede to the Security Trust Agreement and therefore benefit from the Transaction Security as a Secured Creditor PROVIDED THAT any such creditor shall cease to be a Secured Creditor if:

             (A)   the Company so notifies the Security Agent; and

             (B) such Secured Creditor confirms in writing to the Security Agent that all claims in respect to the relevant Financial Indebtedness incurred have been satisfied in full;

      (r) incurred by SGL Carbon S.A., Nowy Sacz,, ZEW S.A., Raciborz, and SGL Angraph SP.ZO.O., all of them Poland, in an aggregate amount of an equivalent of e 15,000,000, granted by BNP Paribas Bank Polsk S.A., Poland, pursuant to a bilateral credit facility based on a certain term sheet dated 26 November 2002, providing for a facility not maturing before 31 May 2005 on which no repayments are to be made prior to this date;

      (s) not falling within paragraphs (a) to (r) above PROVIDED THAT the aggregate amount of Financial Indebtedness falling within this paragraph (s) does not exceed e 10,000,000 (or its equivalent in another currency or currencies) at any time.

      "PERMITTED LOANS" means:

      (a) trade credit given by any member of the Group in the ordinary course of and on terms customary in its business;

      (b) any loans to employees under benefit schemes PROVIDED THAT such loans do not exceed e 5,000,000 at any time;

      (c)    any Intra-Group Loan, PROVIDED THAT:

            (i)   such  Intra-Group  Loan is  specified  in the Group  Structure
                  Chart;

            (ii) the borrower of such Intra-Group Loan is an Obligor and the lender is another Obligor or a non-Obligor;

            (iii) the borrower of such  Intra-Group  Loan is a non-Obligor,  the lender is an Obligor and the aggregate outstandings from such Intra-Group Loans do not exceed e 25,000,000 at any time; or

            (iv) neither the borrower nor the lender of such Intra-Group Loan are Obligors; and

      (d) any loans to which the Majority Lenders shall have given their prior written consent.

      "PERMITTED SECURITY" means:

      (a) any Security listed in Schedule 8 (Existing Security) except to the extent that the principal amount secured by that Security exceeds the amount stated in that Schedule;

      (b) any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances (but not any netting or set-off relating to such hedging agreement in respect of cash collateral or any other Security except as otherwise permitted hereunder);

      (c) any lien arising by operation of law and in the ordinary course of trading other than by reason of default, PROVIDED THAT any such lien (other than a landlord's lien (Vermieterpfandrecht) or contractor's lien (Werkunternehmerpfandrecht) existing in respect of agreements made prior to the date of this Agreement) is discharged within ten
            (10) days after having arisen;

      (d) any Security over any assets of any member of the Group (if any), existing at the date of this Agreement, PROVIDED THAT the amount thereby secured is not increased and further PROVIDED THAT such Security shall be released as soon as possible but in any event prior to or concurrently with the Closing Date;

      (e) any Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

            (i)   the  Security  was  not  created  in   contemplation   of  the
                  acquisition of that asset by a member of the Group;

            (ii) the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and

            (iii) the Security is removed or discharged  within three (3) Months of the date of acquisition of such asset;

      (f) any Security over or affecting any asset acquired by any company which becomes a member of the Group after the date of this Agreement, where the Security is created prior to the date on which that company becomes a member of the Group, if:

             (i) the Security was not created in contemplation of the acquisition of that company;

             (ii) the principal amount secured has not been increased in contemplation of or since the acquisition of that company; and

             (iii) the  Security  is  removed  or  discharged  within three (3)
                   Months of that company becoming a member of the Group;

      (g) any retention of title arrangement entered into by any member of the Group in the normal course of its trading activities on the counterparty's standard or usual terms to the extent that such terms are customary;

      (h) any lien in favour of a bank over goods and documents of title to goods arising in the ordinary course of documentary credit transactions entered into in the ordinary course of trade PROVIDED THAT such lien is discharged within fifteen (15) days of arising;

      (i) any Security arising under the general business conditions of any German credit institution (Kreditinstitut) or similar foreign institution with whom a member of the Group maintains a banking relationship in its ordinary course of business;

      (j)   any  Security   arising  by  operation  of  law  in  favour  of  any
            governmental, state or local authority in respect of taxes, assessments or government charges which are being contested by the relevant member of the Group in good faith;

      (k) any security (restricted to mortgages, charges to equipment or inventory,assignment of accounts receivables, pledges of bank accounts or assignment of intellectual property rights) securing indebtedness not exceeding indebtedness under "Permitted Indebtedness" para. (r) and being limited to assets located or generated in Poland (real estate, equipment, inventory, accounts receivables, bank accounts or intellectual property rights) of the relevant borrowers identified in "Permitted Indebtedness" para. (r);

      (l) any Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security (other than any Security permitted under paragraphs (a) to (k) above)) does not exceed e 10,000,000 (or its equivalent in another currency or currencies);

      (m) any Security to which the Majority Lenders shall have given their prior written consent (PROVIDED THAT the principal amount of the indebtedness secured by such Security shall not be increased beyond the amount expressly so permitted); and

      (n)    any of the Security created pursuant to the Security Documents.

      "PREPAYMENT ACCOUNT" means an interest-bearing account or accounts held with the Facility Agent (or such other financial institution reasonably acceptable to the Facility Agent) in the name of the Company (and identified as a Prepayment Account) and pledged to the Security Agent into which sums are deposited in accordance with Clause 9 (Prepayment and Cancellation) and may not be withdrawn by any member of the Group other than as provided for in Clause 9 (Prepayment and Cancellation).

      "PRIME BANK" means a financial institution with a rating of not lower than A1 (Moody's Investor Services, Inc.) or A+ (Standard & Poor's Corporation).

      "QUARTER DATE" means each of 31 March, 30 June, 30 September and 31 December.

      "QUOTATION DAY" means, in relation to any period for which an interest rate is to be determined:

      (a) (if the currency is Euro) two (2) TARGET Days before the first day of that period; or

      (b) (for any other currency) two (2) London Business Days before the first day of that period,

      unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

      "REFERENCE BANKS" means Deutsche Bank Luxembourg S.A., Dresdner Bank AG, Commerzbank Aktiengesellschaft and the principal offices of such other banks or financial institutions as may from time to time be agreed between the Company and the Facility Agent.

      "REGULATIONS T, U AND X" means, respectively, Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States (or any successor).

      "RELEVANT GAAP" means:

      (a)    in respect of the Company, IAS; and

      (b) in respect of any other member of the Group (either alone or including its Subsidiaries) the generally accepted accounting principles and practices of its jurisdiction of incorporation.

      "RELEVANT INTERBANK MARKET" means, in relation to Euro, the European interbank market and, in relation to any other currency, the London interbank market.

      "RELEVANT JURISDICTION" means, in respect of any person, the jurisdiction of the country in which such person is incorporated and, if different, where it is resident or has its principal place of business, and each jurisdiction or state in which it owns or leases property or otherwise conducts its business.

      "RELEVANT PERIOD" has the meaning given to it in Clause 22.1 (Financial Definitions).

      "REPEATING REPRESENTATIONS" means each of the representations set out in Clause 20.2 (Status) to Clause 20.8 (Governing Law and Enforcement) (inclusive), Clause 20.11 (No Default and no Material Adverse Effect) to Clause 20.25 (No Immunity) (inclusive), Clause 20.28 (Budgets), paragraph
      (c) of Clause 20.29 (Group Structure Chart) and Clause 20.31 (ERISA and Multiemployer Plans) to Clause 20.33 (Investment Companies) (inclusive).

      "REVOLVING CREDIT FACILITY" means the revolving loan facility made available under this Agreement as described in Clause 2.1(d).

      "REVOLVING CREDIT FACILITY CANCELLATION DATE" means a date on which a cancellation of the whole or part of the Available Facility for the Revolving Credit Facility is to be made under Clause 9.10 (Voluntary
      Cancellation) as specified in the relevant notice given under Clause 9.10(a).

      "REVOLVING CREDIT FACILITY COMMITMENT" means:

      (a) in relation to an Original Lender, the Euro Amount set opposite its name under the heading "Revolving Credit Facility Commitment" in Part II of Schedule 1 (The Original Parties) and the Euro Amount of any other Revolving Credit Facility Commitment transferred to it under this Agreement; and

      (b) in relation to any other Lender, the Euro Amount of any Revolving Credit Facility Commitment transferred to it under this Agreement,

      to the extent not cancelled, reduced or transferred by it in accordance with this Agreement.

      "REVOLVING CREDIT FACILITY FINAL REPAYMENT DATE" means 31 May 2005.

      "REVOLVING CREDIT FACILITY LENDER" means a Lender providing Loans in accordance with the Revolving Credit Facility.

      "REVOLVING CREDIT FACILITY LOAN" means a loan made or to be made under the Revolving Credit Facility or the principal amount outstanding for the time being of that loan.

      "REVOLVING   CREDIT  FACILITY  OUTSTANDINGS"  means,  at  any  time,  the aggregate of the Euro Amounts of the outstanding Revolving Credit Facility Loans.

      "ROLLOVER LOAN" means one or more Revolving Credit Facility Loans:

      (a) made or to be made on the same day that a maturing Revolving Credit Facility Loan is due to be repaid;

      (b) the aggregate amount of which is equal to or less than the maturing Revolving Credit Facility Loan;

      (c) in the same currency as the maturing Revolving Credit Facility Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of Dollars)); and

      (d) made or to be made for the purpose of refinancing such maturing Revolving Credit Facility Loan.

      "SCREEN RATE" means:

      (a) in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period; and

      (b) in relation to LIBOR, the British Bankers' Association Interest Settlement Rate for the relevant currency and period,

      displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Facility Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Lenders.

      "SECURED CREDITOR" means any bank or financial institution which is a creditor of any member of the Group under any Permitted Indebtedness Agreement (as defined in the Security Trust Agreement) from time to time and entitled to the same security rights as the Finance Parties under this Agreement after accession to the Security Trust Agreement upon notification to the Security Agent by the Company pursuant to the terms of the Security Trust Agreement. Such Secured Creditor will benefit from the Transaction Security up to its Secured Creditor's Participation Amount as notified by the Company. The Security Agent will keep updated lists of the Secured Creditors and their respective Secured Creditor's Participation Amounts by means of the List of Secured Parties.

      "SECURED CREDITORS MAXIMUM SECURED AMOUNT means an amount of e 100,000,000 at maximum which will be applied from the proceeds of the enforcement of the Transaction Security pursuant to the provisions of the Security Trust Agreement in order to discharge the claims of any Secured Creditor in accordance with the respective Secured Creditor's Participation Amounts as notified by the Company.

      "SECURED CREDITOR'S PARTICIPATION AMOUNT" has the meaning ascribed to such term in the Security Trust Agreement.

      "SECURED PARTIES" means the Finance Parties, the Hedging Counterparties and the Secured Creditors, each a "Secured Party".

      "SECURITY" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

      "SECURITY DOCUMENTS" means:

      (a) each document referred to in paragraph 3 of Part I, in Part II and in paragraph 13 of Part III of Schedule 2 (Conditions Precedent and Conditions Subsequent);

      (b)    any Cash Collateral Document; and

      (c) any other document entered into by any member of the Group creating or evidencing or purporting to create or evidence Security for all or any part of the obligations of the Obligors or any of them under the Finance Documents or any of them.

      "SECURITY TRUST AGREEMENT" means the security trust agreement, substantially in the form set out in Schedule 11 (Form of Security Trust Agreement) to be made between, amongst others, the Obligors and the Secured Parties.

      "SELECTION NOTICE" means  a  notice  substantially in the form set out in
      Part II of Schedule 3 (Requests) given in accordance with Clause 11 (Interest Periods and the Term) in relation to Term Facility A and/or Term Facility C.

      "SPECIFIED TIME" means a time determined in accordance with Schedule 10 (Timetables).

      "SUBFACILITIES" means any facilities made available by a Subfacility Bank pursuant to and in accordance with Clause 5.10 (Utilisation of the Subfacilities) and each not exceeding an amount of e 10,000,000 in total at any given time and "SUBFACILITY" shall be construed accordingly.

      "SUBFACILITY BANK" means each Revolving Credit Facility Lender which becomes a Subfacility Bank by operation of Clause 2.2 (Subfacilities).

      "SUBFACILITY DOCUMENTS" means any documents setting out the terms on which the Subfacilities are made available as agreed between the relevant Borrower, Subfacility Bank and approved by the Facility Agent.

      "SUBSIDIARY"  means,  in  relation  to  any   company,   corporation   or
      partnership, a company, corporation or partnership:

      (a) a company, corporation or partnership which is "controlled", directly or indirectly, by and therefore is a "dependent enterprise"(abhangiges Unternehmen) of the first mentioned company, partnership or corporation, in the case of the latter, within the meaning of Sec. 17 Stock Corporation Act (Aktiengesetz), or which is a "subsidiary" (Tochterunternehmen) within the meaning of Sec. 290 Commercial Code (Handelsgesetzbuch) of such company, corporation or partnership;

      (b) a company, corporation or partnership more than half of the issued share capital of which is beneficially owned, directly or indirectly, by the first mentioned company, corporation or partnership;

      (c)    a partnership in which:

             (i) there is a participation of more than fifty (50) per cent. in the assets of such partnership by the first mentioned company, corporation or partnership; or

             (ii) the first mentioned company, corporation or partnership has the power to (A) cast, or control the casting of, more than fifty (50) per cent. of the maximum number of votes that might be cast at a general meeting, (B) appoint or remove all, or the majority of, the directors or other equivalent officers, or (C) give directions with respect to the operating and financial policies which the directors or other equivalent officers thereof are obliged to comply with; or

            (iii) in the case of a limited partnership, the general partner has control over such limited partnership and the first mentioned company, corporation or partnership has control of the general partner, and, for this purpose, a company, corporation or partnership shall be treated as being controlled by another if that other company, corporation or partnership is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

      "TARGET"   means  Trans-European  Automated  Real-time  Gross  Settlement
      Express Transfer payment system.

      "TARGET DAY" means any day on which TARGET is open for the settlement of payments in Euro.

      "TAX" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

      "TERM" means, in relation to the Letter of Credit, the period from its Utilisation Date until its Expiry Date.

      "TERM FACILITIES" means Term Facility A, Term Facility B and Term Facility C, and "TERM FACILITY" shall be construed accordingly.

      "TERM FACILITY A" means a term loan facility made available under this Agreement as described in Clause 2.1(a).

      "TERM FACILITY A COMMITMENT" means:

      (a) in relation to an Original Lender, the Euro Amount set opposite its name under the heading "Term Facility A Commitment" in Part II of Schedule 1 (The Original Parties) and the Euro Amount of any other Term Facility A Commitment transferred to it in accordance with this Agreement; and

      (b) in relation to any other Lender, the Euro Amount of any Term Facility A Commitment transferred to it in accordance with this Agreement,

      to the extent not cancelled, reduced or transferred by it in accordance with this Agreement.

      "TERM FACILITY A FINAL REPAYMENT DATE" means 31 May 2005.

      "TERM FACILITY A LOAN" means a loan made or to be made under Term Facility A or the principal amount outstanding for the time being of that loan.

      "TERM FACILITY A OUTSTANDINGS" means, at any time, the aggregate of the Euro Amounts of the outstanding Term Facility A Loans.

      "TERM FACILITY A REPAYMENT DATE" means each of the dates specified in the table in Clause 7.1(a).

      "TERM FACILITY A REPAYMENT INSTALMENT" means, in relation to each Borrower of a Term Facility A Loan and each Term Facility A Repayment Date, the amount by which the aggregate Euro Amount of all the outstanding Term Facility A Loans drawn by that Borrower is to be reduced on that Term Facility A Repayment Date in accordance with Clause 7.1(a).

      "TERM FACILITY B" means a term facility made available under this Agreement as described in Clause 2.1(b).

      "TERM FACILITY B COMMITMENT" means:

      (a) in relation to an Original Lender, the amount in Euros set opposite its name under the heading "Term Facility B Commitment" in Part II of Schedule 1 (The Original Parties) and the amount in Euros of any other Term Facility B Commitment transferred to it in accordance with this Agreement; and

      (b) in relation to any other Lender, the amount in Euros of any Term Facility B Commitment transferred to it in accordance with this Agreement,

      to the extent not cancelled, reduced or transferred by it in accordance with this Agreement.

      "TERM FACILITY B LENDER" means a Lender having committed funds under Term Facility B pursuant to its Term Facility B Commitment.

      "TERM FACILITY B OUTSTANDINGS" means the amount of the maximum actual and contingent liabilities of the Fronting Banks and/or the Issuing Banks in respect of the issued Letter of Credit.

      "TERM FACILITY B REPAYMENT DATE" means 31 May 2005.

      "TERM FACILITY C" means a term loan facility made available under this Agreement as described in Clause 2.1(c).

      "TERM FACILITY C COMMITMENT" means:

      (a) in relation to an Original Lender, the amount in Euros set opposite its name under the heading "Term Facility C Commitment" in Part II of Schedule 1 (The Original Parties); and

      (b) in relation to any other Lender, the amount in Euros of any Term Facility C Commitment transferred to it in accordance with this Agreement,

      to the extent not cancelled, reduced or transferred by it in accordance with this Agreement.

      "TERM FACILITY C LOAN" means the loan made or to be made under Term Facility C or the principal amount outstanding for the time being of that loan.

      "TERM FACILITY C OUTSTANDINGS" means, at any time, the aggregate of the amount in Euros of the outstanding Term Facility C Loan.

      "TERM FACILITY C REPAYMENT DATE" means each of the dates specified in the table in Clause 7.3(a).

      "TERM FACILITY C REPAYMENT INSTALMENT" means the amount by which the amount of the outstanding Term Facility C Loan drawn by the Company is to be reduced on a Term Facility C Repayment Date in accordance with Clause 7.3(a).

      "TERMINATION DATE" means the date on which all obligations of the Obligors under this Agreement are discharged, except for any obligations arising under or in connection with Term Facility C. On Termination Date, the KfW Loan Agreement shall be re-instated and from such date the relationship between the Company and the Lenders from time to time under Term Facility C shall be governed by the KfW Loan Agreement only.

      "TOTAL COMMITMENTS" means the aggregate of the Total Term Facility A Commitments, the Total Term Facility B Commitments, the Total Term Facility C Commitments and the Total Revolving Credit Facility Commitments, being e 495,000,000 at the date of this Agreement.

      "TOTAL REVOLVING CREDIT FACILITY COMMITMENTS"  means the aggregate of the
      Revolving  Credit  Facility  Commitments,  being  e 55,000,000   (or  its
      equivalent) at the date of this Agreement.

      "TOTAL TERM FACILITY A COMMITMENTS" means the aggregate of the Term Facility A Commitments, being the aggregate e 335,000,000 (or its equivalent) at the date of this Agreement.

      "TOTAL TERM FACILITY B COMMITMENTS" means the aggregate of the Term Facility B Commitments, being up to e 85,000,000 at the date of this Agreement.

      "TOTAL  TERM  FACILITY  C  COMMITMENTS" means the aggregate of  the  Term
      Facility  C  Commitments,  being   the  aggregate  e 20,000,000  (or  its
      equivalent) at the date of this Agreement.

      "TOTAL TERM FACILITY COMMITMENTS" means the Total Term Facility A Commitments, the Total Term Facility B Commitments and the Total Term Facility C Commitments, and "TOTAL TERM FACILITY COMMITMENT" shall be construed accordingly.

      "TRANSACTION SECURITY" means any Security for all or any part of the obligations of the Obligors or any of them under the Finance Documents or any of them expressed to be created by or pursuant to, or to be evidenced in, the Security Documents or any of them.

      "TRANSFER CERTIFICATE" means a certificate substantially in one of the forms set out in Schedule 5 (Form of Transfer Certificates) or any other form agreed between the Facility Agent and the Company.

      "TRANSFER DATE" means, in relation to a transfer, the later of:

      (a)    the  proposed Transfer Date specified in the Transfer Certificate;
             and

      (b)    the date  on  which  the  Facility  Agent  executes  the  Transfer
             Certificate.

      "TREASURY TRANSACTION" means any currency or interest purchase, cap or collar agreement, forward rate agreement, interest rate or currency future or option contract, foreign exchange or currency purchase or sale agreement, interest rate swap, currency swap or combined interest rate and currency swap agreement and any other similar agreement.

      "UNPAID SUM" means any sum due and payable but unpaid by an Obligor under the Finance Documents.

      "US GROUP MEMBER" means any member of the Group incorporated, resident or with its principal place of business in the United States of America or any state thereof or which owns or leases property or otherwise conducts business in the United States of America or any state thereof.

      "UTILISATION" means a utilisation of a Facility by way of Loan or (in the case of the Term Facility B) Letter of Credit.

      "UTILISATION DATE" means the date of a Utilisation, being the date on which the relevant Loan is made or to be made or the Letter of Credit is issued or to be issued.

      "UTILISATION TERM FACILITY C" means a Utilisation of Term Facility C by way of temporarily replacing the rule of the KfW Loan Agreement in relation to the KfW Indebtedness by the terms of this Agreement until Termination Date.

      "UTILISATION REQUEST" means a notice substantially in the form set out in
      Part I of Schedule 3 (Requests).

      "VALUATION DATE" means the first Business Day which falls one (1) Month after the date on which the Letter of Credit is issued pursuant to this Agreement and each day falling at Monthly intervals after that date.

      "VAT" means value added tax and any other tax of a similar nature.

1.2   CONSTRUCTION

(a)   Any reference in this Agreement to:

      (i) a document being in the "AGREED FORM" is a reference to a document which is either initialled as such on or before the Closing Date for the purposes of identification by or on behalf of the Company and the Mandated Lead Arrangers or the Facility Agent or is executed on or before the date of this Agreement by any of the Obligors and the Mandated Lead Arrangers or the Facility Agent or, if not so executed or initialled, is in form and substance reasonably satisfactory to the Facility Agent;

      (ii) "ASSETS" includes present and future properties, revenues and rights of every description;

      (iii) the "EUROPEAN INTERBANK MARKET" means the interbank market for Euro operating in Participating Member States;

      (iv)   a  "FINANCE  DOCUMENT" or any other agreement or instrument  is  a
             reference  to  that   Finance   Document  or  other  agreement  or
             instrument as amended or novated;

      (v) "INDEBTEDNESS" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

      (vi) a Lender's/Issuing Bank's "PARTICIPATION", in relation to the Letter(s) of Credit, shall be construed as a reference to its rights and obligations in relation to that Letter of Credit as are expressly set out in this Agreement;

      (vii) a "PERSON" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

      (viii) a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law; but if not having the force of law, being one with which it is customary for persons to whom it is directed to comply) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

      (ix) a provision of law is a reference to that provision as amended or re-enacted; and

      (x) unless a contrary indication appears, a time of day is a reference to Brussels time.

(b)   Section, Clause and Schedule headings are for ease of reference only.

(c) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d) A Default (other than an Event of Default) is "CONTINUING" if it has not been remedied or waived and an Event of Default is "CONTINUING" if it has not been waived.

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1.3   CURRENCY DEFINITIONS

In this Agreement:

(a) "$" and "DOLLARS" denote the lawful currency of the United States of America;

(b) "e" and "EURO" denote the single currency of the Participating Member States; and

(c) "{pound-sterling}" and "STERLING" denote the lawful currency of the United Kingdom.



                                   SECTION 2

                                THE FACILITIES

2.    THE FACILITIES

2.1   THE FACILITIES

      Subject to the terms of this Agreement, the Lenders make available the Facilities referred to below to the relevant Borrowers in relation to each such Facility:

      (a) (to the Company and, following their respective accession to this Agreement in accordance with Clause 26 (Changes to the Obligors), each Approved Additional Borrower, in each case in accordance with its respective Allocation) a multicurrency term loan facility in an aggregate amount equal to the Total Term Facility A Commitments;

      (b) (to the Company) a term facility in Euros in an aggregate amount equal to the Total Term Facility B Commitments;

      (c) (to the Company) a term facility in Euros in an aggregate amount equal to the Total Term Facility C Commitments; and

      (d) (to all the Borrowers) a multicurrency revolving credit facility in an aggregate amount equal to the Total Revolving Credit Facility Commitments to be made available by way of revolving loans and, in accordance with Clause 2.2 (Subfacilities), by way of Subfacilities.

2.2   SUBFACILITIES

(a) Subject to the terms of this Agreement, any Borrower may, at any time during the Availability Period applicable to the Revolving Credit Facility, by notice in writing to the Facility Agent request the conversion of the whole or part of the Available Revolving Credit Facility into a Subfacility with effect from the date specified in such notice being a date not less than five (5) Business Days after the date such notice is received by the Facility Agent (the "EFFECTIVE DATE") and further provided that not more than three (3) Subfacilities are existing at the same time. Any such notice shall specify:

      (i)    the proposed Subfacility Bank;

      (ii)   the proposed Borrower; and

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

      (iii)  the amount of the proposed Subfacility,

      and shall contain the approval by the relevant Subfacility Bank of its acting as Subfacility Bank and of the terms of the proposed Subfacility, and the Facility Agent shall promptly notify each Lender upon receipt of any such notice.

(b) Any Revolving Credit Facility Lender may become a Subfacility Bank; however, no Revolving Credit Facility Lender shall be obliged to make available Subfacilities under this Clause 2.2 (Subfacilities).

(c) In the event of the establishment of a Subfacility in accordance with this Clause 2.2 (Subfacilities), then with effect on and from the Effective Date, the Total Revolving Credit Facility Commitments shall be reduced by the amount of the Subfacility, but shall automatically increase by the amount of the relevant Subfacility upon a Subfacility ceasing to be available to the relevant Borrower or upon the Subfacility being cancelled in accordance with Clause 2.2(d) below.

(d) Any Borrower which has requested the establishment of a Subfacility may at any time by notice in writing to the Facility Agent and the relevant Subfacility Bank cancel such Subfacility in whole or in part, in which event on the date specified in the notice, being a date not less than ten
      (10) Business Days after the date such notice is received by the Facility Agent, the Subfacility shall be cancelled and the Borrower shall immediately repay or pay all amounts outstandings under such Subfacility.

(e) No Subfacility Bank may (other than at maturity of the relevant Subfacility), until notice has been served under Clause 24.19
      (Acceleration) or an automatic cancellation  has  occurred  under  Clause
      24.20 (US Obligors) demand repayment of any monies made available by it or withdraw prior to its original maturity any Subfacility or the right to make Utilisations thereunder (unless an Event of Default has occurred which has not been waived by the Majority Lenders) or demand cash cover in respect of any guarantee or similar contingent liability by it or take any action analogous to any of the foregoing under the Subfacility.

2.3   FINANCE PARTIES' RIGHTS AND OBLIGATIONS

(a) The obligations of each Lender, each Subfacility Bank and each Fronting Bank under the Finance Documents are several. Failure by a Lender, a Subfacility Bank or a Fronting Bank to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b) The rights of each Lender, each Subfacility Bank and each Fronting Bank under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents or, as the case may be, the Subfacility Documents to a Lender, a Subfacility Bank or, as the case may be, a Fronting Bank from an Obligor shall be a separate and independent debt. The creation of jointly held assets (Gesamthandsvermogen) is excluded.

(c) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents PROVIDED THAT if any Lender commences proceedings in respect of the Finance Documents it shall promptly notify the other Lenders through the Facility Agent and the Facility Agent shall notify the other Lenders accordingly.

3.    PURPOSE

3.1   PURPOSE

(a) Each Borrower shall apply all amounts borrowed by it under Term Facility A in or towards discharging:

      (i) its share of the Existing Indebtedness including the Mandatorily Discharged Indebtedness;

      (ii) (in relation to a Borrower other than the Company) any Intra-Group Loans provided directly or indirectly by the Company to such Borrower in order that the Company may apply such repayments exclusively in or towards discharging its share of the Existing Indebtedness; and/or

      (iii) in respect of any remaining amounts after application in relation to No. (i) and (ii) above, for general corporate purposes.

(b) The Company may only instruct each Issuing Bank or one or more Fronting Banks to issue the Letter of Credit under Term Facility B in replacement of the Existing L/Cs.

(c) Term Facility C temporarily replaces the KfW Loan Agreement until Termination Date and the Company shall apply all amounts borrowed by it under Term Facility C in or towards discharging its respective payment obligations in accordance with Clause 7.3.

(d) Each Borrower shall apply all amounts borrowed by it under the Revolving Credit Facility in or towards financing the general corporate purposes of the Group (but not to fund:

      (i) the making or declaration of any dividend, return on capital, repayment of capital contributions or other distribution (whether in cash or kind) or making of any other payment whatsoever in respect of share capital whether directly or indirectly by the Company;

      (ii) the refinancing of the convertible bond issued by the Company in 2000 and due in 2005; or

      (iii) any other Financial Indebtedness incurred after the date of this Agreement).

(e) Each Borrower shall apply all amounts borrowed by it under the Subfacilities and utilise all other banking arrangements comprised in the Subfacilities, for the general working capital requirements or other general corporate purposes of the Group.

3.2   MONITORING

      No Finance Party is bound to monitor or verify the application of the proceeds of, or the use of, any Utilisation pursuant to this Agreement.

4.    CONDITIONS OF UTILISATION

4.1   INITIAL CONDITIONS PRECEDENT

      No Borrower may deliver a Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Part I of
      Schedule 2 (Conditions Precedent and

      Conditions Subsequent) in form and substance satisfactory to the Facility Agent. The Facility Agent shall notify the Company and the Lenders promptly upon being so satisfied.

4.2   FURTHER CONDITIONS PRECEDENT

      The Lenders and the Fronting Banks will only be obliged to comply with Clause 5.4 (Lenders' and Fronting Banks' Participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

      (a) in the case of a Rollover Loan, no Event of Default (other than an Event of Default pursuant to Clause 24.18 (b) during the time period reserved for negotiations of the parties set out therein) is continuing or would result from the proposed Rollover Loan and, in the case of any other Loan or the Letter of Credit, no Default is continuing or would result from the proposed Loan or the Letter of Credit;

      (b) the Repeating Representations made or deemed to be made by the Company and each other Obligor are true in all material respects;

      (c)   no Change of Control has occurred.

4.3   MAXIMUM NUMBER OF LOANS AND LETTERS OF CREDIT

(a) A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation:

      (i)   more than twelve (12) Term Facility A Loans would be outstanding; or

      (ii) subject to Clause 5.9 (Existing L/Cs), more than one (1) Letter of Credit has been issued under Term Facility B; or

      (iii) more than twelve (12) Revolving Credit Facility Loans would be outstanding.

(b) The Company may only deliver one Utilisation Request in relation to the Term Facility C Loan and such Utilisation Request will be deemed to have been delivered in accordance with Clause 5.1 in case of a Deemed Facility C Utilisation.

(c) A Borrower may not request that a Term Facility Loan be divided if, as a result of the proposed division, there would be outstanding more Loans under that Term Facility than provided for in paragraphs (a) and (b) above.

4.4   MANDATORILY DISCHARGED INDEBTEDNESS

      Each Borrower may only deliver a Utilisation Request in respect of Term Facility A if evidence satisfactory to the Facility Agent is provided to the Facility Agent that the amounts borrowed by it under such Utilisation will only be applied towards discharging Mandatorily Discharged Indebtedness by means of requesting in the relevant Utilisation Request payment under such Utilisation Request to be made to the relevant creditors or otherwise. The discharge of the Mandatorily Discharged Indebtedness shall occur through simultaneous Utilisations under Term Facility A at one payment date only.

                                   SECTION 3

                                  UTILISATION



5.    UTILISATION

5.1   DELIVERY OF A UTILISATION REQUEST

      A Borrower may utilise a Facility made available to it by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time. However, in case of the Deemed Facility B Utilisation and the Deemed Facility C Utilisation, respectively, no Utilisation Request in respect of Term Facility B and the Term Facility C, respectively, is required.

5.2   COMPLETION OF A UTILISATION REQUEST

(a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

      (i)    it identifies the Facility to be utilised;

      (ii) the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

      (iii) the currency and amount of the Utilisation comply with Clause 5.3 (Currency and Amount);

      (iv) the proposed Interest Period or, as the case may be, Term complies with Clause 11 (Interest Periods and the Term);

      (v)    in relation to a Loan, it provides payment instructions;

      (vi) if the Letter of Credit is to be issued by a Fronting Bank, the relevant Fronting Bank has prior to the delivery of the
             Utilisation Request agreed with the Majority Lenders and the Facility Agent to act as a fronting bank in respect of that Letter of Credit; and

      (vii) in relation to the Letter of Credit, the Issuing Banks or the relevant Fronting Banks and the Facility Agent have prior to the delivery of the Utilisation Request approved its terms (which, unless the Facility Agent and the Issuing Banks or the relevant Fronting Banks agree otherwise, shall be substantially in the form set out in Schedule 14 (Form of the Letter of Credit)), the purpose of its issue and the identity of the beneficiary.

(b)   Only one Loan may be requested in each Utilisation Request.

(c) Up to ten (10) Utilisation Requests may be delivered to the Facility Agent in relation to the initial Utilisation and thereafter, only three
      (3) Utilisation Requests may be delivered to the Facility Agent on any one Business Day.

5.3   CURRENCY AND AMOUNT

(a)   The currency specified in a Utilisation Request in relation to:

      (i) a Term Facility A Loan made to a Borrower other than SGL CARBON LLC, the Letter of Credit under Term Facility B and the Term Facility C Loan must be Euros; and

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

      (ii) a Revolving Credit Facility Loan or a Term Facility A Loan made to SGL CARBON LLC must be Euros or Dollars.

(b)   Neither the:

      (i) amount of the Letter of Credit under Term Facility B or the proposed Term Facility C Loan; nor

      (ii) Euro Amount of a proposed Term Facility A Loan or Revolving Credit Facility Loan,

      may exceed the applicable Available Commitment.

(c) The amount of a proposed Term Facility A Loan or Revolving Credit Facility Loan must be:

      (i) if the currency selected is Euros, a minimum of e 10,000,000 and an integral multiple of e 1,000,000 for Term Facility A and a minimum of e 5,000,000 and an integral multiple of e 1,000,000 for the Revolving Credit Facility or in either case, if less, the applicable Available Facility; or

      (ii) if the currency selected is Dollars, a minimum of $ 10,000,000 and an integral multiple of $ 1,000,000 for Term Facility A and a minimum of $ 5,000,000 and an integral multiple of $ 1,000,000 for the Revolving Credit Facility or in either case, if less, the applicable Available Facility.

(d) The amount of the proposed Term Facility C Loan must be equal to the Total Term Facility C Commitments.

5.4   LENDERS' PARTICIPATION

(a)   If the conditions set out in this Agreement have been met:

      (i) each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office; and

      (ii) each Issuing Bank shall issue the Letter of Credit II by the Utilisation Date through its Facility Office.

(b) The amount of each Lender's participation in each Term Facility A Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to the making of such Term Facility A Loan.

(c) The amount of each Issuing Bank's participation in the Letter of Credit II will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to the issue of the Letter of Credit II.

(d) The amount of each Lender's participation in the Term Facility C Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to the making of the Term Facility C Loan.

(e) The amount of each Lender's participation in each Revolving Credit Facility Loan (other than under a Subfacility) will be equal to the proportion borne by its Available

      Commitment to the Available Facility immediately prior to the making of such Revolving Credit Facility Loan.

(f) No Revolving Credit Facility Loan shall be made on any Utilisation Date if, as a result, the aggregate of all Revolving Credit Facility Outstandings on that Utilisation Date when aggregated at that time with the amount of all Subfacilities effective at that time shall exceed the aggregate of the Revolving Credit Facility Commitments on that Utilisation Date.

(g) The Facility Agent shall notify each Lender the currency, the amount and the Interest Period in relation to of each Loan or the Letter of Credit at the Specified Time.

5.5   LETTER OF CREDIT

(a) Upon the Deemed Facility B Utilisation the Available Commitment under Term Facility B shall be reduced accordingly. However, such Available Commitment under Term Facility B shall be re-effective only upon the cancellation and return of the Existing L/Cs.

(b) Each Term Facility B Lender is authorised to issue the Letter of Credit II pursuant to this Clause 5 (Utilisation) by executing the Letter of Credit II and ensuring that it is delivered to the beneficiary on the Utilisation Date, thus becoming an Issuing Bank.

5.6   CANCELLATION OF A FACILITY

      If, prior to the date on which it receives a Utilisation Request in respect of a Facility, the Facility Agent receives a notice of cancellation of the whole or part of the Available Facility for such Facility which is to take effect under Clause 9.10 (Voluntary Cancellation) on a date falling on or after such date, such Available Facility shall be treated, for the purpose of Clause 5.3 (Currency and Amount), as if it had already been reduced by the amount of such cancellation (as specified in such notice). Nothing in this Clause 5.6 shall be treated as reducing any Lender's Available Commitment under that Facility for the purposes of Clause 13.1 (Commitment Fee) prior to the date on which such cancellation would otherwise take effect.

5.7   CANCELLATION OF A LENDER'S COMMITMENT

      If a Lender's Commitment is cancelled under Clause 9.1 (Illegality) or Clause 9.11 (Right of repayment and cancellation in relation to a single Lender or Issuing Bank) after the Facility Agent has received a Utilisation Request but before the Loan requested in that Utilisation Request has been made, then the amount of that Loan shall be reduced by the proportion which such Lender's Term Facility Commitment or Revolving Credit Facility Commitment bore to the Total Term Facility Commitments or the Total Revolving Credit Facility Commitments (as the case may be) immediately prior to such cancellation taking effect.

5.8   CANCELLATION AND REPLACEMENT OF THE LETTER OF CREDIT

(a) The Company shall use its reasonable efforts to cause the European Commission to return the Existing L/Cs to the Fronting Banks in exchange against the Letter of Credit II.

(b) However, the Company shall also use its reasonable efforts to cause the European Commission to return the Letter of Credit to the Issuing Banks or the relevant Fronting Banks, as the case may be, or cause the European Commission to release the Issuing Banks and/or the relevant Fronting Banks, as the case may be, from their liabilities under the Letter of Credit upon:

      (i) the European Commission waiving the requirement for such Letter of Credit to be issued; and

      (ii)   in any event, on the Term Facility B Repayment Date.

(c)   In  the event that the amount required to be covered  by  the  Letter  of
      Credit   is  reduced  by  the  European  Commission,  the  Company  shall immediately notify the Facility Agent accordingly, whereupon:

      (i) a new Letter of Credit shall immediately be issued for the lesser amount required by the European Commission which shall be effective only upon the cancellation and return of the original Letter of Credit to the Facility Agent; and

      (ii) upon such cancellation and return of the original Letter of Credit, each Issuing Bank's Letter of Credit Proportion and/or relevant Fronting Bank's liability under the Letter of Credit shall be reduced pro rata.

(d)   To the extent that on the occurrence of the event described  in paragraph
      (b) above the Company does not return to the Facility Agent the original Letter of Credit the Company will provide Cash Collateral in an amount equal to the amount by which the Letter of Credit may be reduced.

5.9   EXISTING L/CS

      Upon the Deemed Facility B Utilisation and until such time as the Existing L/Cs are returned to the Fronting Banks and replaced by the Letter of Credit II, the relevant banks having issued the Existing L/Cs will be treated as Fronting Banks and the Company shall pay the Fronting Fee to the Fronting Banks, whereas the Term Facility B Lenders will be entitled to the relevant remuneration pursuant to Clause 13.4.

5.10  UTILISATION OF THE SUBFACILITIES

(a) Subfacilities may comprise overdraft facilities, letters of credit, bank guarantees, short term loans, foreign exchange facilities or, if approved by the Facility Agent, any other facilities or financial accommodation as may be required in connection with the business of the Group which the Company and the relevant Subfacility Bank may agree from time to time.

(b) The rate of interest, fees and other remuneration in respect of each Subfacility and all other terms and conditions thereof shall be determined by agreement between the Subfacility Bank and the relevant Borrower as set out in the relevant Subfacility Documents, and shall be based upon the normal market rates and terms from time to time of the Subfacility Bank taking account its fronting function.

(c) Each Borrower and each Subfacility Bank agree with and for the benefit of each Subfacility Bank that any utilisations made under any Subfacility provided by such Subfacility Bank shall not exceed the Subfacility.

(d) In case of any inconsistency between any term of a Subfacility Document and of this Agreement, the terms of this Agreement shall prevail.

(e) Each Borrower and each Subfacility Bank shall, promptly upon request by the Facility Agent, provide the Facility Agent with such information relating to the operation of each Subfacility as the Facility Agent may from time to time request. Each Borrower consents to all such information being released to the Facility Agent and each Lender.

6.    CHANGE OF CURRENCY

6.1   SELECTION OF CURRENCY

(a) A Borrower shall select the currency of a Term Facility A Loan or Revolving Credit Facility Loan in a Utilisation Request.

(b) A Term Facility A Loan denominated in Euros may not be converted into Dollars; however, a Borrower may deliver a Selection Notice requesting that a Term Facility A Loan denominated in Dollars be converted to Euros, PROVIDED THAT this procedure of converting the currency of a Term Facility A Loan may only be conducted once and the relevant Borrower shall at no time be entitled to request that the relevant Loan be reconverted into Dollars.

(c) If a Borrower fails to deliver a Selection Notice in relation to a Loan to the Facility Agent in accordance with paragraph (b) above, the Loan will remain denominated for its next Interest Period in the same currency in which it is then outstanding.

(d) If a Borrower delivers a Selection Notice requesting a change of currency and the first day of the requested Interest Period is not a Business Day for Euros, the Facility Agent shall promptly notify the Borrower and the Lenders and the Loan will remain in Dollars (with Interest Periods running from one Business Day until the next Business Day) until the next day which is a Business Day for both currencies, on which day the requested Interest Period will begin.

6.2   UNAVAILABILITY OF DOLLARS

      If before the Specified Time on any Quotation Day:

      (a) the Facility Agent has received notice from a Lender that Dollars are not readily available to it in the amount required; or

      (b) a Lender notifies the Facility Agent that compliance with its obligation to participate in a Term Facility A Loan and/or a Revolving Credit Facility Loan in Dollars would contravene a law or regulation applicable to it, the Facility Agent will give notice to the relevant Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Term Facility A Loan and/or the Revolving Credit Facility Loan in Euros (in an amount equal to that Lender's proportion of the Euro Amount of that Loan or, in respect of a Rollover Loan, an amount equal to that Lender's proportion of the Euro Amount of the maturing Revolving Credit Facility Loan that is due to be repaid) and its participation will be treated as a separate Loan denominated in Euros during that Interest Period.

6.3   CHANGE OF CURRENCY

(a) Subject to the provisions of Clause 6.1(b), if a Term Facility A Loan is to be denominated in different currencies during two successive Interest
      Periods:

      (i) as the currency for the second Interest Period will be Euros, the amount of the Term Facility A Loan will be equal to the Euro Amount;

      (ii) (unless the Facility Agent and the Borrower agree otherwise in accordance with paragraph (c) below) the Borrower that has borrowed the Term Facility A Loan shall repay it on the last day of the first Interest Period in Dollars; and

      (iii) (subject to Clause 4.2 (Further Conditions Precedent)) the Lenders shall re-advance the Term Facility A Loan in Euros in accordance with Clause 6.4 (Facility Agent's Calculations).

(b) If the Facility Agent and the Borrower that has borrowed the relevant Term Facility A Loan agree, the Facility Agent shall:

      (i)    apply  the amount paid to it by the Lenders pursuant to  paragraph
             (a)(iii) above (or so much of that amount as is necessary) in or towards purchase of an amount in Dollars; and

      (ii) use the amount it purchases in or towards satisfaction of the relevant Borrower's obligations under paragraph (a)(ii) above.

(c)   If  the  amount  purchased  by the Facility Agent pursuant  to  paragraph
      (b)(i) above is less than the amount required to be repaid by the relevant Borrower, the Facility Agent shall promptly notify that Borrower and that Borrower shall, on the last day of the first Interest Period, pay an amount to the Facility Agent (in Dollars) equal to the difference.

(d) If any part of the amount paid to the Facility Agent by the Lenders pursuant to paragraph (a)(iii) above is not needed to purchase the amount required to be repaid by the relevant Borrower, the Facility Agent shall promptly notify that Borrower and pay that Borrower, on the last day of the first Interest Period, that part of that amount (in Euros).

(e) If the relevant Borrower repays the relevant Term Facility A Loan under Clause 6.3(a)(ii) but the Lenders do not re-advance it in Euros under Clause 6.3(a)(iii) by virtue of Clause 4.2 (Further Conditions Precedent), the repayment shall be treated as a prepayment of the relevant Term Facility A Loan and may not be re-borrowed. If such repayment is made after the last day of the Availability Period applicable to the relevant Term Facility A Loan (or, if earlier, the first day on which the Available Facility for the relevant Term Facility A Loan is zero), it shall satisfy the obligations of the relevant Borrower under Clause 7.1 (Repayment of Term Facility A Loans) in inverse chronological order.

6.4   FACILITY AGENT'S CALCULATIONS

(a) All calculations made by the Facility Agent pursuant to this Clause 6 will take into account any repayment, prepayment, consolidation or division of Term Facility A Loans to be made on the last day of the first Interest Period.

(b) Each Lender's participation in a Term Facility A Loan will, subject to paragraph (a) above, be determined in accordance with Clause 5.4(b).

                                   SECTION 4

                    REPAYMENT, PREPAYMENT AND CANCELLATION

7.    REPAYMENT

7.1   REPAYMENT OF TERM FACILITY A LOANS

(a)   (i)    The  Company  shall  repay the first  e  75,000,000  of  the  Term
             Facility A Loans which  it  has  drawn  by  repaying  on each Term
             Facility A Repayment Date an amount or amounts such that the aggregate Euro Amount of all the outstanding Term Facility A Loans drawn by the Company is reduced by an amount equal to the amount which appears opposite the three (3) Term Facility A Repayment
             Dates set out in the following table:

-------------------------------------------------
Term Facility A Repayment Date   Repayment Amount
-------------------------------------------------
30 December 2003                 e 25,000,000
-------------------------------------------------
30 June 2004                     e 25,000,000
-------------------------------------------------
30 December 2004                 e 25,000,000
-------------------------------------------------


      (ii) Each Borrower which has drawn a Term Facility A Loan (including the Company with respect to Loans over and above the first e 75,000,000 of the Term Facility A Loans referred to in (i) above) shall repay that Loan by repaying on the Term Facility A Final Repayment Date an amount or amounts such that the aggregate Euro Amount of all the outstanding Term Facility A Loans is repaid in full.

(b) If the aggregate amount of all the outstanding Term Facility A Loans drawn by a Borrower and having an Interest Period ending on a Term Facility A Repayment Date exceeds the Term Facility A Repayment Instalment applicable to that Borrower on that date, then such Borrower may, by not less than five (5) Business Days' prior notice to the Facility Agent, select which of those Term Facility A Loans will be wholly or partially repaid to enable the repayment required under paragraph (a) above to occur, PROVIDED THAT:

      (i) such Borrower may not make any such selection if, as a result, more than one such Term Facility A Loan would fall to be partially repaid; and

      (ii) if such Borrower fails to give such notice, the Facility Agent shall select the Term Facility A Loans to be wholly or partially repaid as aforesaid.

(c)   No Borrower may re-borrow any part of Term Facility A which is repaid.

7.2   SATISFACTION OF LIABILITIES IN RELATION TO TERM FACILITY B

      Each Borrower shall ensure that no amount is outstanding on the Term Facility B Repayment Date in relation to a Utilisation in the form of the issuance of the Letter of Credit and shall ensure that the original Letter of Credit is returned to the Facility Agent, or else provide sufficient Cash Collateral to the Facility Agent to cover such Borrower's payment obligations thereunder in full.

7.3   SATISFACTION OF LIABILITIES IN RELATION TO TERM FACILITY C

(a) The Company shall repay the Term Facility C Loan until Termination Date only by repaying on each Term Facility C Repayment Date an amount or amounts such that the aggregate amount in Euros of all outstandings under the Term Facility C Loan drawn by the Company is reduced by an amount equal to the amount which appears opposite the relevant Term Facility C Repayment Date in the following table (after Termination Date any repayment obligations are governed by the terms of the KfW Loan Agreement):

-------------------------------------------------
Term Facility C Repayment Date  Repayment Amount
-------------------------------------------------
30 September 2004               e 2,333,335
-------------------------------------------------
31 March 2005                   e 2,333,333
-------------------------------------------------
30 September 2005               e 2,333,333
-------------------------------------------------
31 March 2006                   e 2,333,333
-------------------------------------------------
30 September 2006               e 2,333,333
-------------------------------------------------
31 March 2007                   e 2,333,333
-------------------------------------------------
30 September 2007               e 6,000,000
-------------------------------------------------
TOTAL                           e 20,000,000
-------------------------------------------------


(b) The Company may not re-borrow any part of Term Facility C which is repaid.

7.4   REPAYMENT OF REVOLVING CREDIT FACILITY LOANS

      Each Borrower shall repay each Revolving Credit Facility Loan that it has drawn on the last day of that Revolving Credit Facility Loan's Interest Period and no Interest Period shall fall after the Revolving Credit Facility Final Repayment Date.

8.    COMPANY'S LIABILITIES IN RELATION TO THE LETTER OF CREDIT

8.1   DEMANDS UNDER THE LETTER OF CREDIT

      If a demand is made under the Letter of Credit, as the case may be, or an Issuing Bank or Fronting Bank incurs in connection with the Letter of Credit any other liability, cost, claim, loss or expense which is to be reimbursed pursuant to this Agreement, the relevant Issuing Bank or Fronting Bank shall promptly notify the Facility Agent of the amount of such demand or such liability, cost, claim, loss or expense and the Facility Agent shall promptly make demand upon the Company in accordance with this Agreement and notify the Company.

8.2   THE COMPANY'S INDEMNITY TO ISSUING BANKS AND FRONTING BANKS

      The Company shall irrevocably and unconditionally as a primary obligation indemnify (on demand of the Facility Agent) any Issuing Bank or Fronting Bank which has issued the Letter of Credit at the request of the Company against:

      (a) any sum paid, or due and payable, by that Issuing Bank or Fronting Bank to the beneficiary of the Letter of Credit under or in connection with the Letter of Credit; and

      (b) all liabilities, costs (including, without limitation, any costs incurred in funding any amount which falls due from that Issuing Bank or Fronting Bank under the Letter of Credit or in connection with it), claims, losses and expenses which that Issuing Bank or Fronting Bank may at any time reasonably incur or sustain in connection with or arising out of the Letter of Credit.

8.3   THE COMPANY'S INDEMNITY TO TERM FACILITY B LENDERS

      The Company shall irrevocably and unconditionally as a primary obligation indemnify (on demand of the Facility Agent) each Term Facility B Lender against, in respect of the Existing L/Cs upon Deemed Facility B
      Utilisation:

      (a) any sum paid, or due and payable, by that Term Facility B Lender (whether under Clause 28.1 (Lenders' Indemnity), Clause 28.2 (Direct Participation) or otherwise) in connection with the Existing L/Cs; and

      (b) all liabilities, costs (including, without limitation, any costs incurred in funding any amount which falls due from that Term Facility B Lender in connection with the Existing L/Cs upon Deemed Facility B Utilisation, claims, losses and expenses which that Term Facility B Lender may at any time reasonably incur or sustain in connection with any Existing L/Cs upon Deemed Facility B Utilisation.

8.4   PRESERVATION OF RIGHTS

      Neither the obligations of the Company set out in this Clause 8 nor any rights, powers and remedies conferred on any Term Facility B Lender, Issuing Bank or Fronting Bank derived therefrom or by law shall be discharged, impaired or otherwise affected by:

      (a) the winding-up, dissolution, administration or re-organisation of the relevant upon Term Facility B Lender, Issuing Bank, Fronting Bank or any other person or any change in the status, function, control or ownership of any of them;

      (b) any of the obligations of the relevant Term Facility B Lender, Issuing Bank, Fronting Bank or any other person under any of the Finance Documents, under the Letter of Credit or under any other security taken in respect of the Company's obligations under any of the Finance Documents, or otherwise in connection with the Letter of Credit, being or becoming illegal, invalid, unenforceable or ineffective in any respect;

      (c) time or other indulgence being granted or agreed to be granted to the relevant Term Facility B Lender, Issuing Bank, Fronting Bank or any other person in respect of the obligations of any of them under any of the Finance Documents, under or in connection with the Letter of Credit or under any other security taken in respect of the Company's obligations under any of the Finance Documents, or otherwise in connection with the Letter of Credit;

      (d) any amendment to, or any variation, waiver or release of, any obligation of the relevant Term Facility B Lender, Issuing Bank, Fronting Bank or any other person under the Letter of Credit or under any of the Finance Documents; or

      (e) any other act, event or omission which, but for this Clause 8, might operate to discharge, impair or otherwise affect any of the obligations of the Company set out in this Clause 8 or any of the rights, powers or remedies conferred upon any Issuing Bank by this Agreement or by law.

      The obligations of the Company set out in this Clause 8 shall be in addition to and independent of every other security which any Term Facility B Lender, Issuing Bank or Fronting Bank may at any time hold in respect of the Company's obligations under this Agreement or otherwise in connection with the Letter of Credit.

8.5   SETTLEMENT CONDITIONAL

      Any settlement or discharge between the Company and a Term Facility B Lender, an Issuing Bank or a Fronting Bank shall be conditional upon no security or payment to that Term Facility B Lender, Issuing Bank or Fronting Bank by the Company, or any other person on behalf of the Company, being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, that Term Facility B Lender, Issuing Bank or Fronting Bank shall be entitled to recover the value or amount of such security or payment from the Company subsequently as if such settlement or discharge had not occurred.

8.6   RIGHT TO MAKE PAYMENTS UNDER THE LETTER OF CREDIT

      Each Issuing Bank and Fronting Bank shall be entitled to make any payment in accordance with the terms of the Letter of Credit without any reference to, or further authority from, the Company or any other investigation or enquiry. The Company irrevocably authorises each Issuing Bank and Fronting Bank to comply with any demand under the Letter of Credit which is valid on its face.

9.    PREPAYMENT AND CANCELLATION

9.1   ILLEGALITY

      If it becomes unlawful in any jurisdiction for a Lender, an Issuing Bank or Fronting Bank to perform any of its obligations as contemplated by this Agreement or to fund, issue, participate in or allow to remain outstanding any Loan or the Letter of Credit:

      (a) that Lender, the Issuing Bank or, as the case may be, Fronting Bank shall promptly notify the Facility Agent upon becoming aware of that event;

      (b) upon the Facility Agent notifying the Company, any Commitment of that Lender will be immediately cancelled or, as the case may be, any obligation of that Issuing Bank or Fronting Bank to issue the Letter of Credit will immediately cease; and

      (c) each Borrower shall, on the last day of the Interest Period for each Loan or Term for the Letter of Credit occurring after the Facility Agent has notified the Company or, if earlier, the date specified by the Lender, Issuing Bank or Fronting Bank in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law):

             (i) repay that Lender's participation in the Loans made to that Borrower together with accrued interest thereon, Break Costs and all other amounts owing to such Lender under the Finance Documents;

             (ii) (if the circumstance relates to an Issuing Bank) procure either that such Issuing Banks's Letter of Credit Proportion of the Letter of Credit be reduced to zero (by reduction of the amount of the Letter of Credit in an amount equal to that Issuing Bank's Letter of Credit Proportion) or that Cash Collateral be provided in an amount in Euros equal to such Issuing Bank's Letter of Credit Proportion of the Letter of Credit; and

             (iii) (if the circumstance relates to  a  Fronting  Bank)  procure either that such Fronting Bank's liability under the Letter of Credit be reduced to zero or that Cash Collateral be provided in an amount in Euros equal to such Fronting Bank's maximum actual and contingent liabilities under the Letter of Credit.

9.2   MANDATORY PREPAYMENT FROM DEBT ISSUE OR EQUITY ISSUE

      The Company shall ensure that an amount equal to one hundred (100) per cent. of the Net Proceeds arising from a Debt Issue and an amount equal to seventy-five (75) per cent. of the Net Proceeds arising from an Equity Issue (such Equity Issue only to be made in accordance with applicable laws) by any member of the Group are paid to the Facility Agent promptly upon the receipt of such Net Proceeds by such Group member and applied in prepayment of the Outstandings in accordance with Clause 9.6 (Application of Prepayments).

9.3   MANDATORY PREPAYMENT FROM ASSET DISPOSALS

(a) Subject to paragraph (b) and (c) below, the Company shall ensure that the Net Proceeds arising from the disposal of any asset by any member of the Group are paid to the Facility Agent promptly upon the receipt of such Net Proceeds by such Group member and applied in prepayment of the Outstandings in accordance with Clause 9.6 (Application of Prepayments).

(b) Paragraph (a) shall not apply to Net Proceeds arising from any disposal referred to in paragraph (a) above:

      (i) to the extent that such Net Proceeds are promptly upon receipt by the relevant Group member deposited in the Prepayment Account in accordance with paragraph (c) below and the Company or the relevant member of the Group can demonstrate to the satisfaction of the Facility Agent that such disposal was on arms' length terms and that the Net Proceeds are to be re-invested in similar or like assets of a comparable or superior quality, type or value within a period of 180 days from the date of receipt of such Net Proceeds by such Group member;

      (ii)   if such disposal falls within  paragraphs  (a), (b), (c) or (e) of
             the   definition   of   "PERMITTED   DISPOSAL"   in   Clause   1.1
             (Definitions);

      (iii) if such disposal relates to a sale of electrical contacts (graphite specialties) by SGL PanTrac GmbH, Delta Ringsdorff S.A. and Risomesa S.p.A.;

      (iv) if the Net Proceeds per disposal do not exceed e 250,000 (or its equivalent in another currency) or, when aggregated with the Net Proceeds received by members of the Group from any other disposals of assets made in the immediately preceding twelve (12) calendar month period (excluding the Net Proceeds from disposals falling within sub-paragraphs (i); (ii) or (iii) above), do not exceed e 5,000,000 (or its equivalent in another currency).

(c) The Company shall ensure that any Net Proceeds to be applied in accordance with paragraph (b)(i) above are promptly deposited in the Prepayment Account upon receipt by the relevant Group member. The relevant Group member that received the Net Proceeds shall be entitled, during the period of 180 days from the date of receipt of such Net Proceeds, to withdraw such Net Proceeds from the Prepayment Account only to the extent that it is able to demonstrate to the satisfaction of the Facility Agent that such Net Proceeds will be immediately re-invested in accordance with paragraph (b)(i) above. Any amounts not so re-invested during such 180 day period shall thereafter be paid to the Facility Agent and applied in repayment of the Outstandings in accordance with Clause
      9.6 (Application of Prepayments).

9.4   MANDATORY PREPAYMENT FROM INSURANCE PROCEEDS

(a) Subject to paragraphs (b) and (c) below, the Company shall ensure that any Insurance Proceeds received by any member of the Group are paid to the Facility Agent promptly upon the receipt of such Insurance Proceeds by such Group member and applied in prepayment of the Outstandings in accordance with Clause 9.6 (Application of Prepayments).

(b) Paragraph (a) shall not apply to any Insurance Proceeds unless the Insurance Proceeds exceed e 250,000 (or its equivalent in another currency) or, when aggregated with the Insurance Proceeds received by members of the Group from claims made in the immediately preceding twelve
      (12) calendar month period (excluding the Insurance Proceeds from disposals falling within paragraphs (c) below), exceed e 5,000,000 (or its equivalent in another currency).

(c) Paragraph (a) shall not apply to any Insurance Proceeds to the extent that:

      (i) such Insurance Proceeds are promptly upon receipt by the relevant member of the Group deposited in the Prepayment Account in accordance with paragraph (d) below; and

      (ii) such Insurance Proceeds are applied, to the satisfaction of the Facility Agent, towards the replacement, reinstatement and/or repair of the assets and/or the satisfaction of business interruption losses in respect of which the relevant insurance claim was made (or to refinance any expenditure incurred in the replacement, reinstatement and/or repair of such assets and/or the satisfaction of business interruption losses) within a period of 180 days from the date of receipt of such Insurance Proceeds by the relevant Group member.

(d) The Company shall ensure that any Insurance Proceeds to be applied in accordance with paragraph (c) above are promptly deposited in the Prepayment Account, upon receipt by the relevant Group member. The relevant Group member that received the Insurance Proceeds shall be entitled, during the period of 180 days from the date of its receipt of such Insurance Proceeds, to withdraw such Insurance Proceeds from the Prepayment Account only to the extent that it is able to demonstrate to the satisfaction of the Facility Agent that such Insurance Proceeds will be immediately applied in accordance with paragraph (c) above. Any sums not so withdrawn during the 180 day period shall thereafter be paid to the Facility Agent and applied in prepayment of the Outstandings in accordance with Clause 9.6 (Application of Prepayments).

9.5   MANDATORY PREPAYMENT FROM EXCESS CASH FLOW

      The Company shall ensure that, within thirty (30) days of delivery to the Facility Agent of the most recent audited consolidated financial statements of the Company pursuant to Clause 21.1(a), commencing with the audited consolidated financial statements of the Company for the financial year ending 31 December 2003, an amount equal to fifty (50) per cent. of the amount of the Excess Cash Flow exceeding a minimum amount of e10,000,000 for the financial year to which such financial statements relate shall be applied in prepayment of the Outstandings in accordance with Clause 9.6 (Application of Prepayments).

9.6   APPLICATION OF PREPAYMENTS

(a) Any amounts paid to the Facility Agent in accordance with Clause 9.2 (Mandatory Prepayment from Debt Issue or Equity Issue) to Clause 9.5 (Mandatory Prepayment from Excess Cash Flow) (inclusive) shall be applied:

      (i) first, in prepayment of all outstanding Term Facility A Loans drawn by the Company in inverse order of maturity;

      (ii) secondly, in prepayment on a pro rata basis of all outstanding Term Facility A Loans drawn by Borrowers other than the Company in inverse order of maturity;

      (iii) thirdly, that Cash Collateral be provided in an amount equal to each Issuing Bank's Letter of Credit Proportion or Fronting Bank's liability under the Letter of Credit in Euros;

      (iv) fourthly, in permanent prepayment on a pro rata basis of all outstanding Revolving Credit Facility Loans (in such order as the Company may select or, in the absence of such selection, as the Facility Agent shall determine); and

      (v) fifthly, if any excess remains, in payment of such excess to the relevant member of the Group.

(b) Any prepayment of the Term Facility A Loans in accordance with this Clause 9.6 shall reduce (and there shall be a corresponding cancellation in) the Available Facility in respect of Term Facility A. Any such cancellation shall reduce the Commitments of the Lenders rateably under Term Facility A. No amount so cancelled may be reborrowed.

(c) Any prepayment of the Revolving Credit Facility Loans in accordance with this Clause 9.6 shall reduce (and there shall be a corresponding cancellation in) the Available Facility in respect of the Revolving Credit Facility. Any such cancellation shall reduce the

      Commitments of the Lenders rateably under that Facility. No amount so cancelled may be reborrowed.

9.7   DATE FOR PREPAYMENT

(a) If Clause 9.2 (Mandatory Prepayment from Debt Issue or Equity Issue) to Clause 9.5 (Mandatory Prepayment from Excess Cash Flow) (inclusive) would require the prepayment of a Loan otherwise than on the last day of an Interest Period relating to that Loan, the Company may, by written notice to the Facility Agent (to be received not less than three (3) Business Days prior to the date on which such prepayment would be required to be made (but for this Clause 9.7)), request that the amount of such prepayment be placed in an identified Prepayment Account in which event such amount shall be paid to the credit of such Prepayment Account and shall be applied by the Facility Agent in prepayment of the relevant Loan on the last day of the then current Interest Period relating to that Loan. The interest earned on such Prepayment Account will be applied by the Facility Agent towards the interest due in respect of the relevant Loan at the time the amount is applied in prepayment of that Loan.

(b) So long as any Loan remains outstanding or any of the Commitments are available for drawing, no amount shall be withdrawn from such Prepayment Account except for immediate application in making any prepayment pursuant to Clause 9.2 (Mandatory Prepayment from Debt Issue or Equity Issue) to Clause 9.5 (Mandatory Prepayment from Excess Cash Flow) (inclusive) or as provided in paragraph (c) below.

(c) The Facility Agent shall be entitled (but not obliged) to apply the whole or any part of the sums standing to the credit of such Prepayment Account in or towards payment of any unpaid sums at any time due from any Obligor under this Agreement.

9.8   VOLUNTARY PREPAYMENT

(a) A Borrower to which a Term Facility A Loan has been made may, if it gives the Facility Agent not less than five (5) Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of any Term Facility A Loan (but, if in part, being an amount that reduces the amount of the relevant Term Facility A Loan by a minimum amount of e 500,000 and represents an integral multiple of e 250,000).

(b) A Term Facility A Loan may only be prepaid after the last day of the Availability Period applicable to Term Facility A (or, if earlier, the first day on which the Available Facility applicable to Term Facility A is zero).

(c) Any prepayment under this Clause 9.8 shall be applied in the order of maturity set out in Clause 7.1 (Repayment of Term Facility A Loans).

(d) The Company may not, prior to the Revolving Credit Facility Final Repayment Date, prepay the whole or any part of the Term Facility C Loan. However, in case the Lenders of the Term Facility C Loan consent, contrary to the preceding sentence, to a prepayment of the whole or any part of the Term Facility C Loan, any such prepayment shall be set off against the outstanding Repayment Amounts of Term Facility C in inverse chronological order.

9.9   CASH COLLATERALISATION OF THE LETTER OF CREDIT

      The Company may provide Cash Collateral in Euros to reduce an Issuing Bank's Letter of Credit Proportion or a Fronting Bank's liability under the Letter of Credit at any time, PROVIDED THAT to the extent that the Letter of Credit is issued by more than one Issuing Bank, such Cash Collateral shall be applied towards the pro rata reduction of each Issuing Bank's Letter of Credit Proportion.

9.10  VOLUNTARY CANCELLATION

(a) Except in relation to Term Facility C, the Company may, if it gives the Facility Agent not less than five (5) Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of e 500,000 and representing an integral multiple of e250,000) of an Available Facility. Any cancellation under this Clause 9.10 shall reduce the Commitments of the Lenders rateably under that Facility.

(b) The Company may give the Facility Agent not less than five (5) Business Days' (or such shorter period as the Majority Lenders may agree) prior notice of its intention to procure that the relevant Issuing Bank's liability under the Letter of Credit is reduced to zero (whereupon the Company shall do so).

9.11 RIGHT OF REPAYMENT AND CANCELLATION IN RELATION TO A SINGLE LENDER, ISSUING BANK OR FRONTING BANK

(a)   If:

      (i) any sum payable to any Lender or Fronting Bank by an Obligor is required to be increased under Clause 14.2(c); or

      (ii) any Lender or Fronting Bank claims indemnification from the Company (or that the Company procures that the liabilities of each of Issuing Banks or Fronting Banks under or in connection with the Letter of Credit are promptly reduced to zero) under Clause 14.3 (Tax Indemnity) or Clause 15.1 (Increased Costs); or

      (iii) any Lender notifies the Facility Agent of its Additional Cost Rate under paragraph 3 of Schedule 4 (Mandatory Cost Formula),

      the Company may, whilst (in the case of paragraphs (i) and (ii) above) the circumstance giving rise to the requirement or indemnification continues or (in the case of paragraph (iii) above) that Additional Cost Rate is greater than zero, give the Facility Agent at least ten (10) Business Days' prior written notice:

      (A) of cancellation of the Commitments of that Lender and its intention to procure the repayment of that Lender's participation in the Loans; or

      (B) (if such circumstance relates to an Issuing Bank or Fronting Bank) the reduction to zero of that Issuing Bank's or Fronting Bank's liability in respect of the Letter of Credit or the provision of Cash Collateral in respect of that Issuing Bank's Letter of Credit Proportion or Fronting Bank's liability under the Letter of Credit.

(b) On receipt of a notice referred to in paragraph (a) above, any Commitment of that Lender shall immediately be reduced to zero.

(c) On the last day of each Interest Period or, as the case may be, Term which ends after the Company has given notice under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Loan is outstanding and the Company in relation to the Letter of Credit shall:

      (i)    repay that Lender's participation in that Loan; and

      (ii) procure either that such Issuing Bank's Letter of Credit Proportion of the Letter of Credit be reduced to zero (by reduction of the amount of the Letter of Credit in an amount equal to that Issuing Bank's Letter of Credit Proportion) or that Cash Collateral be provided in an amount equal to such Issuing Bank's Letter of Credit Proportion of the Letter of Credit in Euros); and

      (iii) (if the circumstance relates to a Fronting Bank) procure that such Fronting Bank's liability under the Letter of Credit shall either be reduced to zero or that Cash Collateral be provided in an amount equal to such Fronting Bank's maximum actual and contingent liabilities under the Letter of Credit.

9.12  RESTRICTIONS

(a) Any notice of cancellation or prepayment given by any Party under this Clause 9 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)   No Borrower may reborrow any part of a Term Facility that is prepaid.

(d) Unless a contrary indication appears in this Agreement, any part of the Revolving Credit Facility that is prepaid (other than pursuant to Clause
      9.6 (Application of Prepayments)) may be reborrowed in accordance with the terms of this Agreement.

(e) The Borrowers shall not repay or prepay all or any part of the Loans, reduce the liabilities of the Issuing Banks and/or Fronting Banks or provide Cash Collateral in respect of the Letter of Credit, and the Company shall not cancel all or any part of the Commitments, except at the times and in the manner expressly provided for in this Agreement.

(f) No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(g) If the Facility Agent receives a notice under this Clause 9 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

(h) Any reduction or cancellation of a Term Facility A Commitment, a Term Facility B Commitment, the Term Facility C Commitment or, as the case may be, a Revolving Credit Facility Commitment under this Clause 9 shall reduce the Total Term Facility A Commitments, the Total Term Facility B Commitments, the Total Term Facility C Commitment or, as the case may be, Total Revolving Credit Facility Commitments by the amount of such reduction or cancellation.

                                   SECTION 5

                             COSTS OF UTILISATION

10.   INTEREST

10.1 CALCULATION OF INTEREST IN RESPECT OF TERM FACILITY A LOANS AND REVOLVING CREDIT FACILITY LOANS

      The rate of interest on each Term Facility A Loan and each Revolving Credit Facility Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

      (a)    Margin;

      (b)    EURIBOR or, in relation to any Loan in Dollars, LIBOR; and

      (c)    Mandatory Cost, if any.

10.2  MARGIN RATCHETS

(a) Save as provided in paragraph (b) below, the Margin, in relation to a Term Facility A Loan and a Revolving Credit Facility Loan, respectively,, shall be the percentage rate per annum specified in the definition of "INITIAL MARGIN" in Clause 1.1 (Definitions).

(b) Save as provided in Clause 10.4 (No Margin Ratchets in Default) and in accordance with Clause 10.3 (Margin Changes), if after six (6) Months from the date of this Agreement any unaudited consolidated management accounts of the Group in respect of the preceding four Financial
      Quarters, and the Compliance Certificate relating to such financial statements, delivered to the Facility Agent pursuant to Clause 21.1 (Financial Statements) and Clause 21.2 (Compliance Certificates) respectively, disclose that the Leverage Ratio as at and for the period of twelve (12) months ending on the last day of that Financial Quarter falls within a range of the ratios specified in Column A below, then the Margin, in respect of all Loans, shall be the reduced percentage rate per annum set out opposite such ratios in Column B below:

--------------------------------------------------------------------------------
                     COLUMN A                                COLUMN B
                 (LEVERAGE RATIO)                 (MARGIN (PER CENT. PER ANNUM))
--------------------------------------------------------------------------------
Greater than 4.0:1                                   2.75 per cent. per annum
--------------------------------------------------------------------------------
Equal to or less than 4.0:1 but greater than 3.5:1   2.50 per cent. per annum
--------------------------------------------------------------------------------
Equal to or less than 3.5:1 but greater than 3.0:1   2.25 per cent. per annum
--------------------------------------------------------------------------------
Equal to or less than 3.0:1 but greater than 2.5:1   1.75 per cent. per annum
--------------------------------------------------------------------------------
Equal to or less than 2.5:1 but greater than 2.0:1   1.50 per cent. per annum
--------------------------------------------------------------------------------
Equal to or less than 2.0:1 but greater than 1.0:1   1.00 per cent. per annum
--------------------------------------------------------------------------------
Equal to or less than 1.0:1                          0.75 per cent. per annum
--------------------------------------------------------------------------------

PROVIDED THAT, in the event that Term Facility A Outstandings:

      (i) exceed e 200,000,000 on or after 31 December 2003, the Margin as calculated above will automatically increase by 0.50 per cent. per annum; and

      (ii) exceed e 175,000,000 on or after 30 June 2004, the Margin as calculated above will automatically increase by a further 1.00 per cent. per annum.

10.3  MARGIN CHANGES

(a) Save as provided in this Clause 10.3 and Clause 10.4 (No Margin Ratchets in Default), any reduction in the Margin provided for by Clause 10.2 (Margin Ratchets) shall take effect, in relation to all existing and future Term Facility A Loans and Revolving Credit Facility Loans, respectively, during (but only during) the period from (and including) the date on which the next subsequent Interest Period commences immediately after the conclusion of the current Interest Period during which the Facility Agent has received the relevant consolidated financial statements of the Group, and the Compliance Certificate pursuant to Clause 21.2 (Compliance Certificates) for the relevant Financial Quarter, until (but excluding) the date on which the next subsequent Interest Period commences immediately after the conclusion of the current Interest Period (a "READJUSTMENT DATE") during which the earlier of the following occurs:

      (i) the date on which the Facility Agent next receives quarterly consolidated financial statements of the Group pursuant to Clause
             21.1 (Financial Statements); and

      (ii) the latest date by which the Facility Agent should have received any such quarterly consolidated financial statements of the Group in accordance with Clause 21.1 (Financial Statements), but has not done so.

(b) On each Readjustment Date the Margin in respect of all Term Facility A Loans and Revolving Credit Facility Loans shall revert to the Initial Margin for the applicable Facility, unless a reduced Margin is applicable to any such Loans in accordance with Clause 10.2 (Margin Ratchets).

(c)   If in any financial year of the Group:

      (i) the Margin has been reduced pursuant to this Clause 10.3 in reliance on a Compliance Certificate relating to consolidated financial statements of the Group delivered pursuant to Clause
             21.1 (Financial Statements) in respect of any Financial Quarter in that financial year; and

      (ii) the audited consolidated financial statements of the Group delivered pursuant to Clause 21.1 (Financial Statements) in respect of that financial year show that such reduction should not have been made, that reduction shall be reversed with retrospective effect, the Margin applicable to the relevant Facility shall be that justified by the audited consolidated financial statements, amounts of interest calculated by reference to the reduced Margin (whether or not already paid) shall be recalculated by reference to the Margin justified by such financial statements and the Borrowers shall be required to make a payment to the Facility Agent, in such amounts as the Facility Agent may specify, to cover any shortfall in amounts of interest which should have been received by the Lenders following any recalculation. The Facility Agent's determination of any such shortfall shall, save in the case of manifest error, be conclusive and the Facility Agent shall provide the Company with reasonable details of the calculation of such shortfall.

10.4  NO MARGIN RATCHETS IN DEFAULT

(a) No reduction in the Margin provided for by Clause 10.2 (Margin Ratchets) shall take effect from the date determined by the Facility Agent as being the date on which a Default has occurred or come into existence (and the Margin shall thereafter immediately convert to the Default Margin) until the date specified by the Facility Agent as being the date on which it has been demonstrated to its reasonable satisfaction that such Default is no longer continuing or has been waived or in the case of a breach of a financial covenant under Clause 21 (Financial Covenants), the date on which the Facility Agent receives a Compliance Certificate confirming that such breach has been remedied (and the Margin shall thereafter be determined in accordance with Clause 10.2 (Margin Ratchets) on the basis of the unaudited consolidated management accounts of the Group in respect of the preceding four Financial Quarters last delivered to the Facility Agent pursuant to Clause 21.1 (Financial Statements), together with the Compliance Certificate relating to such financial statements delivered pursuant to Clause 21.2 (Compliance Certificates). If the Facility Agent has reasonable doubts (berechtigte Zweifel) that such breach has been remedied, the Facility Agent (acting on behalf of the Majority Lenders) may request that the management accounts are to be reviewed by auditors.

(b) The Facility Agent shall promptly notify the Lenders and the Company of any determination that a Default has occurred or exists or, as the case may be, that it has been demonstrated to its reasonable satisfaction that such Default is no longer continuing.

10.5  PAYMENT OF INTEREST

      The Borrower to which a Term Facility A Loan or, as the case may be, a Revolving Credit Facility Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six (6) Months, on the dates falling at six-monthly intervals after the first day of the Interest Period).

10.6  CALCULATION  AND  PAYMENT OF INTEREST IN RESPECT OF THE TERM  FACILITY  C
      LOAN

      The rate of interest on the Term Facility C Loan is 7,36 per cent. per annum calculated on the basis of 30 days per month and otherwise of the actual number of days elapsed and a 360 days' year. The Borrower to which a Term Facility C Loan has been made shall pay accrued interest on that Loan on each 31 March and each 30 September of each calendar year. However, in respect of the interest payment due in relation to the period ending 31 March 2003, the Lender under Term Facility C will notify the amount of interest due on such date to the Facility Agent in writing in advance and the Facility Agent will collect such amount from the Company for distribution to such Lender.

10.7  DEFAULT INTEREST AND PENALTY

(a) An Obligor shall be in default (Verzug) if it fails to pay any amount (other than in payment of interest and fees, other than commitment fees) payable by it under a Finance Document on its due date. On the occurrence of such a default (Verzug), interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate per annum determined by the Facility Agent from time to time to be the aggregate of (i) EURIBOR or, in relation to any Loan in Dollars, LIBOR, (ii) 4.00 per cent. and (iii) the Mandatory Cost for such period as the Facility Agent may select on the Business Day immediately following such date, such rate to be recalculated on the same basis at the end of each such period until such sum is received by the Facility Agent. Any interest accruing under this Clause 10.7 shall be immediately payable by the Obligor on demand by the Facility Agent.

(b) If an Obligor fails to pay any amounts in payment of interest or fees under a Finance Document on its due date, such Obligor shall pay liquidated damages to the Facility Agent for the account of the relevant Lenders in an amount determined by the Facility Agent as being, in respect of the period from the due date of payment until receipt by the Facility Agent of the relevant amount, the equivalent of interest at a rate determined in accordance with Clause 10.7(a) applied to the relevant overdue amount.

(c) In the circumstances described in sub-Clauses (a) and (b) above, the Company shall be entitled to demonstrate that the damage actually suffered by the Lenders is lower than the amounts determined in accordance therewith, and the Lenders shall be entitled to prove and claim for any higher damage.

10.8  NOTIFICATION OF RATES OF INTEREST

      The Facility Agent shall promptly notify the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

11.   INTEREST PERIODS AND THE TERM

11.1  SELECTION OF INTEREST PERIODS

(a) A Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan or (in relation to a Term Facility A Loan that has already been borrowed) in a Selection Notice.

(b) Each Selection Notice for a Term Facility A Loan is irrevocable and must be delivered to the Facility Agent by the Borrower to which that Term Facility A Loan was made not later than the Specified Time.

(c) If a Borrower fails to deliver a Selection Notice to the Facility Agent in accordance with paragraph (b) above, the relevant Interest Period will, subject to Clause 11.2 (Changes to Interest Periods), be one (1) Month, except for a Term Facility A Loan, in relation to which the relevant Interest Period will, subject to Clause 11.2 (Changes to Interest Periods), be three (3) Months.

(d) Subject to this Clause 11, a Borrower may select an Interest Period of one (1) (but not in relation to a Term Facility A Loan), two (2), three
      (3) or six (6) Month(s) or any other period (except in relation to a Revolving Credit Facility Loan) agreed between the relevant Borrower and the Facility Agent (acting on the instructions of all the Lenders); however, in relation to a Revolving Credit Facility Loan, there may not be more than twelve (12) one Month Interest Periods in any one year.

(e) Subject to Clause 11.3, an Interest Period for a Term Facility A Loan shall not extend beyond the Term Facility A Final Repayment Date. An Interest Period for a Revolving Credit Facility Loan shall not extend beyond the Revolving Credit Facility Final Repayment Date. The Term for the Letter of Credit shall not extend beyond the Term Facility B Repayment Date.

(f) Each Interest Period for a Term Facility A Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

(g) A Revolving Credit Facility Loan has one Interest Period only, which shall start on the Utilisation Date.

(h)   The Term for the Letter of Credit shall start on the Utilisation Date.

11.2  CHANGES TO INTEREST PERIODS

(a) Prior to determining the interest rate for a Term Facility A Loan, the Facility Agent may, but is not obliged to, shorten an Interest Period for any Term Facility A Loan to ensure that the Loans drawn by any Borrower in respect of that Term Facility A and having an Interest Period ending on a Term Facility A Repayment Date have an aggregate Euro Amount equal to or greater than the relevant Repayment Instalment applicable to that Borrower and that Loan on that date.

(b) Prior to determining the interest rate for a Revolving Credit Facility Loan, the Facility Agent may, but is not obliged to, shorten an Interest Period for any Revolving Credit Facility Loan, so that it ends on a Revolving Credit Facility Cancellation Date (or, if any such date is not a Business Day, on the preceding Business Day), in order to ensure that the aggregate Euro Amount of the Revolving Credit Facility Loans will not exceed the Total Revolving Credit Facility Commitments immediately after any Revolving Credit Facility Cancellation Date.

(c) If the Facility Agent makes any of the changes to an Interest Period referred to in this Clause 11.2, it shall promptly notify the Company and the Lenders.

11.3  NON-BUSINESS DAYS

      If an Interest Period or Term would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11.4  CONSOLIDATION AND DIVISION OF TERM FACILITY A LOANS

(a)   Subject to paragraph (b) below, if two or more Interest Periods:

      (i) relate to Loans under the Term Facility A and in the same currency; and

      (ii)   end on the same date; and

      (iii)  are made to the same Borrower,
      those Term Facility A Loans will, unless that Borrower specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Loan under the Term Facility A on the last day of the Interest Period.

(b) Subject to Clause 4.3 (Maximum Number of Loans and Letters of Credit) and Clause 5.3 (Currency and Amount), if a Borrower requests in a Selection Notice that a Term Facility A Loan be divided into two or more Loans under Term Facility A, that Term Facility A Loan will, on the last day of its Interest Period, be so divided with amounts specified in that Selection Notice, being an aggregate Euro Amount equal to the Euro Amount of the Term Facility A Loan immediately before its division, having taken into account any repayment to be made on that day.

12.   CHANGES TO THE CALCULATION OF INTEREST

12.1  ABSENCE OF QUOTATIONS

      Subject to Clause 12.2 (Market Disruption), if EURIBOR or, if applicable, LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable EURIBOR or LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

12.2  MARKET DISRUPTION

(a) If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

      (i)    the Margin;

      (ii) the rate notified to the Facility Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

      (iii)  the   Mandatory   Cost,   if  any,  applicable  to  that  Lender's
             participation in the Loan.

(b)   In this Agreement "MARKET DISRUPTION EVENT" means:

      (i) at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine EURIBOR or, if applicable, LIBOR for the relevant currency and Interest Period; or

      (ii) before close of business in Luxembourg on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed fifty (50) per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of EURIBOR or, if applicable, LIBOR.

12.3  ALTERNATIVE BASIS OF INTEREST OR FUNDING

(a) If a Market Disruption Event occurs and the Facility Agent or the Company so requires, the Facility Agent and the Company shall enter into negotiations (for a period of not more than

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      thirty  (30)  days)  with  a view  to  agreeing  a  substitute  basis  for determining the rate of interest. If no agreement is reached, Clause 12.2 (Market Disruption) shall continue to apply.

(b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

12.4   BREAK COSTS

(a) Each Borrower shall, within three (3) Business Days of demand by the Facility Agent acting on behalf of a Finance Party, pay to the Facility Agent on demand for the account of that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period or Term for that Loan or Unpaid Sum.

(b) Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

13.   FEES

13.1  COMMITMENT FEE

(a) The Company shall, in respect of each Term Facility (except for Term Facility C), pay to the Facility Agent (for the account of each Lender) a commitment fee in Euros, as the case may be, computed at the rate of fifty (50) per cent. of the Margin on that Lender's Available Commitment under each Term Facility for the Availability Period applicable to that Term Facility.

(b) The Company shall, in respect of the Revolving Credit Facility, pay to the Facility Agent (for the account of each Lender) a commitment fee in Euros computed at the rate of fifty (50) per cent. of the Margin on that Lender's Available Commitment under the Revolving Credit Facility for the Availability Period applicable to the Revolving Credit Facility.

(c) Accrued commitment fees are payable on the last day of each successive period of three (3) Months which ends during the relevant Availability Period, on the last day of the relevant Availability Period and on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

13.2  AGENCY FEE

      The Company shall pay to the Facility Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

13.3  SECURITY AGENT FEE

      The Company shall pay to the Security Agent (for its own account) a security agent fee in the amount and at the times agreed in a Fee Letter.

13.4  LETTER OF CREDIT COMMISSION

(a) The Company shall, in respect of the Letter of Credit II or, upon the Deemed Facility B Utilisation , in respect of the Existing L/Cs, respectively, pay to the Facility Agent (for the account of each Term B Facility Lender) (for distribution in proportion to each Term B

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      Facility  Lender's Letter of Credit  Proportion of the Letter of Credit) a
      letter of credit commission in Euros computed at the rate of the Margin (as may be adjusted in accordance with Clause 10.2 (Margin Ratchets)) on the maximum actual and contingent liabilities of the Term B Facility Lenders under the Letter of Credit less the amount of any Cash Collateral provided in respect of that Letter of Credit (the "LETTER OF CREDIT COMMISSION RATE").

(b) The letter of credit commission shall be paid in arrears in respect of each preceding period of three (3) Months (or such shorter period as shall end on the Expiry Date) which begins during the Term of the Letter of Credit, the first payment to be made on the Utilisation Date for the Letter of Credit and after that on the first day of each such successive period.

13.5  ARRANGEMENT FEE

      The Company shall pay to the Mandated Lead Arrangers an arrangement fee in the amount and at the times agreed in a Fee Letter.

13.6  FRONTING FEE

      The Fronting Fee in Euros of 0.25 per cent. per annum to be paid to each Fronting Bank on the amount of such Fronting Bank's maximum actual and contingent liabilities as a Fronting Bank under the Existing L/Cs (less the amount of any Cash Collateral provided for such liabilities and less the amount of the own commitment of the Fronting Bank in its capacity as Lender) payable in arrears in respect of each preceding period of three
      (3) Months (or such shorter period as shall end on the Expiry Date) which begins during the Term of the Letter of Credit, the first payment to be made on the Utilisation Date for the Letter of Credit and after that on the first day of each such successive period..

13.7  SUBFACILITY MARGIN AND COMMITMENT FEE

(a) Each Subfacility Bank shall, in respect of its Subfacility and to the extent such amounts are actually received from the relevant Borrower by the Subfacility Bank, pay to the Facility Agent (for the account of each Lender) (for distribution in proportion to each Lender's Revolving Credit Facility Commitment) (i) interest equal to the Margin applicable to a Revolving Credit Facility Loan (as may be adjusted in accordance with Clause 10.2 (Margin Ratchets)) on the daily utilised amount under the Subfacility (the "SUBFACILITY MARGIN") and (ii) a commitment fee computed at the rate per annum set out in Clause 13(1)(b) above on the daily unutilised amount under the Subfacility (the "SUBFACILITY COMMITMENT FEE").

(b) The Subfacility Margin and the Subfacility Commitment Fee shall be payable monthly in arrears.

13.8  SUBFACILITY FEE

      Each Borrower shall, in respect of each Subfacility established for it, pay to the relevant Subfacility Bank for the latter's own account a fee on the amount of such Subfacility from day to day during the period beginning with the date of the establishment of the Subfacility and ending on the date on which such Subfacility expires in accordance with the terms of this Agreement, such fee to be calculated at the rate of 0,25 per cent. per annum payable monthly in arrears.

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                                  SECTION 6

                        ADDITIONAL PAYMENT OBLIGATIONS

14.   TAX GROSS UP AND INDEMNITIES

14.1  DEFINITIONS

(a)   In this Clause 14:

      "PROTECTED PARTY" means a Finance Party that is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

      "TAX CREDIT" means a credit against, relief or remission for, or repayment of, any Tax.

      "TAX DEDUCTION" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

      "TAX PAYMENT" means an increased payment made by an Obligor to a Finance Party under Clause 14.2 (Tax Gross-up) or a payment under Clause 14.3 (Tax Indemnity).

(b) In this Clause 14 a reference to "DETERMINES" or "DETERMINED" means a determination made in the absolute discretion of the person making the determination.

14.2  TAX GROSS-UP

(a) Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b) A Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the relevant Borrower and that Obligor.

(c) If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d) An Obligor is not required to make an increased payment to a Lender under paragraph (c) above for a Tax Deduction in respect of tax imposed on a payment of interest on a Loan, if on the date on which the payment falls due, the Obligor making the payment is able to demonstrate that the payment:

      (i)    relates to a Tax referred to in Clause 14.3(b); or

      (ii) could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (g) below.

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

(e) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f) Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g) A Finance Party and each Obligor that makes a payment to which that Finance Party is entitled shall, to the extent practicable, co-operate in completing any procedural formalities necessary in due time for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

14.3  TAX INDEMNITY

(a) The Company shall (within three (3) Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost that that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party.

(b) Paragraph (a) above shall not apply with respect to any Tax assessed on a Finance Party:

      (i) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes or, for the avoidance of doubt, caused by its German limited tax liability (beschrankte Steuerpflicht); or

      (ii) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

      if in either case that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party.

(c) A Protected Party making, or intending to make, a claim pursuant to paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Company.

(d) A Protected Party shall, on receiving a payment from an Obligor under this Clause 14.3, notify the Facility Agent.

14.4  TAX CREDIT

(a) If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

      (i)    a Tax Credit is attributable to that Tax Payment; and

      (ii)   that Finance Party has obtained, utilised  and  retained  that Tax
             Credit,

      the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Deduction not been required by law.

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

(b) If such a Tax Credit by reference to which a Finance Party has made a payment to an Obligor under paragraph (a) above is subsequently disallowed or cancelled, the Obligor must reimburse any payment made under paragraph (a) above to the relevant Finance Party.

(c) If an Obligor makes a Tax Payment, a Finance Party shall take all reasonable steps to claim a Tax Credit unless in the opinion of that Finance Party the making of such claim might have an adverse effect on its business, operations, property, condition or prospects (financial or otherwise). The relevant Obligor shall bear any costs incurred by a Finance Party in making such a claim.

14.5  STAMP TAXES

      The Company shall pay and, within three (3) Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document. Each Finance Party shall use best efforts to avoid incurring such stamp duty, registration and other similar Taxes in circumstances where it would be reasonable for it to do so.

14.6  VALUE ADDED TAX

(a) All consideration payable under a Finance Document by an Obligor to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable, the Obligor shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

(b) Where a Finance Document requires an Obligor to reimburse a Finance Party for any costs or expenses, that Obligor shall also at the same time pay and indemnify that Finance Party against all VAT incurred by that Finance Party in respect of the costs or expenses save to the extent that that Finance Party is entitled to repayment or credit in respect of the VAT.

15.   INCREASED COSTS

15.1  INCREASED COSTS

(a) Subject to Clause 15.3 (Exceptions) the Company shall, within three (3) Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

      (i) the introduction of or any change in (or in the interpretation or application of) any law or regulation; or

      (ii) compliance with any law or regulation made after the date of this Agreement.

(b)   In this Agreement "INCREASED COSTS" means:

      (i) a reduction in the rate of return from the Facilities or on a Finance Party's (or its Affiliate's) overall capital;

      (ii)   an additional or increased cost; or

      (iii)  a  reduction  of  any  amount  due  and payable under any  Finance
             Document,

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

      which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document or the Letter of Credit.

15.2  INCREASED COST CLAIMS

(a) A Finance Party intending to make a claim pursuant to Clause 15.1 (Increased Costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Company.

(b) Each Finance Party shall, as soon as practicable after a demand by the Facility Agent or the Company, provide a certificate confirming the amount of its Increased Costs in and supported in reasonable detail in abstract terms.

15.3  EXCEPTIONS

(a) Clause 15.1 (Increased Costs) does not apply to the extent any Increased Cost is:

      (i) attributable to a Tax Deduction required by law to be made by an Obligor;

      (ii) compensated for by Clause 14.3 (Tax Indemnity) (or would have been compensated for under Clause 14.3 (Tax Indemnity) but was not so compensated solely because one of the exclusions in Clause 14.3(b) applied);

      (iii)  compensated for by the payment of the Mandatory Cost; or

      (iv) attributable to the breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b) In this Clause 15.3, a reference to a "TAX DEDUCTION" has the same meaning given to the term in Clause 14.1 (Definitions).

16.   OTHER INDEMNITIES

16.1  CURRENCY INDEMNITY

(a) If any sum due from an Obligor under the Finance Documents (a "SUM"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "FIRST CURRENCY") in which that Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

      (i)    making or filing a claim or proof against that Obligor;

      (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

      that Obligor shall as an independent obligation, within three (3) Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of any amount paid to it in satisfaction, in whole or in part, of such claim, proof, order, judgment or award.

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

(b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

16.2  OTHER INDEMNITIES

      The Company shall (or shall procure that an Obligor  will),  within three
      (3) Business Days of demand, indemnify each Finance Party against any reasonable cost, loss or liability incurred by that Finance Party as a result of:

      (a) funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

      (b) issuing, or making arrangements to issue the Letter of Credit but not issued by reason of the operation of any one or more of the provisions of this Agreement; or

      (c) any Outstandings (or part of any Outstandings) not being prepaid in accordance with a notice of prepayment given by a Borrower.

16.3  INDEMNITY TO THE FACILITY AGENT AND THE SECURITY AGENT

      The Company shall promptly indemnify the Facility Agent and the Security Agent against any cost, loss or liability incurred by the Facility Agent or the Security Agent (in each case acting reasonably) as a result of:

      (a)    investigating any event which it reasonably believes is a Default;

      (b) (in the case of the Facility Agent) entering into or performing any foreign exchange contract for the purposes of Clause 6 (Change of Currency); or

      (c) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

17.   MITIGATION BY THE LENDERS

17.1  MITIGATION

(a) Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under, or cancelled pursuant to, any of Clause 9.1 (Illegality), Clause 14 (Tax Gross-Up and Indemnities) or Clause 15 (Increased Costs) including (but not limited
      to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

17.2  LIMITATION OF LIABILITY

(a) The Company shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 17.1 (Mitigation).

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(b)   A  Finance  Party  is not obliged to take  any  steps  under  Clause 17.1
      (Mitigation)  if,  in   the   opinion   of  that  Finance  Party  (acting
      reasonably), to do so might be prejudicial to it or any of its Affiliates.

18.   COSTS AND EXPENSES

18.1  TRANSACTION EXPENSES

      Unless and to the extent agreed otherwise, the Company shall promptly on demand pay to the Documentation Agent, the Facility Agent, the Security Agent and the Mandated Lead Arrangers the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution, syndication and performance of:

      (a) this Agreement and any other documents referred to in this Agreement; and

      (b) any other Finance Documents executed after the date of this Agreement.

18.2  AMENDMENT COSTS

      If:

      (a)    an Obligor requests an amendment, waiver or consent; or

      (b) an amendment is required pursuant to Clause 31.9 (Change of Currency),

      the Company shall, within three (3) Business Days of demand, reimburse the Documentation Agent, the Facility Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Facility Agent or the Security Agent, as the case may be, in responding to, evaluating, negotiating or complying with that request or requirement.

18.3  ENFORCEMENT COSTS

      The Company shall, within three (3) Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) reasonably incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

18.4  SECURITY AGENT EXPENSES

      The Company shall promptly on demand pay to the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by the Security Agent (for its own account and that of any Finance Party) in connection with the constitution, administration or release of any of the Transaction Security.

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                                    SECTION 7

                                    GUARANTEE

19.   GUARANTEE AND INDEMNITY

19.1  GUARANTEE AND INDEMNITY

      Subject  to  Clause  19.9 (Limitations for German Guarantors)  to  Clause
      19.15 (Limitations for Canadian Guarantors) inclusive, each Guarantor irrevocably and unconditionally jointly and severally:

      (a) guarantees (garantiert) to each Finance Party punctual performance by each Borrower of all that Borrower's obligations under the Finance Documents;

      (b) undertakes with each Finance Party that whenever an Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

      (c) indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

19.2  CONTINUING GUARANTEE

      This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

19.3  REINSTATEMENT

      If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

      (a) the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

      (b) each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

19.4  WAIVER OF DEFENCES

      The obligations of each Guarantor under this Clause 19 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 19 (without limitation and whether or not known to it or any Finance Party) including:

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      (a)    any time, waiver or consent granted to, or  composition  with, any
             Obligor or other person;

      (b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

      (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

      (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

      (e) any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

      (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

      (g)    any insolvency or similar proceedings.

19.5  IMMEDIATE RECOURSE

      Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or the Facility Agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 19. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

19.6  APPROPRIATIONS

      Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or the Facility Agent on its behalf) may:

      (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or Facility Agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

      (b) hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 19.

19.7  DEFERRAL OF GUARANTORS' RIGHTS

      Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

      (a)    to be indemnified by an Obligor;

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      (b)    to  claim  any  contribution  from  any  other  guarantor  of  any
             Obligor's obligations under the Finance Documents; and/or

      (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

19.8  ADDITIONAL SECURITY

      This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

19.9  LIMITATIONS FOR GERMAN GUARANTORS

(a) Each Finance Party agrees that the enforcement of the guarantee and indemnity pursuant to this Clause 19, and any Security provided by a Guarantor pursuant to the terms of the Security Documents, other than in respect of Loans made available to such Guarantor or to a Subsidiary of such Guarantor by a Lender, or by another Obligor from the proceeds of Loans, shall be limited, in relation to any Obligor (other than the Company) which is a German limited liability company (Gesellschaft mit beschrankter Haftung - GmbH) (a "GERMAN OBLIGOR"), to the extent that payment under that guarantee and indemnity, or the enforcement of the Security, would cause the higher of (i) the German Obligor's net assets (including, for the avoidance of doubt, the amount corresponding to such German Obligor's registered share capital (Stammkapital)) as per the date of this Agreement minus 10% (the "BASE NET ASSETS") and (ii) the German Obligor's net assets (including, for the avoidance of doubt, the amount corresponding to such German Obligor's Stammkapital) as per the end of the calendar month preceding the date of enforcement of this guarantee and indemnity or of any Security (the "CURRENT NET ASSETS") to fall below its Stammkapital PROVIDED THAT for the purposes of the calculation of the Base Net Assets and the Current Net Assets the following balance sheet items shall be adjusted as follows:

      (i) the amount of any increase of the Stammkapital of the relevant German Obligor after the date of this Agreement shall be deducted from the relevant Stammkapital;

      (ii) loans provided to the relevant German Obligor (or to any direct or indirect Subsidiary of such German Obligor) by any member of the Group shall be disregarded if and to the extent such loans have been made from funds made available to a German Obligor pursuant to the terms of this Agreement, or are subordinated, or are considered subordinated pursuant to Sec. 32a GmbHG; and

      (iii)  loans  and   other   liabilities  incurred  in  violation  of  the
             provisions of this Agreement shall be disregarded,

      and FURTHER PROVIDED THAT the relevant German Obligor shall for the purposes of the determination of the Base Net Assets and the Current Net Assets dispose of all assets where the relevant assets are shown in the balance sheet of the German Obligor with a book value (Buchwert) which is significantly lower than the market value of such assets. The above limitations shall not apply if following notification by a Finance Party of claims raised under the guarantee and indemnity pursuant to this Clause 19, or of the enforcement of Security by such Finance Party, the relevant German Obligor does not provide conclusive evidence, including in particular interim financial statements up to the end of the last completed calendar month (which shall be audited if reasonably requested by the Facility

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      Agent), within twenty five (25) days after the date of such notification, or if after receipt of such unaudited statements notification is given to the relevant German Obligor to provide audited financial statements up to the end of that same calendar month and such audited financial statements are not provided within fifty (50) days after the date of such notification.

(b) Each German Obligor may at any time request by giving written notice to the Facility Agent that the amount of the Base Net Assets relevant for the purpose of Clause 19.9 (a) is reduced to an amount (the "REDUCED AMOUNT") corresponding to the amount of such German Obligor's actual net assets (to be determined as set out in para. (a) above), less or plus, as the case may be, any decrease or increase to be reasonably expected in the course of a period of one Month from the date of receipt by the Facility Agent of the notice (the "NOTICE PERIOD"). Together with any such written request, the relevant German Obligor shall provide the Facility Agent with reasonable evidence (substantially applying the rules applicable for setting up a statement of overindebtedness ("{U"}berschuldungsstatus")) showing the German Obligor's net assets position (to be determined as set out in para. (a) above), and shall further provide the Facility Agent with a written confirmation setting out the German Obligor's projected net assets as per the end of the Notice Period and stating the reasons therefor in reasonable detail. Upon the lapse of the Notice Period, the Base Net Assets shall be deemed to correspond to the Reduced Amount, unless the Lenders have terminated this Agreement in accordance with the provisions of this Agreement and notified the respective German Guarantor thereof before the lapse of such Notice Period.

19.10 LIMITATIONS FOR AUSTRIAN OBLIGORS



(a) Each Guarantor established in Austria ("AUSTRIAN GUARANTOR") acknowledges that:

      (i) it will receive valuable direct or indirect benefits as a result of the Facilities or Subfacilities made available under this Agreement;

      (ii) the Borrowers of the Facilities shall pay to each Austrian Guarantor an adequate and arm's length annual fee for granting the guarantee under this Clause 19;

      (iii) each Finance Party has acted in good faith in connection with the guarantee given by that Austrian Guarantor and the transactions contemplated by the Finance Documents; and

      (iv) it has not incurred and does not intend to incur debts, including contingent liabilities beyond its ability to pay as they mature.

(b) Notwithstanding anything to the contrary contained herein or any other Finance Document the liability of each Austrian Guarantor:

      (i) shall be limited to funds applied by the Borrowers for the valuable direct or indirect benefits of the Austrian Guarantors; and

      (ii)   shall be limited to an amount of:

             (A) the Future Additional Net Asset Value of that Austrian Guarantor; in addition, if applicable,

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             (B)   the  equivalent in Euro of the aggregate Utilisations  (plus accrued interest commission and fee thereon) on-lent to the respective Austrian Guarantor calculated by the Facility Agent on the date which Utilisation(s) are made.

             For the purposes of this Clause 19.10 "FUTURE ADDITIONAL NET ASSET VALUE"means the future increase of the value of the balance sheet positions "Eigenkapital" (as defined under the provisions of Austrian accounting laws, currently Art. 224 sec. 3 lit A Austrian Commercial Code) as of the date of the execution of this Agreement (the "REFERENCE NET ASSET VALUE") as opposed to the value of this balance sheet position on the day of the payment demand under the Guarantee pursuant to this Clause 19. An interim financial statement of that Austrian Guarantor established upon the date of the execution of this Agreement and certified by the statutory auditors of that Austrian Guarantor shall be prima facie evidence as to the amount of the Reference Net Asset Value.

(c) Each Austrian Guarantor shall procure to record its potential obligation under its guarantee and indemnity pursuant to this Clause 19 in its financial statements to be established after the execution of this Agreement or its Accession to this Agreement, respectively, pursuant to Art. 199 Austrian Commercial Code.

(d) Each Austrian Guarantor agrees that the benefit of this guarantee and indemnity shall be transferred and shall remain in full legal effect when an Existing Lender (as defined in Clause 25 (Changes to Lenders) seeks to transfer its rights and obligations under the Finance Documents by assignment or by novation to a New Lender pursuant to Clause 25 (Changes to Lenders).

19.11 LIMITATIONS FOR FRENCH OBLIGORS

      [TO BE AGREED UPON ACCESSION OF A FRENCH OBLIGOR]

[(a) Each Guarantor organised under the laws of France (a "FRENCH GUARANTOR") acknowledges that

      (i) [it has not incurred and does not intend to incur debts, including contingent liabilities beyond its ability to pay as they mature];

      (ii) the guarantee and indemnity has been authorised by the administration council before the contract had been signed as defined in article L 225-35 of the French Commercial Code and article 89, 90 of the decree n* 67-236 from 23rd march 1967 (if the French Guarantor is a joint stock company);

      (iii) the guarantee and indemnity has been authorised by the administration council (in case of the joint stock company) or the assembly of the partners (in case of a limited company) if such an authorisation is necessary according to article L 225-38 and article L 223-19 French Commercial Code.

(b) The liability of each French Guarantor under this Clause 19.11 (A) shall not include any obligation which does not present an economic, social or financial interest for the entire group, (B) shall be limited to funds applied by the Borrowers for the valuable direct or indirect benefits of the French Guarantors; (C) shall not include any obligation which is contrary to the statutory object of the French Guarantor, (D) shall not include any obligation which if incurred would constitute the provision of financial assistance as defined by article

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      L 225-216  of the French  Commercial  Code and (E) shall be limited at any time to the greater of:

      (aa) the equivalent to Euros of the Loans (plus any accrued interest thereon, commissions and fees) made available to any Obligor (other than, if applicable, the French Guarantor) to the extent directly or indirectly on-lent to the French Guarantor calculated by the Facility Agent on the date on which such Loan(s) are made, to the extent that such Loan(s) have been on lent by such Obligor to the French Guarantor; and

      (bb)   [80]/[60]% of the greater of:

            (i) the Net Asset Value of the French Guarantor calculated and certified by the statutory auditors of the French Guarantor on the basis of the last audited financial statements available at the date hereof; and

            (ii) the Net Asset Value of the French Guarantor calculated and certified by the statutory auditors of the French Guarantor on the basis of the last audited financial statements available at the date on which demand is made on it pursuant to Clause 18 (Guarantee).

      For the purposes of this Clause 19.11(b) "NET ASSET VALUE" of the French Guarantor means the capitaux propres (as defined under the provisions of French accounting laws, decrees and regulations consistently applied) of the French Guarantor. A certificate of the statutory auditors of the French Guarantor as to the Net Asset Value shall be prima facie evidence as to the amount to which it relates.]

19.12 LIMITATIONS FOR ITALIAN OBLIGORS

      Each Finance Party agrees that the enforcement of the guarantee and indemnity given pursuant to this Clause 19 by any Guarantor incorporated in Italy (an "ITALIAN GUARANTOR") shall be limited as follows: each Italian Guarantor shall not be liable for any amounts in respect of the guarantee and indemnity pursuant to this Clause 19 in excess of an amount of e 40,000,000.

19.13 LIMITATIONS FOR SPANISH OBLIGORS

      Each Finance Party agrees that the guarantee, indemnity and any other obligations of each Guarantor incorporated in Spain (a "SPANISH
      GUARANTOR") assumed under this Agreement and any Security provided pursuant to the terms of this Agreement by a Spanish Guarantor shall not include and shall not extend to any amount of the Facilities utilised in breach of Article 81.1 of Spanish Corporation's Act ("Ley de Sociedades An{o'}nimas") to fund the acquisition of such Spanish Guarantor and/or the acquisition of its dominant company and/or future upstream dominant companies, together with interest accrued thereon or other amounts owing in respect thereof under this Agreement..

19.14 LIMITATIONS FOR US OBLIGORS

(b) Each Finance Party agrees that the enforcement of the Guarantee and Indemnity pursuant to this Clause 19, and any Security provided by a Guarantor organized under the laws of a state of the United States of America (a "U.S. GUARANTOR") pursuant to the terms of this Agreement, other than in respect of Loans made available to such U.S. Guarantor or to a Subsidiary of such U.S. Guarantor by a Lender, or by another Obligor from the proceeds of Loans, shall be limited, in relation to any U.S. Guarantor, to an amount not to exceed the

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      greater of (i) 95% of the Adjusted  Net Assets (as defined  below) of such
      U.S. Guarantor on the date of delivery of this Agreement and (ii) 95% of the Adjusted Net Assets of such U.S. Guarantor on the date of any payment under or pursuant to the terms of this Agreement.

(c) "ADJUSTED NET ASSETS" of any U.S. Guarantor at any date means the greater of (i) the amount by which the fair value of the property and assets of such U.S. Guarantor exceeds the aggregate amount of liabilities of such U.S. Guarantor, including, without limitation, contingent liabilities, but excluding liabilities under this Clause 19 at such date, and (ii) the amount by which the present fair salable value of the property and assets of such U.S. Guarantor at such date exceeds the amount that will be required to pay the probable liabilities of such U.S. Guarantor on its debts (excluding debt in respect of this Clause 19) as such debts become absolute and matured.

19.15 LIMITATIONS FOR CANADIAN OBLIGORS

      Each guarantor organised under the federal laws of Canada or any of the Provinces of Canada (a "CANADIAN GUARANTOR") hereby acknowledges, being a direct or indirect subsidiary of the Company, that it will be receiving a direct and indirect benefit from the Loans being provided to the Company and the other Borrowers, and hereby acknowledges and confirms that it is providing the guarantee contained herein in consideration of such direct or indirect benefit, and for other good and valuable consideration.



                                   SECTION 8

              REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

20.    REPRESENTTIONS

20.1  REPRESENTATION AND WARRANTIES

      (a) On the date of this Agreement, the Company (in respect of its own affairs, each member of the Group and each Original Obligor) and, on the date of its accession to this Agreement, each Additional Obligor (in respect of its own affairs and those of its Subsidiaries) makes the representations and warranties set out in this Clause 20 to each Finance Party.

      (b) The Obligors acknowledge that the Finance Parties have entered into this Agreement in reliance on these representations and warranties.

20.2  STATUS

      (a) It is a corporation or limited partnership, duly incorporated or formed and validly existing under the law of the jurisdiction of its place of incorporation or its seat.

      (b) It has the power to own its assets and carry on its business as it is currently being conducted.

20.3  NO WINDING-UP

      No administrator, receiver, insolvency trustee, examiner, liquidator or similar officer or official has been appointed with respect to it or any of its assets and (to the best of its

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      knowledge and belief) no petition by a third party or proceeding  for any such appointment is pending nor has any resolution for any such appointment been passed.

20.4  BINDING OBLIGATIONS

      The obligations expressed to be assumed by it in each Finance Document to which it is a party are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant (i) to Clause 4 (Conditions of Utilisation) or
      (ii) Clause 26 (Changes to the Obligors) and (iii) the conditions precedent set forth in the Finance Documents, legal, valid, binding and enforceable obligations.

20.5  NON-CONFLICT WITH OTHER OBLIGATIONS

      The   entry   into  and  performance  by  it  of,  and  the  transactions contemplated by, the Finance Documents to which it is a party do not and will not conflict with:

      (a)    any law or regulation applicable to it;

      (b)    its constitutional documents;

      (c)    any agreement or instrument binding upon it or any of its assets,

      nor (except as provided in any Security Documents) result in the creation of, or oblige it to create, any Security (other than Permitted Security) over any of its assets.

20.6  POWER AND AUTHORITY

      It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents. No limit on its powers will be exceeded as a result of such entry, delivery or performance.

20.7  VALIDITY AND ADMISSIBILITY IN EVIDENCE

      All Authorisations required:

      (a) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;

      (b) to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation;

      (c) to enable it to own its material assets and carry on its business as it is being conducted; and

      (d) to enable it to create any Security expressed to be created by it by or pursuant to, or as the case may be, any Security expressed to have been created by it and to be evidenced in, any Security Document and to ensure that such Security has the priority and ranking it is expressed to have, have (save for any filings or registrations required in relation to the Security Documents, which filings or registrations will be made promptly after execution of the relevant documents and in any event within applicable time limits) been obtained or effected and are in full force and effect.

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20.8  GOVERNING LAW AND ENFORCEMENT

      (a) The choice of German law as the governing law of the Finance Documents (or, in respect of any Security Document to which it is a party, the choice of the relevant governing law of that Security Document) will be recognised and enforced in its jurisdiction of incorporation.

      (b) Any judgment obtained in the Federal Republic of Germany in relation to a Finance Document (or, in respect of any Security Document to which it is a party, any judgment obtained in the courts which are expressed to have jurisdiction to hear disputes under that Security Document) will be recognised and enforced in its jurisdiction of incorporation.

20.9  DEDUCTION OF TAX

      It is not required under the law of its jurisdiction of incorporation to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

20.10 NO FILING OR STAMP TAXES

      It is not necessary that the Facilities Agreement be filed, recorded or enrolled with any court or other authority in any jurisdiction where an Obligor is domiciled or that any stamp, registration or similar tax be paid on or in relation to the Facilities Agreement or the transactions contemplated therein.

20.11 NO DEFAULT AND NO MATERIAL ADVERSE EFFECT

      (a) No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

      (b) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject which might have a Material Adverse Effect.

      (c)   No  Material  Adverse  Effect  has  occurred  since  the   date  of
            submission of the latest financial statements pursuant to Clause 21.1(b).

20.12 INFORMATION

      Any written information provided, by the Company on its own behalf or on behalf of any member of the Group, to any Finance Party in connection with the Finance Documents was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated and is not untrue or misleading in any material respect.

20.13 GOOD TITLE TO ASSETS

      Except in relation to certain toll manufacturing equipment, it has, subject to Permitted Security, good and marketable title to or valid leases or licenses of or is otherwise entitled to use all material assets necessary to carry on its business as it is being conducted.

20.14 INTELLECTUAL PROPERTY RIGHTS

      (a) It owns or has licensed to it all the Intellectual Property Rights which are required by it in order for it to carry on its business in all material respects as it is currently

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            being  conducted  (the  "MATERIAL  IPR")  and,  to the  best  of its knowledge and belief, it does not, in carrying on its business, infringe any Intellectual Property Rights of any third party in any material respect.

      (b) It has taken all formal or procedural actions (including payment of fees) required to maintain in full force and effect any registered Material IPR owned by it.

      (c) It is not aware of any adverse circumstance relating to validity, subsistence or use of any of its Intellectual Property which might reasonably be expected to have a Material Adverse Effect.

20.15 CREATION OF SECURITY

      (a) It is, or upon the execution (and the fulfilment of any conditions included therein) of the Security Documents to which it is a party will be, subject to any Permitted Security, the absolute legal and beneficial owner of all the material assets over which it purports to create Security by or pursuant to or as evidenced in the Security Documents.

      (b) Subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant (i) to Clause 4 (Conditions of Utilisation) or (ii) Clause 26 (Changes to the Obligors) and (iii) the conditions precedent set forth in the Finance Documents, each Security Document to which it is or is to be a party creates, or upon such execution will create, the Security which that Security Document purports to create or, if that Security Document purports to evidence Security, accurately evidences, or upon such execution will so evidence, Security which has been validly created.

20.16 PENSION SCHEMES

      Each member of the Group is in compliance with all applicable laws and contracts relating to the pension schemes (if any) for the time being operated by it or in which it participates and each such pension scheme is adequately provided for (either by way of being funded or by way of provision in the balance sheet) based on reasonable actuarial assumptions applicable to the jurisdiction in which the relevant pension scheme is maintained and administered and funded in accordance with applicable law.

20.17 PARI PASSU RANKING

      Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its unsecured and unsubordinated creditors except for obligations mandatorily preferred by law applying to companies generally.

20.18 INTRA-GROUP LOANS

      Other  than   the   existing  Intra-Group  Loans  and  similar  financial
      arrangements set out in Schedule 16 (Existing Intra-Group Loans) there are no other Intra-Group Loans.

20.19 NO PROCEEDINGS PENDING OR THREATENED

      (a) Subject to paragraph (c) below, no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely
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            determined,  might reasonably be expected to have a Material Adverse
            Effect have been started or (to the best of its knowledge and belief) threatened against it.

      (b) No labour disputes, which might reasonably be expected to have a Material Adverse Effect, have (to the best of its knowledge and belief) been started or threatened against it.

      (c)   Other than the Existing  Competition  Law  Proceedings as set out in
            Schedule 15 (Existing Competition Law Proceedings and Anti-Trust Lawsuits), no competition law related (i) civil litigation, civil lawsuits or other civil proceedings of or before any court have been started in accordance with the applicable procedural rules or (to the best of its knowledge and belief) threatened in any relevant jurisdiction against any member of the Group which, if adversely determined, might reasonably be expected to have a Material Adverse Effect nor have (ii) any fines in the aggregate amount exceeding e 2,500,000 been assessed by way of any administrative proceedings by the relevant authorities nor have (iii) any fines in the aggregate amount exceeding the existing fines of e 80,200,000 and additional e 27,750,000 by at least e 2,500,000 in relation to the Existing Competition Law Proceedings identified in Schedule 15 No. I been assessed by way of any administrative proceedings by the relevant authorities.

20.20 ENVIRONMENTAL COMPLIANCE

      (a)   It  and  each  of  its   Subsidiaries  has  obtained  all  requisite
            Environmental Licences required for the carrying on of its business as currently conducted and has at all times complied with:

             (i)   all applicable Environmental Laws;

             (ii)  the terms and conditions of such Environmental Licences; and

             (iii) all other covenants, conditions, restrictions and agreements directly or indirectly concerned with any Environmental Contamination,

             where failure to do so might have a Material Adverse Effect.

             There are to its knowledge no circumstances which may prevent or interfere in any material respect with the compliance in the future of it and each of its Subsidiaries with all applicable Environmental Laws, the terms of all Environmental Licences referred to in paragraph (a) above and all covenants, conditions, restrictions and agreements referred to in such paragraph.

20.21 ENVIRONMENTAL CLAIMS

      No Environmental Claim has been started or (to the best of its knowledge and belief) threatened against it or any of its Subsidiaries which might reasonably be expected to have a Material Adverse Effect.

20.22 TAXATION

      (a) It has duly and punctually paid and discharged all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (save to the extent that: (i) payment is being contested in good faith, (ii) adequate reserves are being

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            maintained  for  those  Taxes  and  (iii)  payment  can be  lawfully withheld; or failure to pay is caused by administrative or technical error that is remedied as soon as possible after receipt of notification thereof from the relevant Tax authorities).

      (b)   It is not materially overdue in the filing of any Tax returns.

      (c) No claims are being or are likely to be asserted against it with respect to Taxes which might reasonably be expected to have a Material Adverse Effect.

20.23 NO INDEBTEDNESS

      It has:

             (i)   no   Financial    Indebtedness    (other    than   Permitted
                   Indebtedness); and

            (ii) no other indebtedness, except for any which has been incurred in the ordinary course of its business.

20.24 NO SECURITY OR GUARANTEES

      (a)    Save for any Permitted Security:

             (i)   no Security exists over all or any of its assets; and

             (ii) no arrangement or transaction as described in Clause 23.3(b) has been entered into by it and is outstanding.

      (b) Save for any Permitted Guarantees or Contingent Liabilities, it has not granted or agreed to grant any guarantee.

20.25 NO IMMUNITY

      In any proceedings taken in its jurisdiction of incorporation in relation to any Finance Document to which it is a party, it will not be entitled to claim for itself or any of its assets any immunity from suit, execution, attachment or other legal process.

20.26 INFORMATION MEMORANDUM

      (a) The Information Memorandum is not misleading in any material respects and all factual information provided by or on behalf of any Obligor to the Mandated Lead Arrangers was true and accurate at the date it was provided or as at the date at which it is stated.

      (b) There is no expression of opinion, forecast or projection contained in the Information Memorandum or conclusion reached in the Information Memorandum which is not fair and reasonable in all material respects and all expressions of opinion, forecasts, and projections provided by or on behalf of any Obligor to the Mandated Lead Arrangers were arrived at after careful consideration, were fair and were based on reasonable grounds.

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      (c)   Nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the Information Memorandum being untrue or misleading in any material respect.

      (d) Nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the opinions, forecasts, projections and conclusions contained in the Information Memorandum being other than fair and reasonable in all material respects.

20.27 BASE FINANCIAL STATEMENTS

      (a)   The Base Financial Statements:

            (i) were prepared in accordance with IAS or the Relevant GAAP consistently applied; and

            (ii) (in the case of the unaudited 9 months consolidated interim financial statements of 2002 of the Company) fairly represent the financial condition and operations of the Group as at the date to which they were prepared and during the relevant financial period for which they were prepared, subject to normal year end adjustments, and take account of all material liabilities (contingent or otherwise), and all unrealised or anticipated losses, of the Group as at the date to which they were prepared.

      (b) There has been no material adverse change in the business or financial condition of any Original Obligor since the date to which the latest of the Base Financial Statements was prepared.

      (c)   The financial year of the Group is the calendar year.

20.28 BUDGETS

      (a)    It:

             (i) regards (as at the date that the most recent Budget is delivered to the Facility Agent under Clause 21.4 (Budgets)) as neither unreasonable, nor to any material extent unattainable, any of the forecasts or projections set out in that Budget;

             (ii) believes (after having made all reasonable enquiries) that the assumptions, upon which the forecasts and projections relating to the Group contained in the most recent Budget delivered under Clause 21.4 (Budgets) are based, are fair and reasonable; and

             (iii) has made full  disclosure  of all material facts relating to the Group to all the persons responsible for the preparation of each Budget.

20.29 GROUP STRUCTURE CHART

      (a) The Group Structure Chart contains descriptions which in all material respects are true, complete and correct of the corporate ownership structure of the Group as it will be immediately after Closing, including details of:

             (i)   all Subsidiaries, direct or indirect, of the Company;

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             (ii)  all  minority shareholdings in any member of the Group  held by any person who is not a member of the Group;

             (iii) all companies,  partnerships and Joint Ventures in which any member of the Group has an interest or participation; and

             (iv) all Intra-Group Loans in an amount of more than e 1,000,000 which are not merely temporary trading balances,

             in each case as they will be immediately after Closing.

      (b) There are no re-organisational steps relating to the corporate ownership structure of the Group contemplated at the date of this Agreement (including, without limitation, any significant transfers of businesses or assets from one member of the Group to another) which are not reflected in the Group Structure Chart.

      (c) All re-organisational steps resulting in the Group corporate ownership structure set out in the Group Structure Chart have been or will be taken in compliance in all material respects with all relevant laws and regulations and all requirements of all relevant regulatory authorities.

20.30 ISSUE OF SHARE CAPITAL

      Except for the Management and Employee Benefit Plans, the Hitco Options and the conversion rights under the convertible bonds issued by the Company in September 2000, there are no agreements in force or corporate resolutions passed which call for the present or further issue or allotment of, or grant to any person the right (whether conditional or otherwise) to call for the issue or allotment of, any share, partnership interest, loan note or loan capital of any member of the Group (including an option or right of pre-emption or conversion).

20.31 ERISA AND MULTIEMPLOYER PLANS

      (a) Neither any US Group Member nor any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the five calendar years immediately preceding the date of this Agreement made or accrued an obligation to make contributions to any Multiemployer Plan to an extent or in a manner which might reasonably be expected to have a Material Adverse Effect.

      (b) Each Employee Plan is in compliance in all material respects in form and operation with ERISA and the Code and all other applicable laws and regulations.

      (c) Each Employee Plan which is intended to be qualified under section 401(a) of the Code has been determined by the IRS to be so qualified or is in the process of being submitted to the IRS for approval or will be so submitted during the applicable remedial amendment period, and, to the knowledge of the Company, nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of an Employee Plan with no determination, nothing has occurred that would adversely affect such qualification).

      (d) The fair market value of the assets of each Employee Plan subject to Title IV of ERISA is at least equal to the present value of all accumulated benefit obligations under such Employee Plan (based on the assumptions used for the purposes of

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

            Statement of Financial Accounting No. 87) as of the date of the most recent financial statement reflecting such amounts or, if additional contributions are required to make such Employee Plan sufficient, the Company does not believe that such might reasonably be expected to have a Material Adverse Effect.

      (e) There are no material actions, suits or claims pending against an Employee Plan (other than routine claims for benefits), or (to the knowledge of the Company, any US Group Member or any ERISA Affiliate) threatened, which might reasonably be expected to be asserted successfully against any Employee Plan.

      (f) Each US Group Member and any ERISA Affiliate has made all material contributions to or under each such Employee Plan required by law within the applicable time limits prescribed by law, by the terms of such Employee Plan, or by any contract or agreement requiring contributions to an Employee Plan.

      (g) Neither any US Group Member nor any ERISA Affiliate has ceased operations at a facility so as to become subject to the provisions of section 4068(a) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of section 4063 of ERISA or ceased making contributions to any Employee Plan subject to section 4064(a) of ERISA to which it made contributions.

      (h) Neither any US Group Member nor any ERISA Affiliate has incurred or reasonably expects to incur any material liability to PBGC.
20.32 MARGIN STOCK

      (a) No US Group Member is engaged principally, or as one of its important activities, in the business of owning or extending credit for the purpose of purchasing or carrying any Margin Stock.

      (b) The Facilities will not be used, directly or indirectly, for any purpose which might constitute all or any part of the Facilities a "purpose credit" within the meaning of Regulation U or Regulation X.

      (c) No US Group Member or any Facility Agent acting on its behalf has taken or will take any action which might cause the Finance Documents to violate any regulation of the Board of Governors of the Federal Reserve System of the United States.

20.33 INVESTMENT COMPANIES

      No  US  Group  Member  is  subject to regulation under the United  States
      Public Utility Holding Company Act of 1935 or the United States Investment Company Act of 1940 or any United States federal or state statute or regulation limiting its ability to incur indebtedness.

20.34 TIME FOR MAKING REPRESENTATIONS AND WARRANTIES

      (a) The representations and warranties set out in this Clause 20 are made:

             (i) in the case of an Obligor which is a Party on the date of this Agreement, by that Obligor on that date, the date of the first Utilisation Request under this Agreement and the first Utilisation Date; and

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             (ii)  in the case of an Obligor which becomes  a  Party  after the date of this Agreement, by that Obligor on the day on which it becomes an Additional Obligor.

      (b) The Repeating Representations are deemed to be made by each Obligor to each Finance Party by reference to the facts and circumstances then existing on each of the following days or dates:

             (i) (other than in respect of Utilisations on the first Utilisation Date) the date of each Utilisation Request, the first day of each Interest Period and on each Quarter Date throughout the Term of the Letter of Credit; and

             (ii) the day on which a company becomes or it is proposed that a company becomes an Additional Obligor.

21.   INFORMATION UNDERTAKINGS

      The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1  FINANCIAL STATEMENTS

      The Company shall supply to the Facility Agent in sufficient copies for all the Lenders:

      (a) as soon as the same become available, but in any event within one hundred and twenty (120) days after the end of each of its financial years:

             (i)   its  audited  consolidated   and   unconsolidated  financial
                   statements for that financial year; and

             (ii)  at  the  request  of  the  Facility  Agent,   the  financial
                   statements of each Obligor (audited where audited financial statements are available) for that financial year;

            each comprising of its respective balance sheet, profit and loss account and cash flow statement; and

      (b) as soon as the same become available, but in any event within ninty (90) days after the end of each Financial Quarter in each of its financial years, its unaudited consolidated financial statements (in a form satisfactory to the Facility Agent) for that Financial Quarter comprising of its balance sheet, profit and loss account and cash flow statement, together with a description of the business, market and financial developments of the Company and each Obligor.

21.2  COMPLIANCE CERTIFICATE

      (a) The Company shall supply to the Facility Agent, with each set of financial statements delivered pursuant to Clause 21.1(a)(i) or (b) (Financial Statements), a Compliance Certificate setting out (in reasonable detail), in each case as at the date to which those financial statements were drawn up:

            (i) computations as to compliance with Clause 22 (Financial Covenants);

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            (ii)   (in  the  case  of  a   Compliance Certificate  accompanying
                   audited financial statements) computations:

                   (A) establishing the amount of Excess Cash Flow (if any) for the purpose of Clause 9.5 (Mandatory Prepayments from Excess Cash), together with a calculation of how that amount has been determined; and

                   (B) establishing calculations with respect to any Margin reductions for the purpose of Clause 10.2 (Margin Ratchets);

             (iii) in  the case of the annual  audited  consolidated  financial statements by the Company's auditors, a confirmation that the Minimum Guarantor Coverage (as defined in Clause 22.5 (Minimum Guarantor Coverage)) has been met as per the relevant balance sheet date; and

             (iv) (in the case of a Compliance Certificate accompanying unaudited quarterly financial statements) computations with respect to any margin reductions for the purpose of Clause
                   10.2   (Margin   Ratchets)   and  a  list  of  all  Material
                   Subsidiaries.

      (b) The Company shall ensure that each Compliance Certificate shall be signed by two directors of the Company and, if required to be delivered with the financial statements delivered pursuant to Clause 21.1(a)(i), by the auditors that certified such statements.

21.3  REQUIREMENTS AS TO FINANCIAL STATEMENTS

      (a) Each set of financial statements delivered by the Company pursuant to Clause 21.1(a) shall be audited and certified without material qualification by an internationally recognised firm of independent auditors approved by the Facility Agent.

      (b) Each set of financial statements delivered by the Company pursuant to Clause 21.1 (Financial Statements) shall be certified by two directors or, as the case may be, two members of the management board of the Company or relevant Obligor as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

      (c) Each set of financial statements delivered by the Company pursuant to Clause 21.1(b) shall be in such form as the Facility Agent may reasonably require and shall include a comparison of actual performance with the performance projected by the relevant Budget for the period to which those financial statements relate, as well as a comparison with the preceding year, and shall provide management commentary explaining any differences in such performance and any material developments or proposals affecting the Group or its business.

      (d) The Company will ensure that each set of financial statements delivered by it pursuant to Clause 21.1 (Financial Statements) is prepared using the IAS and accounting practices and financial reference periods consistent with those applied in the preparation of the Base Financial Statements unless, in relation to any set of financial statements, it notifies the Facility Agent that such financial statements have been prepared on a different basis as a result of a change in accounting

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            principles  and its auditors  (being an  internationally  recognised firm of independent auditors approved by the Facility Agent) deliver to the Facility Agent:

            (i) a description of any change necessary for those financial statements to reflect the IAS, accounting practices and reference periods upon which the Base Financial Statements were prepared; and

            (ii) sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Lenders to determine whether Clause 22 (Financial Covenants) has been complied with and to establish any of the other matters referred to in Clause 21.2 (Compliance Certificate) and to make an accurate comparison between the financial position indicated in those financial statements and the Base Financial Statements.

             Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Base Financial Statements were prepared.

      (e) If the Company notifies the Facility Agent of a change in accordance with paragraph (d) above then the Company and Agent shall enter into negotiations in good faith with a view to agreeing:

             (i) whether or not the change might result in any material alteration in the commercial effect of any of the terms of this Agreement; and

             (ii) if so, any amendments to this Agreement which may be necessary to ensure that the change does not result in any material alteration in the commercial effect of those terms, and if any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with their terms.

21.4  BUDGETS

      (a) The Company shall, as soon as the same becomes available and in any event no later than three (3) Months after to the commencement of each financial year of the Group, deliver to the Facility Agent in sufficient copies for the Lenders a budget for that financial year and the following three (3) financial years (together, the "FINANCIAL YEARS UNDER REVIEW") (in a form and showing such detailed information as the Facility Agent may reasonably require) prepared by reference to each Financial Quarter and including:

             (i) forecasts of any projected disposals (including timing and amount of any projected disposals) on a consolidated basis of the Group for each Financial Year under Review;

             (ii) projected profit and loss accounts (including projected turnover and operating costs), broken down in respect of operating profit before depreciation and amortisation in different business units/divisions, and projected balance sheets and cash flow statements, together with the main operating assumptions relating to such projected financial statements, on a quarterly basis, for each Financial Year under Review on a consolidated basis for the Group;

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

             (iii) revisions  to  the  projections  set out in the  Budget  and actuals of the preceding year, together with the main operating assumptions relating thereto, for each Financial Year under Review, based on the financial condition and performance and prospects of the Group at such time;

             (iv)  projected Capital Expenditure  as  defined  in  Clause  22.1
                   (Financial Definitions) to be incurred on a Financial Quarter basis for the Financial Years under Review on a consolidated basis for the Group; and

             (v)   projected  Consolidated  EBITDA   as  at  the  end  of  each
                   Financial Quarter.

      (b) The Company shall provide the Facility Agent with details of any material changes in the projections delivered under this Clause 21.4 as soon as reasonably practicable after it becomes aware of any such change.

21.5  INFORMATION: MISCELLANEOUS

      (a) The Company shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

            (i) all material documents dispatched by any member of the Group to its shareholders (or any class of them) or by the Company and its Material Subsidiaries to its creditors generally at the same time as they are dispatched;

            (ii) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group and which might, if adversely determined, have a Material Adverse Effect and any details of any litigation or administrative proceedings regarding competition law proceedings and related civil lawsuits, including, for the avoidance of doubt, any fines which have been assessed by way of any administrative proceedings by the relevant authorities, including details regarding the Existing Competition Law Proceedings and Anti-Trust Lawsuits as identified in Schedule 15;

            (iii) in relation to each Financial Quarter, a status report relating to the Existing Competition Law Proceedings signed by the Company's in-house legal counsel;

             (iv) promptly upon becoming aware of them, the details of any labour dispute which is current, threatened or pending against any member of the Group and which might, if adversely determined, have a Material Adverse Effect;

             (v) promptly upon becoming aware of them, the details of any rating or, following the issuance of any such rating, any change in an Obligor's credit rating by Moody's Investor Services, Inc. or by Standard and Poor's Corporation;

             (vi) promptly upon becoming aware of them, the details of any proposed acquisition(s) in excess of e 10,000,000 per annum, including, but not limited to:

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                   (A)   the provision of the  target  company's audited annual
                         financial statements;

                   (B) due diligence reports prepared in connection with such acquisition(s); and

                   (C)   pro  forma  projections  for  the  Group   after   the
                         acquisition of the target company;

             (vii) promptly  upon  becoming  aware  of them, the details on any material change with regard to lines of credit exceeding in each case e 1,000,000 granted by banks and/or financial institutions other than the Lenders in relation to the Facilities;

             (viii)details  of  any change in the corporate ownership structure of the Group from that set out in the Group Structure Chart; and

             (ix) promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Facility Agent) may reasonably request.

      (b) The Company shall ensure that, upon receipt of reasonable notice, senior management is available once a year for the purpose of a meeting with the Lenders, the Facility Agent and the Documentation Agent in relation thereto.

21.6  NOTIFICATION OF DEFAULT

      (a) Each Obligor shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

      (b) Promptly upon a request by the Facility Agent, the Company shall supply to the Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

21.7  ERISA REPORTING REQUIREMENTS

      (a) The Company shall procure that each US Group Member and each ERISA Affiliate (each a "RELEVANT COMPANY") shall:

             (i) promptly and in any event within thirty days after any Relevant Company knows or has reason to know that any ERISA Event which would reasonably be expected to have a Material Adverse Effect has occurred; and

             (ii) promptly and in any event within ten days after any Relevant Company knows or has reason to know that a request for a minimum funding waiver under section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, deliver to the Facility Agent a written statement of the Chief Financial Officer of the Company describing such ERISA Event or waiver request and the action, if any, that it proposes to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto.

      (b) The Company shall procure that each US Group Member and each ERISA Affiliate (each a "RELEVANT COMPANY") shall, simultaneously with the date that any Relevant Company files a notice of intent to terminate any Title IV Plan (if such termination would require material additional contributions in order to be considered a standard termination within the meaning of section 4041(b) of ERISA), deliver to the Facility Agent a copy of such notice.

22.   FINANCIAL COVENANTS

      The covenants in this Clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.1  FINANCIAL DEFINITIONS

      (a)   In this Clause 22:

            "APPROVED BANK" means any bank which is an authorised banking institution under applicable legislation and whose debt securities are rated at least A1 by Moody's Investor Services, Inc. or A+ by Standard and Poor's Corporation or as the Facility Agent may approve.

            "CAPITAL EXPENDITURE" means any capital expenditure, including expenditure for the acquisition of equipment, tangible fixed assets, real property, intangible assets and other assets of a capital nature or for the replacement or substitution therefor or additions or improvements thereto.

            "CASH" means:

             (i)   cash in hand;

             (ii) any credit balance in Euro or any other currency on any current, savings or deposit account with any Approved Bank that is repayable on demand or upon not more than ninety
                   (90) days' notice; and

             (iii) in relation  to Term Facility B, any credit balance relating to cash deposits made in relation to cancellations, but not in relation to any capitalised interest accrued.

             "CASH EQUIVALENTS" means:

             (i) debt securities denominated in Euro or any other currency which are not convertible into any other form of security, rated or issued by any person rated A1 or better by Moody's Investor Services, Inc. or A+ or better by Standard & Poor's Corporation and not issued or guaranteed by any member of the Group;

             (ii) certificates of deposit denominated in Euro or any other currency issued by, and acceptances so denominated by, banking institutions authorised under applicable legislation which at the time of making such issue or acceptances, have outstanding debt securities rated as provided in paragraph
                   (ii) above;

             (iii) such  other  securities (if any) as are approved as such  in writing by the Facility Agent (acting on the instructions of the Majority Lenders); and

             (iv) which, in each case, have no more than twelve (12) months to final maturity.

             "CONSOLIDATED EBITDA" means, in respect of any Relevant Period, consolidated net pre-taxation profits of the Group for such Relevant Period adjusted by:

             (i)   adding back Net Interest Costs;

             (ii) adding back any amount attributable to the depreciation of tangible assets or impairment of shareholdings;

             (iii) adding back any amount attributable  to  the amortisation of goodwill, intellectual property and other intangible assets;

             (iv)  adding  back  any amount attributable to net  write-offs  of
                   tangible  fixed   assets,   including  but  not  limited  to
                   impairment tests or restructuring measures; and

             (v) adding back any amount attributable to the provisions for the Competition Law Liabilities and for any other future competition law related fines.

             "EXCESS CASH FLOW" means, in respect of any financial year of the Group, consolidated cash flow from operating activities according to IAS less:

            (i)   acquisitions and Capital Expenditure for that financial year;

            (ii) the payment of any fines in relation to Competition Law Liabilities and any other potential future competition law related fines;

            (iii) Total Debt Service for that financial year; and

            (iv) the aggregate value of prepayments of Term Facility A Loans made pursuant to Clause 9.8 (Voluntary Prepayment) during that financial year.

             "INTEREST COVER" means the ratio of Consolidated EBITDA to Net Interest Expense.

             "INTEREST PAYABLE" means, in respect of any Relevant Period, the aggregate amount of interest (including the interest element of leasing and hire purchase payments), expenses (cash or non-cash), commission, fees, discounts and other finance charges of whatsoever nature payable by any member of the Group (including any commission, fees, discounts and other finance charges payable by any member of the Group under any interest rate hedging arrangement) but after deducting any commission, fees, discounts and other finance charges receivable by any member of the Group under any interest rate hedging arrangement.

             "LEVERAGE RATIO" means the ratio of Total Net Debt to Consolidated EBITDA.

             "NET INTEREST COSTS" means Interest Payable, but after deducting any non-cash interest, interest receivable or accrued by any member of the Group on any cash deposit or bank account or on any Cash Equivalents.

             "NET INTEREST  EXPENSE"  means  Net  Interest  Costs  less imputed
             interest   on  antitrust  liabilities  less  interest  on  pension
             provisions.

             "NET WORTH" means the shareholders' equity, including capital stock, additional paid-in capital, revenue reserves and minority interest as reflected in the quarterly and annual consolidated balance sheet of the Group.

             "RELEVANT PERIOD" means each period of twelve (12) months ending on the last day of each of the Company's financial years and/or each period of twelve (12) months that corresponds with four consecutive Financial Quarters ending on the Quarter Date on which the relevant calculation falls to be made.

             "TOTAL DEBT SERVICE" means, in respect of any Relevant Period, the aggregate of:

             (i)   Net Interest Costs;

             (ii) all scheduled repayments and mandatory prepayments paid or falling due in respect of the Facilities but excluding any amounts paid or falling due under the Revolving Credit Facility and capable of being simultaneously re-drawn under the terms of this Agreement); and

             (iii) all repayments, prepayments and other payments  of principal paid or falling due in respect of any other Financial Indebtedness of any member of the Group but excluding any amounts paid or falling due under any overdraft or revolving credit facility and capable of being simultaneously re-drawn under the terms of the relevant facility).

             "TOTAL NET DEBT" means, at any time (but so that no amount shall be included or excluded more than once), the aggregate indebtedness of the members of the Group constituting Financial Indebtedness (but excluding indebtedness of any Group member to another Group member) less Cash and Cash Equivalents plus:

             (i)   the amount of receivables sold or securitised; and

             (ii) liabilities in relation to, and provisions for, the Competition Law Liabilities as stated in the Company's quarterly or annual balance sheet, any other competition law related fines, related civil proceedings and costs related to either of them, or, if greater, the amount of the Letter of Credit.

      (b) All accounting expressions which are not otherwise defined in this Agreement shall be construed in accordance with IAS.

22.2  NET WORTH

      Net Worth shall at all times throughout the term of the Facilities exceed e 175,000,000.

22.3  INTEREST COVER

      The Company must ensure that the ratio of Consolidated EBITDA to Net Interest Expense for each Relevant Period ending on a Quarter Date specified in Column A below shall equal or exceed the ratio set out opposite such Quarter Date in Column B below:

    COLUMN A                                  COLUMN B
 (QUARTER DATE)                                (RATIO)
--------------------------------------------------------
     31 March 2003                             3.00:1
--------------------------------------------------------
     30 June 2003                              3.00:1
--------------------------------------------------------
   30 September 2003                           3.00:1
--------------------------------------------------------
   31 December 2003                            3.00:1
--------------------------------------------------------
     31 March 2004                             3.25:1
--------------------------------------------------------
     30 June 2004                              3.50:1
--------------------------------------------------------
   30 September 2004                           3.75:1
--------------------------------------------------------
   31 December 2004                            4.25:1
--------------------------------------------------------
     31 March 2005                             4.50:1
--------------------------------------------------------


22.4  TOTAL NET DEBT TO CONSOLIDATED EBITDA

      The Company must ensure that the ratio of Total Net Debt as at each Quarter Date specified in Column A below to Consolidated EBITDA for the Relevant Period ending on such Quarter Date shall not be greater than the ratio set out opposite such Quarter Date in Column B below:

    COLUMN A                                  COLUMN B
 (QUARTER DATE)                                (RATIO)
--------------------------------------------------------
     31 March 2003                             5.75:1
--------------------------------------------------------
     30 June 2003                              5.25:1
--------------------------------------------------------
   30 September 2003                           5.00:1
--------------------------------------------------------
   31 December 2003                            4.75:1
--------------------------------------------------------
     31 March 2004                             4.50:1
--------------------------------------------------------
     30 June 2004                              4.25:1
--------------------------------------------------------
   30 September 2004                           4.00:1
--------------------------------------------------------
   31 December 2004                            3.50:1
--------------------------------------------------------
     31 March 2005                             3.25:1
--------------------------------------------------------

22.5  MINIMUM GUARANTOR COVERAGE

      The Company must ensure that by reference to the annual audited accounts of the Group, the Consolidated EBITDA and/or turnover of the Guarantors, in each case represents at least eighty-five (85) per cent. of the Consolidated EBITDA and/or turnover of the Group at all times (the "MINIMUM GUARANTOR COVERAGE").

22.6  CALCULATIONS

      All calculations made for the purposes of the covenants set out in Clause 22.3 (Interest Cover) to Clause 22.5 (Minimum Guarantor Coverage) (inclusive) shall be made by reference to, where the Relevant Period to which such covenant relates ends on, or the Quarter Date to which such covenant relates falls on:

      (a) any day other than the last day of any financial year of the Company, the unaudited consolidated financial statements of the Company for each of the four consecutive Financial Quarters within that Relevant Period or, as the case may be, the unaudited consolidated financial statements of the Company for the Financial Quarter ending on that Quarter Date, in each case as delivered pursuant to Clause 21 (Information Undertakings); and

      (b)    the last day of any financial year of the Company, as in paragraph
             (a)  above  or,  when   so  delivered,  the  audited  consolidated
             financial statements of the Company for that financial year.

22.7  FINANCIAL TESTING

      (a) Thefinancial covenants set out in this Clause 22 shall be tested by reference to each of the financial statements and each Compliance Certificate delivered pursuant to Clause 21.1 (Financial Statements) and Clause 21.2 (Compliance Certificate).

      (b) All financial covenants set out in Clause 22.3 (Interest Cover) and Clause 22.5 (Minimum Guarantor Coverage) shall be tested against the Company's latest consolidated financial statements on a four Financial Quarter rolling basis and adjusted pro forma for Permitted Acquisitions and Permitted Disposals.

23.   GENERAL UNDERTAKINGS

      The undertakings in this Clause 23 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

23.1  AUTHORISATIONS

      (a) Each Obligor shall (and the Company shall ensure that each other member of the Group will) promptly:

             (i) obtain, comply with and do all that is necessary to maintain in full force and effect; and

             (ii)  supply certified copies to the Facility Agent of,

      any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

      (b) Each Obligor shall (and the Company shall ensure that each other member of the Group will):

             (i) ensure that it has the right and is duly qualified to conduct its business as it is conducted from time to time in all applicable jurisdictions;

             (ii) obtain, comply with and do all that is necessary to maintain in full force and effect any Authorisation which is necessary for the conduct of its business or the business of the Group as a whole; and

             (iii) upon  the  Facility  Agent's   written  request  supply  the
                   Facility Agent with copies of any such Authorisations.

23.2  COMPLIANCE WITH LAWS

      Each Obligor shall (and the Company shall ensure that each other member of the Group will) comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents to which it is a party.

23.3  NEGATIVE PLEDGE

      (a) No Obligor shall (and the Company shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

      (b) No Obligor shall (and the Company shall ensure that no other member of the Group will):

             (i) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by any member of the Group;

             (ii)  sell,  transfer  or  otherwise  dispose  of   any   of   its
                   receivables on recourse terms;

            (iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

             (iv) enter into any other preferential arrangement having a similar effect,

             in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

      (c)   Paragraphs (a) and (b) above do not apply to Permitted Security.

23.4  DISPOSALS

      (a) Other than pursuant to the Management and Employee Benefit Plans, the Hitco Options and the conversion rights under the convertible bonds issued by the Company in September 2000, no Obligor shall (and the Company shall ensure that no other member of the Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any shares in any member of the Group.

      (b) No Obligor shall (and the Company shall ensure that no other member of the Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of all or any part of its respective assets (other than shares referred to in paragraph (a) above).

      (c)   Paragraph (b) above does not apply to any Permitted Disposal.

23.5  OPTIONS

      Other than pursuant to the Management and Employee Benefit Plans, the Hitco Options and the conversion rights under the convertible bonds issued by the Company in September 2000, no Obligor shall (and the Company shall ensure that no other member of the Group will) enter into or permit to subsist any option or other arrangement whereby any person has the right (whether or not exercisable only on a contingency) to require any member of the Group to purchase or otherwise acquire or sell or otherwise dispose of any material property or any interest in any material property otherwise than where any such arrangement is permitted by Clause 23.27 (Treasury Transactions).

23.6  CHANGE OF BUSINESS

      No Obligor shall (and the Company shall ensure that no other member of the Group will) make, or take any steps to make, any substantial change to the general nature of its business from that carried on at the date of this Agreement or carry on any other business which results in any substantial change to the general nature of the business of the Group as a whole from that carried on at the date of this Agreement.

23.7  YEAR END

      Commencing 1 January 2003, each Obligor shall (and the Company shall ensure that each other member of the Group will) ensure that each of its financial years and each Financial Quarter in each of its financial years shall end on a Quarter Date and the Company shall ensure that each financial year, and each Financial Quarter of each financial year, of the Group shall end on a Quarter Date.

23.8  RECORD KEEPING

      Upon reasonable notice being given by the Facility Agent to the relevant Obligor, that Obligor shall (and the Company shall ensure that each other member of the Group will) permit the Facility Agent and/or any professional advisers appointed by the Facility Agent to examine during normal business hours the records and books of account of such Obligor or other member of the Group for the purpose of ascertaining compliance with the Finance Documents.

23.9  CONSTITUTIONAL DOCUMENTS

      No Obligor shall (and the Company shall ensure that no other member of the Group will) request, permit or make any change to its constitutional documents without prior written notification to the Facility Agent where such change relates to the shareholders, the share capital, the management, the registered office or the legal form of such Obligor.

23.10 PRESERVATION OF ASSETS

      Each Obligor shall (and the Company shall ensure that each other member of the Group will) maintain and preserve all of its assets that are necessary in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

23.11 INSURANCE

      (a) Each Obligor shall (and the Company shall ensure that each other member of the Group will) maintain insurance on and in relation to its business and assets with reputable underwriters or insurance companies against such risks and to such extent as is usual for prudent companies carrying on a business such as that carried on by such Obligor or Group member in the country or countries in which such Obligor or Group member owns or leases property or otherwise conducts its business.

      (b) Without limiting paragraph (a) above, each Obligor shall (and the Company shall ensure that each other member of the Group will) maintain insurance against business interruption, professional indemnity (i.e. directors' and officers' liability insurance), pollution and public liability in each case at levels no lower than those in place prior to Closing.

      (c) Each Obligor shall (and the Company shall ensure that each other member of the Group will) pay all premiums and do all other things necessary to keep on foot the insurances required to be effected and maintained by it pursuant to paragraphs (a) and (b) above and will procure that all insurance policies or certificates of insurance evidencing compliance with paragraphs (a) and (b) above or (in the absence of the same) such other evidence of the existence of any insurance referred to in paragraph (a) and (b) above as may be reasonably acceptable to the Facility Agent shall contain loss payee provisions acceptable to the Facility Agent and the Security Agent noting the Security Agent's interest thereon and naming the Security Agent as loss payee.

      (d) The Company shall supply the Facility Agent on reasonable request with copies of each receipt for all premiums and other amounts payable by any Obligor or other member of the Group under the insurances effected and maintained by any of them pursuant to paragraphs (a) and (b) above and shall, in any event, use all reasonable endeavours to procure that the insurer in respect of such insurances undertakes to the Facility Agent to notify it should any renewal fee or other sum payable by any Obligor or other Group member not be paid when due.

      (e) Upon reasonable request, the Company shall supply the Facility Agent with a copy of all insurance policies or certificates of insurance evidencing compliance with paragraphs (a) and (b) above or (in the absence of the same) such other evidence of the existence of any insurance referred to in paragraphs (a) and (b) above as may be reasonably acceptable to the Facility Agent and shall, in any event, notify the Facility Agent of any material changes to any such insurance made from time to time.

23.12 INTELLECTUAL PROPERTY

      Each Obligor shall (and the Company shall ensure that each other member of the Group will):

      (a) make such registrations and pay such fees and other amounts as are necessary to keep those registered Intellectual Property Rights which are necessary for the carrying out of the business of the Group as a whole in force and to record its interest in those Intellectual Property Rights;

      (b) observe and comply with all material obligations and laws to which it in its capacity as registered proprietor, beneficial owner, user, licensor or licensee of the Intellectual Property Rights (or any part thereof) is subject where failure to do so might reasonably be expected to have a Material Adverse Effect;

      (c) do all acts as are reasonably practicable (including, without limitation, the institution of legal proceedings) to maintain, protect and safeguard the Intellectual Property necessary for carrying out of the business of the Group as a whole; and

      (d) not terminate or discontinue the use of any Intellectual Property necessary for carrying out of the business of the Group, save that licensing arrangements in relation to such Intellectual Property may be entered into between members of the Group PROVIDED THAT such licensing arrangements:

             (i)   do not allow any further sub-licensing by the licensee; and

             (ii) do not have a material adverse effect on the value of any of the Intellectual Property licensed under such.

23.13 ENVIRONMENTAL COMPLIANCE

      Each Obligor shall (and the Company shall ensure that each other member of the Group will) obtain and maintain all requisite Environmental Licences and comply with:

      (a)    all applicable Environmental Laws; and

      (b) the terms and conditions of all Environmental Licences applicable to it,

      and take all reasonable steps in anticipation of known or expected future changes to or obligations under the same, in each case where failure to do so would or might reasonably be expected to have a Material Adverse Effect.

23.14 ENVIRONMENTAL CLAIMS

      The Company shall inform the Facility Agent in writing as soon as reasonably practicable upon its becoming aware of:

      (a) any Environmental Claim which has been commenced or threatened against any member of the Group, or

      (b) any facts or circumstances which will or are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

      where the claim might, if determined against that member of the Group, reasonably be expected to have a Material Adverse Effect.

23.15 PENSION SCHEMES

      (a) The Company will, if reasonably requested by the Facility Agent, deliver to the Facility Agent:

             (i) at such time as those reports are prepared in order to comply with then current statutory or auditing requirements (if any); and

             (ii) if the Facility Agent reasonably believes that any relevant statutory or auditing requirements are not being complied with,

            actuarial reports in relation to the pension schemes for the time being operated by members of the Group.

      (b) Each Obligor shall (and the Company shall procure that each other member of the Group will) ensure that all pension schemes applicable to it are fully provided for (either by way of being funded or by way of provision in its balance sheet) based on reasonable actuarial assumptions to the extent required by applicable law and are administered and funded in accordance with applicable law.

23.16 TAXATION

      (a) Each Obligor shall (and the Company shall ensure that each other member of the Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties, save to the extent that:

            (i)    payment is being contested in good faith;

            (ii)   adequate reserves are being maintained for those Taxes; and

            (iii)  payment can be lawfully withheld.

      (b) No Obligor shall (and the Company shall ensure that no other member of the Group will) be materially overdue in the filing of any Tax returns.

      (c) Each Obligor shall (and the Company shall ensure that each other member of the Group will) do all such things as are necessary to ensure that no claims are or are reasonably likely to be asserted against any member of the Group with respect to Taxes which might reasonably be expected to have a Material Adverse Effect.

23.17 SECURITY

      (a) Each Obligor shall ensure that any Security expressed to be created by it by or pursuant to, or, as the case may be, expressed to have been created by it and to be evidenced in, any Security Document remains in full force and effect with the ranking and priority it is expressed to have.

      (b) No Obligor shall (and the Company shall ensure that no other member of the Group will) do or omit to do anything or knowingly permit or cause anything to be done or omitted to be done which would or could adversely affect any Security expressed to be created by any Obligor by or pursuant to, or any Security expressed to have been created by any Obligor and to be evidenced in, any Security Document.

      (c) Each Obligor shall take all such action as the Facility Agent or the Security Agent may reasonably request for the purpose of perfecting any Security granted or to be granted pursuant to the Finance Documents.

      (d) Each Obligor shall, if the Security Agent lawfully exercises any power (whether of sale or other disposal or otherwise) or right with respect to the Charged Assets, do all reasonable acts to permit the exercise of such power or right.

      (e)    Each Obligor shall  satisfy the  conditions  subsequent  set out in
             Part  II  of  Schedule  2   (Conditions   Precedent   andConditions
             Subsequent) as soon as possible after the Closing Date.

23.18 PARI PASSU RANKING

      Without limiting Clause 23.17(a), each Obligor shall (and shall cause each other member of the Group to) ensure that its payment obligations under the Finance Documents will rank at least pari passu with the claims of all its unsecured and unsubordinated creditors except for obligations mandatorily preferred by law applying to companies generally.

23.19 SHARE CAPITAL

      No Obligor shall (and the Company shall ensure that no other member of the Group will):

      (a) redeem, purchase, return or make any repayment in respect of any of its share capital or make any capital distribution or enter into any agreement to do so; or.

      (b) allot or issue any shares or grant to any person the right (whether conditional or otherwise) to call for the issue or allotment of any share, partnership interest, loan note or loan capital of such Obligor or other member (including an option or a right of pre-emption or conversion) or enter into any agreement or pass any corporate resolution to do any of the foregoing other than:

            (i) for the purposes of an issue of shares by one wholly-owned Subsidiary of the Company to another wholly-owned Subsidiary of the Company; or

            (ii) for the purposes of an issue of shares by any member of the Group to a person who acts or is to act as the trustee of any Group pension scheme or employee or management incentive scheme PROVIDED THAT such scheme has been approved in writing by the Facility Agent such approval not to be unreasonably withheld.

23.20 DIVIDENDS AND OTHER DISTRIBUTIONS

      As long as the Leverage Ratio is greater than 2.0:1:

      (a) the Company shall use its reasonable endeavours to ensure that the members of its boards will not propose to make any dividend, return on capital, repayment of capital contributions or other distribution (whether in cash or kind) or make any distribution of assets or other payment whatsoever in respect of share capital whether directly or indirectly; and

      (b) the Company will refrain from making any share buy-backs other than as provided for in the Management and Employee Benefit Plans.

23.21 SUBORDINATED DEBT

      No Obligor shall (and the Company shall ensure that no other member of the Group will):

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      (i)   pay, repay, prepay, redeem,  purchase,  return  or otherwise retire the principal amount of any indebtedness; or

      (ii) pay any interest or return on principal or repayment of principal or other distribution (whether in cash or kind) or make any distribution of assets or other payments whatsoever in respect of any indebtedness, in each case under any Intra Group Loan Document with a member of the Group which is not an Obligor.

23.22 CASH FLOW RESTRICTIONS

      The Company shall ensure that, save for the Finance Documents, no member of the Group will be a party to any contractual or similar arrangement pursuant to which any member of the Group is prohibited from making any payments of dividends or other distributions, or from lending monies, to another member of the Group.

23.23 MERGER

      With the exception of the proposed merger of SGL CARBON S.A., Nowy Sacz, Poland and ZEW S.A., Raciborz, Poland (PROVIDED THAT the shares in the merged entity are pledged, charged or assigned in favour of the Security Agent and/or the Secured Parties), no Obligor shall (and the Company shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger or corporate reconstruction which results in assets being transferred from it to an entity that is not an Obligor unless the Facility Agent (acting on the instructions of the Majority Lenders) shall have given its prior written consent thereto, such consent not to be unreasonably withheld.

23.24 INDEBTEDNESS

      No Obligor shall (and the Company shall ensure that no other member of the Group will) incur, create or permit to subsist or have outstanding:

      (a) any Financial Indebtedness or enter into any agreement or arrangement whereby it is entitled to incur, create or permit to subsist any Financial Indebtedness, other than, in either case, Permitted Indebtedness; or

      (b) any other indebtedness or enter into any agreement or arrangement whereby it is entitled to incur, create or permit to subsist any other indebtedness, except, in either case, in the ordinary course of its business.

23.25 LOANS OUT

      (a) No Obligor shall (and the Company shall ensure that no other member of the Group will) make any loans, grant any credit or provide any other financial accommodation to or for the benefit of any person, including any of its shareholders.

      (b)    Paragraph (a) shall not apply to Permitted Loans.

23.26 GUARANTEES OR CONTINGENT LIABILITIES

      (a) No Obligor shall (and the Company shall ensure that no other member of the Group will):

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            (i)    give any guarantee or indemnity to or for the benefit of any
                   person  or   otherwise  voluntarily  assume  any  liability,
                   whether actual or contingent, in respect of any obligation of any person; or

            (ii)   be  or  become  directly   or   indirectly  or  actually  or
                   contingently liable for any loss, damage or expense resulting from the non-payment or breach of any obligation of any other person.

      (b) Paragraph (a) shall not apply to any Permitted Guarantees or Contingent Liabilities.

23.27 TREASURY TRANSACTIONS

      No Obligor shall (and the Company shall ensure that no other member of the Group will) enter into any Treasury Transaction except for:

      (a) Treasury Transactions entered into in accordance with Clause 23.28 (Hedging); and

      (b) any other foreign exchange transactions for spot or forward delivery entered into in the ordinary course of business (and not for investment or speculative purposes) to hedge actual or projected exposures (including, without limitation, currency exposure relating to Loans made in Dollars) incurred by any member of the Group.

23.28 HEDGING

      Each Borrower shall (and the Company shall ensure that each other member of the Group will) enter into and/or maintain Hedging Agreements:

      (a) so as to ensure that for a period of thirty (30) Months commencing on the date of this Agreement the Group has hedging of interest rate exposure in respect of not less than fifty (50) per cent. of the aggregate Commitments in respect of the Outstandings relating to the Term Facilities from time to time; and

      (b) which rank pari passu with the claims of the Finance Parties under the Finance Documents.

23.29 ACQUISITIONS

      No Obligor shall (and the Company shall ensure that  no  other  member of
      the   Group  will)  engage  in  any  Acquisitions  other  than  Permitted
      Acquisitions or as otherwise permitted by Clause 23.30 (Joint Ventures).

23.30 JOINT VENTURES

      (a) No Obligor shall (and the Company shall ensure that no other member of the Group will):

             (i)   form, or enter into, or permit to subsist;

             (ii) purchase, subscribe for or otherwise acquire any shares (or other securities or any interest therein) in; or

             (iii) transfer  any assets to, or lend to, or  guarantee  or  give security for the obligations of,

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             any  partnership,   consortium,   Joint   Venture  or  other  like
             arrangement or agree to do any of the foregoing.

      (b)    Paragraph (a) shall not apply to:

             (i) any partnership, consortium, Joint Venture or other like arrangement existing at the date of this Agreement;

                         (ii)   any Permitted Loans; and

             (iii) any Permitted Guarantees and Contingent Liabilities.

23.31 MANDATORY CASH COLLATERAL

      Until  the  Expiry  Date,   the  Company  shall  provide  Mandatory  Cash
      Collateral on each anniversary of 24 October 2002.

23.32 AMENDMENTS TO FINANCE AND OTHER DOCUMENTS

      Neither the Company nor any Obligor shall amend, vary, novate, supplement or terminate any document delivered to the Facility Agent pursuant to Clause 4 (Conditions of Utilisation) or Clause 26 (Changes to the Obligors), or waive any right thereunder, except for:

      (a) any of the foregoing which is expressly consented to in writing by the Facility Agent (acting on the instructions of the Majority Lenders); or

      (b) any amendment, variation or waiver which is of a minor or technical nature.

23.33 COMPLIANCE WITH ERISA

      The Company shall procure that each US Group Member and each ERISA Affiliate shall not cause or permit to occur either an event which would result in the imposition of Security under section 412 of the Code or section 302 or section 4068 of ERISA or an ERISA Event that might reasonably be expected to have a Material Adverse Effect.

23.34 FEDERAL RESERVE REGULATIONS

      The Company shall procure that each US Group Member and each ERISA Affiliate will use the Facilities without violating Regulations T, U and X.

23.35 MATERIAL ADVERSE EFFECT

      No Obligor shall (and the Company shall ensure that no other member of the Group will) enter into any agreement or obligation:

      (i)    which is reasonably likely to have a Material Adverse Effect; or

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      (ii)   the performance of which would result in a breach of any provision of any Finance Document by any Obligor.

23.36 ADDITIONAL GUARANTOR

      The Company shall procure that any Subsidiary which qualifies as a Material Subsidiary becomes an Additional Guarantor no later than 90 days after the date of this Agreement or, if such Subsidiary only qualifies as a Material Subsidiary after such date, after the relevant audited financial statements are to be delivered in accordance with Clause 21.1 (Financial Statements) para. (a) (i), that the shares in such Material Subsidiary are pledged or assigned and that the assets of such Material Subsidiary are pledged or assigned in favour of the Finance Parties in accordance with the applicable laws. However, should any Obligor acquire shares in a target company which will qualify as a Material Company, the above applies mutatis mutandis within 90 days of the date of such acquisition.

23.37 MANDATORILY DISCHARGED INDEBTEDNESS AND PERMITTED INDEBTEDNESS

(a) The Borrowers undertake to make a Utilisation of Term Facility A for the purposes of discharging the Mandatorily Discharged Indebtedness not later than 30 Business Days after the date of this Agreement. However, all Mandatorily Discharged Indebtedness shall be discharged by Utilisations of Term Facility A which are made on the same date.

(b) The Company procures that the contractual arrangements pertaining to the Permitted Indebtedness identified in the definition of Permitted Indebtedness para. (r) will be entered into within 90 days after the date of this Agreement and such Permitted Indebtedness will remain in place and such commitments will be available or the respective amounts will remain drawn, as the case may be, until Termination Date.

23.38 GERMAN OBLIGORS

      The provisions of Clause  23.4  (Disposals)  to  Clause  23.7 (Year End),
      Clause 23.9 (Constitutional Documents), Clause 23.12 (Intellectual Property), Clause 23.22 (Cash Flow Restrictions) to Clause 23.27 (Treasury Transactions), Clause 23.29 (Acquisitions and Investments) and Clause 23.30 (Joint Ventures) (the "RELEVANT RESTRICTIVE COVENANTS") shall not apply to any Obligor whose Relevant Jurisdiction is Germany (each a "GERMAN OBLIGOR") or any of its Subsidiaries from time to time whose Relevant Jurisdiction is Germany (together with such German Obligor, a "GERMAN GROUP").

23.39 NOTIFICATION BY A GERMAN OBLIGOR

      Each German Obligor undertakes to inform the Facility Agent in writing and in good time of the intention of it or of any member of its German Group to carry out any of the acts or take any of the steps referred to in the Relevant Restrictive Covenant explaining if and how such steps might affect the financial situation of the Company or the Group, or the Finance Parties' risk and security position. Any such notification shall not be made later than forty-five (45) days before such measure shall be implemented, or in case of urgent matters requiring an implementation on shorter notice immediately after the need for the relevant measure arises PROVIDED THAT the reasons for such urgent implementation are described in the notification. The Facility Agent shall be entitled within ten (10) Business Days of receipt of the relevant German Obligor's notice to request the relevant German Obligor and the Company to supply to the Facility Agent in sufficient copies for the Finance Parties further relevant information in connection with the proposed action or steps referred to in such notice. If any notification pursuant to this Clause 23.39 is received by the Facility

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




      Agent, the Lenders will determine within twenty (20) Business Days after receipt of the relevant notification, on a case by case basis, whether the proposed measure would constitute an Event of Default if implemented.

24.   EVENTS OF DEFAULT

      Each of the events or circumstances set out in this Clause 24 is an Event of Default.

24.1  NON-PAYMENT

      An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable, including payment of Mandatory Cash Collateral by the Company, unless:

      (a)    its failure to pay is caused by  administrative or technical error;
             and

      (b)    payment is made within two (2) Business Days of its due date.

24.2  FINANCIAL COVENANTS

      Any requirement of Clause 22 (Financial Covenants) is not satisfied.

24.3  OTHER OBLIGATIONS

(a) An Obligor does not comply with a material provision of the Finance Documents (other than those referred to in Clause 24.1 (Non-Payment) and Clause 24.2 (Financial Covenants)) or does not comply with any provision of the Finance Documents which is capable of remedy and fails to remedy such breach within a grace period specified by the Facility Agent of not more than ten (10) Business Days or, in case of a failure by an Obligor to comply with a notification requirement pursuant to Clause 23.39 (Notification by a German Obligor), does not promptly upon the Facility Agent's request comply with its obligations thereunder.

(b) An Obligor implements a measure requiring prior notification of the Facility Agent pursuant to Clause 23.39 (Notification by a German Obligor) after having been informed by the Facility Agent that the Lenders consider implementation of the relevant measure as having material adverse consequences for their risk or security position, or implements such measure prior to the earlier to occur of (i) approval by the Lenders of such measure and (ii) twenty (20) Business Days after having notified the Facility Agent in accordance with Clause 23.39 (Notification by a German Obligor).

24.4  MISREPRESENTATION

      Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made and which has or is reasonably likely to have a Material Adverse Effect.

24.5  CROSS DEFAULT

      (a) Any Financial Indebtedness of any member of the Group is not paid when due and payable nor within any originally applicable grace period.

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

      (b) Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

      (c) Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

      (d) Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

      (e) No Event of Default will occur under this Clause 24.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than e 2,500,000 (or its equivalent in any other currency or currencies).

24.6  INSOLVENCY

      (a) A member of the Group located in an OECD country or a Material Subsidiary (each a "RELEVANT COMPANY") is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness. In particular, any Relevant Company incorporated under the laws of Germany (a "GERMAN RELEVANT COMPANY") is unable to pay its debts as they fall due (Zahlungsunfahigkeit), commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors or, for any of the reasons set out in Sections 17-19 of the German Insolvenzordnung, any German Relevant Company files for insolvency (Antrag auf Eroffnung eines Insolvenzverfahrens) or the board of directors (Geschaftsfuhrung) of any German Relevant Company is required by law to file for insolvency or the competent court takes any of the actions set out in Section 21 of the German Insolvenzordnung or institutes insolvency proceedings against any German Relevant Company (Eroffnung des Insolvenzverfahrens) or any event occurs with respect to any other Relevant Company which, under the laws of any jurisdiction to which it is subject or in which it has assets, has a similar or analogous effect.

      (b) Any event or proceedings are taken with respect to any Relevant Company that has a similar effect to any of the provisions set out in paragraph (a) above.

      (c) A moratorium is declared in respect of any indebtedness of any Relevant Company.

24.7  INSOLVENCY PROCEEDINGS

      Any corporate action, legal proceedings or other procedure or step is taken in relation to:

      (a) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Relevant Company other than a solvent liquidation or reorganisation of any Relevant Company which is not an Obligor;

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

      (b) a composition, assignment or arrangement with any creditor of any Relevant Company;

      (c) the appointment of a liquidator (other than in respect of a solvent liquidation of a Relevant Company which is not an Obligor), receiver, administrator, provisional administrator, administrative receiver, compulsory manager or other similar officer in respect of any Relevant Company or any of its assets; or

      (d) enforcement of any Security over any material assets of any Relevant Company,

      or any analogous procedure or step is taken in any jurisdiction, unless such corporate action, legal proceedings or analogous procedure or step is fully discontinued within fourteen (14) days of its commencement.

24.8  CREDITORS' PROCESS

      Any attachment, sequestration, distress or execution affects any asset or assets of a Relevant Company having an aggregate value of e 1,500,000 and is not discharged within fourteen (14) days.

24.9  OWNERSHIP OF THE OBLIGORS

      Except in relation to a sale of shares in HITCO CARBON COMPOSITES, Inc. under an existing call option with its chief executive officer, an Obligor (other than the Company) is not or ceases to be a wholly-owned Subsidiary of the Company on or after the Closing Date.

24.10 FINANCE DOCUMENTS

      If:

      (a) it is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents;

      (b) an Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document; or

      (c) any Finance Document is not or ceases to be binding on or enforceable against an Obligor,

      and the risk or security position of the Lenders is materially adversely affected thereby.

24.11 TRANSACTION SECURITY

      If:

      (a) any Transaction Security is not in full force and effect with the ranking and priority it is expressed to have;

      (b) an Obligor repudiates any of the Transaction Security or evidences an intention to repudiate any of the Transaction Security; or

      (c)    a notification is made to the Facility  Agent  pursuant  to Clause
             19.9 (b),

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


      and the security or risk position of the Lender is materially adversely affected thereby.

24.12 CESSATION OF BUSINESS

      Any Obligor ceases to carry on all or any substantial part of its business or proposes to do so.

24.13 AUDITORS' QUALIFICATION

      The Company's auditors qualify their report on the audited consolidated financial statements of the Group in any manner that is, in the opinion of the Majority Lenders (acting reasonably), materially adverse in the context of the Finance Documents and the transactions contemplated by the Finance Documents.

24.14 MATERIAL ADVERSE CHANGE OR EFFECT

      Any event or circumstance occurs which the Majority Lenders reasonably believe has had or could have a Material Adverse Effect or, following a notification pursuant to Clause 23.39 (Notification by a German Obligor), the Majority Lenders reasonably believe has or could have material adverse consequences for the Lenders' risk and security position.

24.15 GUARANTOR ACCESSION

      Any of the Material Subsidiaries has not become an Additional Guarantor on or before the date falling ninety (90) days after the Closing Date or a request of the Facility Agent in accordance with Clause 26.3 (Additional Guarantors), respectively.

24.16 COMPULSORY ACQUISITION

      All or any part of the assets of any member of the Group are seized, nationalised, expropriated or compulsorily acquired by, or by the order of, any agency of any state having a value in excess of e 5,000,000.

24.17 CHANGE OF CONTROL

      There is a Change of Control.

24.18 PROCEEDINGS

(a) Any litigation, arbitration, labour dispute or administrative proceedings of or before any court, arbitral body or agency (other than the proceedings referred to in paragraph (b) below) which, if adversely determined, could, in the reasonable opinion of the Majority Lenders, be expected to have a Material Adverse Effect is or are started in accordance with the applicable procedural rules in the relevant jurisdiction or threatened against any member of the Group.

(b)   Other  than  the  Existing  Competition  Law  Proceedings as set  out  in
      Schedule 15 (Existing Competition Law Proceedings and Anti-Trust Lawsuits), any competition law related (i) civil litigation, civil lawsuits or other civil proceedings of or before any court are started in accordance with the applicable procedural rules in any relevant jurisdiction against any member of the Group which, if adversely determined, could, in the reasonable opinion of the Majority Lenders, be expected to have a Material Adverse Effect or (ii) any fines in the aggregate amount exceeding e 2,500,000 are assessed by way of any administrative proceedings by the relevant authorities or (iii) any fines in the aggregate amount exceeding

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      the existing fines of e 80,200,000 and additional e 27,750,000 by at least
      e 2,500,000 in relation to the Existing Competition Law Proceedings identified in Schedule 15 No. I are assessed by way of any administrative proceedings by the relevant authorities.

      However, before accelerating the Facilities pursuant to Clause 24.19 (Acceleration), the parties will enter into negotiations in good faith for a period not exceeding 30 days after the occurrence of any of the events set out in No. (i), (ii) and/or (iii) with a view to continue the Facilities.

24.19 ACCELERATION

      On and at any time after the occurrence of an Event of Default, which is continuing and in case of an Event of Default pursuant to Clause 24.4 (Misrepresentation), Clause 24.9 (Ownership of the Obligors), Clauses 24.11 (Transaction Security), Clause 24.12 (Cessation of Business) and Clause 24.16 (Compulsory Acquisition), if the Majority Lenders consider that such Event of Default has material adverse consequences for the Lenders' risk and security position, the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:

      (a) cancel the Total Commitments whereupon they shall immediately be cancelled;

      (b) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

      (c) declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders;

      (d) require the Borrowers to procure that the liabilities of each of the Lenders are promptly reduced to zero, whereupon the Borrowers will do so;

      (e)    more specifically, require the Company to:

             (i) procure that the liabilities of each of the Issuing Banks and Fronting Banks under or in connection with the Letter of Credit are promptly reduced to zero; or

             (ii) provide Cash Collateral for the Letter of Credit in Euros and in an amount specified by the Facility Agent,

             whereupon the Company will do so;

      (f) require the Borrowers to repay or pay all outstandings under the Subfacilities, whereupon the Borrowers will do so; and/or

      (g) exercise, or direct the Security Agent to exercise, all or any of its or, as the case may be, the Security Agent's rights, remedies, powers or discretions under any of the Finance Documents.

24.20 US OBLIGORS

      Notwithstanding Clause 24.20 (Acceleration), upon the actual or deemed entry of an order for relief under the US Bankruptcy Code with respect to any US Obligor, the Facilities shall

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      cease to be available to such US  Obligor,  all Loans outstanding to such
      US Obligor shall become immediately due and payable and such US Obligor shall be required to provide cash cover in respect of the Letters of Credit issued for its account in each case automatically and without any further action by any party to this Agreement.



                                  SECTION 9

                              CHANGES TO PARTIES

25.   CHANGES TO THE LENDERS

25.1  ASSIGNMENTS AND TRANSFERS BY THE LENDERS

(a) Subject to this Clause 25, a Lender (the "EXISTING LENDER") may assign and transfer or pledge, as the case may be, any of its rights and obligations under this Agreement to another bank, financial institution, trust, fund, special purpose vehicle or other entity (the "NEW LENDER") PROVIDED THAT in respect of the Revolving Credit Facility, such Existing Lender may not assign and transfer to a New Lender its rights and obligations in relation thereto without the prior consent of the Facility Agent, such consent not to be unreasonably withheld or delayed.

(b) Notwithstading the subsequent provisions of this Clause, an Existing Lender may assign or pledge, as the case may be, any claims under this Agreement to any third party for refinancing purposes. The Existing Lender shall in case of any such assignments remain responsible in all respects for the administration of the claims so assigned, and shall ensure that all information relating to the Obligors and the Finance Documents made available to any such assignee is subject at all times to a strict confidentiality obligation, and that the Obligors will following such assignment be in no less advantageous a position, in terms of cost and other potentially detrimental effects, than before such assignment.

25.2  CONDITIONS OF ASSIGNMENT AND TRANSFER

(a) Theconsent of neither the Company nor any other Obligor is required for an assignment and transfer by a Lender, but such Lender shall consult with the Company prior to any assignment.

(b) An assignment and transfer of a Lender's Commitment and participation in outstanding Loans must be in a minimum amount of e 3,000,000 or any higher amount which is an integral multiple of e 500,000 unless all of such Lender's Commitment and participation in outstanding Loans are assigned or transferred.

(c) If a Lender wishes to enter into an assignment and transfer of its Term Facility B Commitment and Term Facility B Outstandings, the consent of the beneficiary under the Letter of Credit will be required. Furthermore, if the Majority Lenders decide that the Letter of Credit is to be issued through one or more Fronting Banks, the consent of all Fronting Banks will be required, such consent not to be unreasonably withheld or delayed.

(d) An assignment and transfer will only be effective on receipt by the Facility Agent of written confirmation from the New Lender (in form and substance satisfactory to the Facility

      Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender.

(e) A transfer will only be effective if the procedure set out in Clause 25.5 (Procedure for Transfer) is complied with.

(f)   If:

      (i) a Lender assigns and transfers any of its rights, obligations or claims under the Finance Documents or changes its Facility Office; and

      (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 14 (Tax Gross-up and Indemnities) or Clause 15 (Increased Costs),

      then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

25.3  ASSIGNMENT AND TRANSFER FEE

      Other than in relation to an assignment and transfer under Clause 25.1(b), the New Lender shall, on the date upon which an assignment and transfer takes effect, pay to the Facility Agent (for its own account) a fee of e 1,500.

25.4  LIMITATION OF RESPONSIBILITY OF EXISTING LENDERS

(a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

      (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

      (ii)  the financial condition of any Obligor;

      (iii) the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

      (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

      and any representations or warranties implied by law are excluded.

(b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

      (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

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


      (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)   Nothing in any Finance Document obliges an Existing Lender to:

      (i)   accept  a  re-transfer  from  a  New  Lender  of any of the rights,
            obligations   and  claims  assigned  or  transferred   under   this
            Clause 25; or

      (ii)  support any losses  directly  or  indirectly  incurred  by  the New
            Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

25.5  PROCEDURE FOR TRANSFER

(a) Subject to the conditions set out in Clause 25.2 (Conditions of Assignment and Transfer) an assignment and transfer is effected in accordance with paragraph (b) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)   On the Transfer Date:

      (i) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights or claims against one another which differ from the rights, obligations and claims among the Obligors and the Existing Lender only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

      (ii) the Facility Agent, the Security Agent, the Mandated Lead Arrangers, the New Lender, the other Lenders and any relevant Fronting Banks shall acquire the same rights and claims and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights, claims and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Security Agent, the Mandated Lead Arrangers, any relevant Fronting Banks and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

      (iii) the New Lender shall become a Party as a "LENDER".

25.6  DISCLOSURE OF INFORMATION

      Any Lender may disclose to:

      (a) any of its Affiliates and any of its or their respective officers, employees, Agents, professional advisers or auditors; and

      (b)    any other person:

             (i) to (or through) whom that Lender assigns and transfers (or may potentially assign and transfer) all or any of its rights, obligations and/or claims under this Agreement;

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


             (ii) with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

             (iii) to whom, and to the extent that,  information is required to be disclosed by any applicable law or regulation,

             (iv) any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate if, in relation to paragraphs (i) and (ii) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.

25.7  ANCILLARY PROVISIONS

      Each Obligor shall execute and do all such transfers, assignments, assurances, acts and things as the Facility Agent may reasonably request for perfecting and completing any assignment and transfer by a Lender.

26.   CHANGES TO THE OBLIGORS

26.1  ASSIGNMENTS AND TRANSFER BY OBLIGORS

      No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

26.2  ADDITIONAL BORROWERS

(a) The Company may request that any of its Material Subsidiaries becomes an Additional Borrower (and thereby an Additional Guarantor). That Material Subsidiary shall become an Additional Borrower (and thereby an Additional Guarantor) if:

      (i) other than in relation to an Approved Additional Borrower, the Facility Agent approves the addition of that Material Subsidiary;

      (ii) the Company delivers to the Facility Agent a duly completed and executed Borrower Accession Letter;

      (iii) the Company confirms that no Default is continuing or would occur as a result of that Material Subsidiary becoming an Additional Borrower (and thereby an Additional Guarantor);

      (iv) such Additional Borrower provides and, to the extent permitted by law, causes any Subsidiary to provide, such Security for all or any part of its obligations under the Finance Documents as the Facility Agent shall reasonably require; and

      (v) the Facility Agent has received all of the documents and other evidence listed in Part III of Schedule 2 (Conditions Precedent and Conditions Subsequent) in relation to that Additional Borrower, each in form and substance satisfactory to the Facility Agent.

(b) The Facility Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part III of Schedule 2 (Conditions Precedent and Conditions Subsequent).

26.3  ADDITIONAL GUARANTORS

(a) The Company may, and shall at the request of the Facility Agent, request that any of its Material Subsidiaries become an Additional Guarantor. The Company may also request that any other of its Subsidiaries become an Additional Guarantor. That Subsidiary (be it a Material Subsidiary or not) shall become an Additional Guarantor if:

      (i) the Company delivers to the Facility Agent a duly completed and executed Guarantor Accession Letter;

      (ii) such Additional Guarantor provides and, to the extent permitted by law, causes any of its Subsidiaries to provide, such Security for all or any part of its obligations under the Finance Documents as the Facility Agent shall require; and

      (iii) the Facility Agent has received all of the documents and other evidence listed in Part III of Schedule 2 (Conditions Precedent and Conditions Subsequent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Facility Agent.

(b) The Facility Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part III of Schedule 2 (Conditions Precedent and Conditions Subsequent).

26.4  REPETITION OF REPRESENTATIONS

      Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.



                                   SECTION 10

                              THE FINANCE PARTIES

27. ROLE OF THE FACILITY AGENT, THE SECURITY AGENT, THE DOCUMENTATION AGENT, THE MANDATED LEAD ARRANGERS AND THE COMPANY AS AGENT OF THE OBLIGORS

27.1  APPOINTMENT OF THE FACILITY AGENT AND THE SECURITY AGENT

(a) Each of the Finance Parties other than the Facility Agent appoints the Facility Agent to act as its Agent under and in connection with the Finance Documents.

(b) Each of the Finance Parties other than the Security Agent appoints the Security Agent to act as its security agent under and in connection with the Finance Documents.

(c) Each of the Finance Parties other than the Facility Agent authorises the Facility Agent, and each of the Finance Parties other than the Security Agent authorises the Security Agent, to exercise the rights, powers, authorities and discretions specifically given to it under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

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


(d) Each of the Finance Parties other than the Facility Agent and the Security Agent hereby grants power of attorney to the Facility Agent and the Security Agent, respectively, to be exercised for the purposes described in Clause 27.1(c). The Facility Agent and the Security Agent shall be released from the restrictions of Section 181 of the German Civil Code (Burgerliches Gesetzbuch); they are authorised to delegate their powers of attorney, including the exemption from the restrictions of Section 181 of the German Civil Code. At the request of the Facility Agent and/or the Security Agent, the Mandated Lead Arrangers and the Lenders shall grant special powers of attorney to the Facility Agent and/or the Security Agent to enter into any Finance Documents, or any amendments thereof, on their behalf.

27.2  DUTIES OF THE FACILITY AGENT AND THE SECURITY AGENT

(a) The Facility Agent shall promptly forward to a Party the original or a copy of any document that is delivered to the Facility Agent for that Party by any other Party.

(b) If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Lenders and, where appropriate, the Fronting Banks.

(c)   The  Facility  Agent  shall   promptly   notify  the  Lenders  and,  where
      appropriate, the Fronting Banks of any Default arising under Clause 24.1 (Non-payment).

(d) The Facility Agent shall promptly provide the Security Agent with such certificate(s) as the Security Agent may require as to all amounts which are owing, actually or contingently, at any time by any Obligor to all or any of the Finance Parties (other than the Security Agent in its capacity as security agent) under the Finance Documents, whether or not due.

(e) The Security Agent shall promptly notify the Facility Agent of the contents of any notice or document received by it, in its capacity as security agent, from any of the Obligors under any of the Finance Documents.

(f) The duties of the Facility Agent and the Security Agent under the Finance Documents are solely mechanical and administrative in nature.

27.3  ROLE OF THE DOCUMENTATION AGENT AND THE MANDATED LEAD ARRANGERS

      Except as specifically provided in the Finance Documents, the Documentation Agent and each Mandated Lead Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

27.4  NO FIDUCIARY DUTIES

(a) Nothing in this Agreement constitutes the Facility Agent, the Security Agent (except as expressly provided in Schedule 11 (Form of Security Trust Agreement)), the Documentation Agent, the Fronting Banks or the Mandated Lead Arrangers as a trustee or fiduciary of any other person.

(b) None of the Facility Agent, the Security Agent (except as expressly provided in Schedule 11 (Form of Security Trust Agreement) or in any Security Document), the Documentation Agent, the Fronting Banks or the
      Mandated Lead Arrangers shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

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



27.5  BUSINESS WITH THE GROUP

      The Facility Agent, the Security Agent, the Documentation Agent, the Fronting Banks and the Mandated Lead Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

27.6  RIGHTS AND DISCRETIONS OF THE FACILITY AGENT AND THE SECURITY AGENT

(a)   The Facility Agent and the Security Agent may rely on:

      (i) any communication, notice or document believed by it to be genuine, correct and appropriately authorised; and

      (ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b) The Facility Agent and the Security Agent may assume (unless it has received notice to the contrary in its capacity as facility agent or, as the case may be, as security agent) that:

      (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 24.1 (Non-payment));

      (ii) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

      (iii) any notice or request made by the Company (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c) Each of the Facility Agent and the Security Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d) Each of the Facility Agent and the Security Agent may act in relation to the Finance Documents through its personnel and agents.

27.7  MAJORITY LENDERS' INSTRUCTIONS

(a) Unless a contrary indication appears in a Finance Document, each of the Facility Agent and the Security Agent shall:

      (i) act in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from acting or exercising any right, power, authority or discretion vested in it as Facility Agent or Security Agent, as the case may
            be); and

      (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Majority Lenders.

(b)   Unless  a  contrary   indication  appears  in  a  Finance  Document,   any
      instructions given by the Majority Lenders will be binding on all the Lenders and the Mandated Lead Arrangers.

(c) Each of the Facility Agent and the Security Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d) In the absence of instructions from the Majority Lenders, (or, if appropriate, all the Lenders) each of the Facility Agent and the Security Agent may act or refrain from taking any action or from exercising any right, power or discretion vested in it as an agent under any Finance Document unless and until instructed by the Majority Lenders as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised.

(e) Neither the Facility Agent nor the Security Agent is authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

27.8  RESPONSIBILITY FOR DOCUMENTATION

      None of the Facility Agent, the Security Agent, the Documentation Agent and the Mandated Lead Arrangers:

      (a) is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Agent, the Documentation Agent, the Mandated Lead Arrangers, an Obligor or any other person and given in or in connection with any Finance Document or the Information Memorandum; or

      (b) is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

27.9  EXCLUSION OF LIABILITY

(a) Without limiting paragraph (b) below, neither the Facility Agent nor the Security Agent will be liable for any action taken by it under or in connection with, or for any omission by it in relation to, any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party may take any proceedings against any officer, employee or agent of the Facility Agent or the Security Agent in respect of any claim it might have against the Facility Agent or the Security Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Facility Agent or the Security Agent may rely on this Clause.

(c) Neither the Facility Agent nor the Security Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

27.10 LENDERS' INDEMNITY TO THE FACILITY AGENT AND THE SECURITY AGENT

      Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent and the Security Agent, within three (3) Business Days of demand, against any cost, loss or liability incurred by the Facility Agent or the Security Agent (otherwise than by reason of its gross negligence or wilful misconduct) in acting as Facility Agent or, as the case may be, Security Agent under the Finance Documents (unless it has been reimbursed by an Obligor pursuant to a Finance Document).

27.11 RESIGNATION OF THE FACILITY AGENT OR THE SECURITY AGENT

(a) The Facility Agent or the Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Company.

(b) Alternatively the Facility Agent or the Security Agent may resign by giving notice to the Lenders and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor agent or, as the case may be, security agent.

(c) If the Majority Lenders have not appointed a successor facility agent or, as the case may be, security agent in accordance with paragraph (b) above within thirty (30) days after notice of resignation was given, the Facility Agent or, as the case may be, the Security Agent (after consultation with the Company) may appoint a successor facility agent or security agent (acting through an office in Luxembourg).

(d) The retiring Facility Agent or Security Agent shall, at its own cost, make available to its successor such documents and records and provide such assistance as its successor may reasonably request for the purposes of performing its functions as facility agent or security agent under the Finance Documents.

(e)   The Facility Agent's resignation notice shall only take effect upon:

      (i)   the appointment of a successor; and

      (ii) the receipt by the Facility Agent of written confirmation from the successor (in form and substance satisfactory to the Facility Agent) that the successor agrees to be bound by the provisions of the Finance Documents and all other related agreements to which the Facility Agent is a party in its capacity as facility agent.

(f)   The Security Agent's resignation notice shall only take effect upon:

      (i)   the appointment of a successor;

      (ii) the receipt by the Security Agent of written confirmation from the successor (in form and substance satisfactory to the Security Agent) that the successor agrees to be bound by the provisions of the Finance Documents and all other related agreements to which the Security Agent is a party in its capacity as security agent; and

      (iii) the receipt by the Facility Agent of written confirmation from the Security Agent (in form and substance satisfactory to the Facility Agent) that it has received, and found satisfactory, the confirmation referred to in sub-paragraph (ii) above and that all Security created pursuant to the Security Documents and all the Security Agent's rights, benefits and obligations as security agent under the Finance Documents have been transferred to its successor.

(g) Upon any such resignation notice taking effect, the retiring Facility Agent or Security Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 27 and, in the case of the Security Agent, of Schedule 11 (Form of Security Trust Agreement)). Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h) After consultation with the Company, the Majority Lenders may, by notice to the Facility Agent or, as the case may be, the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Facility Agent or, as the case may be, the Security Agent shall resign in accordance with paragraph (b) above.

27.12 CONFIDENTIALITY

(a) The Facility Agent (in acting as facility agent) and the Security Agent (in acting as security agent) shall be regarded as acting through its respective agency or security agent division which shall in each case be treated as a separate entity from any other of its divisions or departments.

(b) If information is received by another division or department of the Facility Agent or, as the case may be, the Security Agent, it may be treated as confidential to that division or department and the Facility Agent or, as the case may be, the Security Agent shall not be deemed to have notice of it.

(c) Notwithstanding any other provision of any Finance Document to the contrary, none of the Facility Agent, the Security Agent, the Documentation Agent and the Mandated Lead Arrangers is obliged to disclose to any other person;

      (i)    any confidential information; or

      (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

27.13 RELATIONSHIP WITH THE LENDERS AND FRONTING BANKS

(a) The Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five (5) Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b) Each Lender shall supply the Facility Agent with any information required by the Facility Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost Formula).

(c) Neither the Facility Agent nor the Security Agent shall have any obligation or liability to any Lender, and Fronting Bank or any other person as a result of any failure by any Obligor or any other person to perform any of its obligations under the Finance Documents.

27.14 CREDIT APPRAISAL BY THE LENDERS AND FRONTING BANKS

      Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender and each Fronting Bank confirms to the Facility Agent, the Security Agent, the Documentation Agent and the

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      Mandated Lead Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

      (a) the financial condition, status and nature of each member of the Group;

      (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

      (c) whether that Lender or, as the case may be, Fronting Bank has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

      (d) the ownership, value or sufficiency of any of the Charged Assets, the adequacy or priority of any of the Security created pursuant to the Security Documents, the right or title of any person in or to any Charged Assets or the existence of any Security affecting the same;

      (e) the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Facility Agent, the Security Agent, any Party or any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

      (f) the adequacy, accuracy and/or completeness of any communication delivered to it under any of the Finance Documents, any legal or other opinions, reports, valuations, certificates, appraisals or other documents delivered or made or required to be delivered or made at any time in connection with any of the Finance Documents or any other report or other document, statement or information circulated, delivered or made, whether orally or otherwise and whether before, on or after the date of this Agreement.

27.15 REFERENCE BANKS

      If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent shall appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

27.16 MANAGEMENT TIME OF THE FACILITY AGENT AND THE SECURITY TRUSTEE

      Any amount payable to the Facility Agent or the Security Trustee under Clause 16.3 (Indemnity to the Facility Agent and the Security Trustee), Clause 18 (Costs and Expenses) and Clause 27.10 (Lenders' Indemnity to the Facility Agent and the Security Trustee) shall include the cost of utilising its management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as it may notify to the Company and the Lenders, and is in addition to any fee paid or payable to it under Clause 13 (Fees).

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27.17 PARALLEL DEBT

(a) Each of the Parties hereto agree, and the Obligors acknowledge by way of an abstract acknowledgement of debt (abstraktes Schuldanerkenntnis) (the "ACKNOWLEDGEMENT"), that each and every obligation of any such Obligor (and any of its successors pursuant to this Agreement), and in relation to the Company in the amount of e 495,000,000 under this Agreement and the other Finance Documents shall also be owing in full to the Security Agent (and each of the latter's successors under this Agreement), and that accordingly the Security Agent will have its own independent right to demand performance by such Obligor of those obligations. The Security Agent undertakes towards the relevant Obligor that in case of any discharge of any such obligation owing to one of the Security Agent or a Finance Party, it will, to the same extent, not make a claim against any Obligor under the Acknowledgement at any time, PROVIDED THAT any such claims can be made against an Obligor if such discharge is made by virtue of any set off, counterclaim or similar defence invoked by that Obligor vis-{a`}-vis the Security Agent.

 (b) Without limiting or affecting the Security Agent's rights against any Obligor (whether under this paragraph or under any other provision of the Finance Documents), the Security Agent agrees with each other Finance Party (on a several and divided basis) that, subject as set out in the next sentence, it will not exercise its rights under the Acknowledgement except with the consent of the relevant Finance Party. However, for the avoidance of doubt, nothing in the previous sentence shall in any way limit the Security Agent's right to act in the protection or preservation of rights under or to enforce any Security Document as contemplated by this Agreement and/or the relevant Security Document (or to do any act reasonably incidental to the foregoing).

27.18 THE COMPANY AS AGENT OF THE OBLIGORS

      Each Obligor other than the Company irrevocably authorises the Company to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

      (a) the Company on its behalf to supply all information concerning itself, its financial condition and otherwise to the relevant persons contemplated under this Agreement and to give all notices and instructions (including, in the case of a Borrower (and without limitation), Utilisation Requests and Selection Notices) and to make any agreement capable of being made by it on its behalf under the Finance Documents without further reference to or the consent of such Obligor; and

      (b) each Finance Party to make any communication or deliver any document to be made or delivered to such Obligor pursuant to the Finance Documents to the Company on its behalf in accordance with Clause 33 (Notices), and in each such case such Obligor will be bound thereby as though such Obligor had itself supplied such information, given such notice and instructions or made such agreement or, as the case may be, as if such communication or document had been made or delivered to it in accordance with Clause 33 (Notices).

28.   THE LENDERS, THE FRONTING BANKS AND THE SUBFACILITY BANKS

28.1  LENDERS' INDEMNITY

(a) If the Company fails to comply with its obligations under Clause 8.2 (Company's Indemnity to Issuing Banks and Fronting Banks) in respect of the Letter of Credit, the Facility Agent


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      shall  make  demand on each Term  Facility  B Lender  for its share of the relevant Letter of Credit Amount in respect of the Letter of Credit and, subject to Clause 28.2 (Direct Participation), each Term Facility B Lender shall indemnify each Fronting Bank or each Issuing Bank, respectively, for that Term Facility B Lender's Letter of Credit Proportion of such Letter of Credit Amount.

(b) If any Borrower fails to comply with its payment obligations under any Subfacility in case of termination of such Subfacility in accordance with Clause 2.2 (e) or the scheduled maturity of such Subfacility, the Facility Agent shall make demand on each Revolving Credit Facility Lender for its proportionate share of the relevant amount of such Subfacility, and subject to Clause 28.2 (Direct Participation), each Revolving Credit Facility Lender shall indemnify each Subfacility Bank for that Revolving Credit Facility Lender's proportion in such Subfacility in relation to such Revolving Credit Facility Lender's Available Commitment under the Revolving Credit Facility.

28.2  DIRECT PARTICIPATION

(a) If any Term Facility B Lender is not permitted (by its constitutional documents or any applicable law) to comply with Clause 28.1(a) (Lenders' Indemnity) then that Term Facility B Lender will not be obliged to comply with Clause 28.1(a) (Lenders' Indemnity) and shall instead be deemed to have taken on the date the Letter of Credit is issued (or, if later, on the date that any Letter of Credit Proportion in respect of the Letter of Credit is transferred or assigned to such Term Facility B Lender in accordance with the terms of this Agreement), an undivided interest and participation in the Letter of Credit in an amount equal to that Term Facility B Lender's Letter of Credit Proportion of the Letter of Credit.

(b) On receipt of demand by the Facility Agent in accordance with Clause 28.1(a) (Lenders' Indemnity), each such Term Facility B Lender shall pay to the Facility Agent (for the account of the Fronting Bank) its Letter of Credit Proportion of any Letter of Credit Amount.

(c) If any Revolving Credit Facility Lender is not permitted (by its constitutional documents or any applicable law) to comply with Clause 28.1(b) (Lenders' Indemnity) then that Revolving Credit Facility Lender will not be obliged to comply with Clause 28.1(b) (Lenders' Indemnity) and shall instead be deemed to have taken on the date Subfacility is agreed, an undivided interest and participation in the Subfacility in an amount equal to that Revolving Credit Facility Lender's proportion of the Subfacility.

(d) On receipt of demand by the Facility Agent in accordance with Clause 28.1(b) (Lenders' Indemnity), each such Revolving Credit Facility Lender shall pay to the Facility Agent (for the account of the Subfacility Bank) its proportion of the relevant Subfacility.

28.3  OBLIGATIONS NOT DISCHARGED

      Neither the obligations of each Term Facility B Lender and/or Subfacility Bank in this Clause 28 nor the rights, powers and remedies conferred upon any Fronting Bank, Issuing Bank and/or Subfacility Bank by this Agreement or by law shall be discharged, impaired or otherwise affected by:

      (a) the winding-up, dissolution, administration or re-organisation of the relevant Fronting Bank, Issuing Bank and/or Subfacility Bank, any Borrower or any other person or any change in the status, function, control or ownership of any of them;

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      (b)    any of the obligations of the relevant Fronting Bank,  Issuing Bank and/or Subfacility Bank, any Borrower or any other person under this Agreement, under the Letter of Credit, any Subfacility or under any other security taken in respect of any Borrower's obligations under this Agreement or otherwise in connection with the Letter of Credit and/or any Subfacility, respectively, being or becoming illegal, invalid, unenforceable or ineffective in any respect;

      (c) time or other indulgence being granted or agreed to be granted to the relevant Fronting Bank, Subfacility Bank, any Borrower or any other person in respect of the obligations of any of them under this Agreement, under the Letter of Credit and/or any Subfacility, respectively, or under any other security taken in respect of any Borrower's obligations under this Agreement or otherwise in connection with the Letter of Credit and/or any Subfacility, respectively;

      (d) any amendment to, or any variation, waiver or release of, any obligation of the relevant Fronting Bank, Subfacility Bank, any Borrower or any other person under this Agreement, under the Letter of Credit and/or any Subfacility, respectively, or under any other security taken in respect of any Borrower's obligations under this Agreement or otherwise in connection with the Letter of Credit and/or Subfacility, resepctively; and

      (e) any other act, event or omission which, but for this Clause 28, might operate to discharge, impair or otherwise affect any of the obligations of each Term Facility B Lender and/or Revolving Credit Facility Lender, respectively,contained in this Agreement or any of the rights, powers or remedies conferred upon any Fronting Bank and/or Subfacility Bank by this Agreement or by law.

      The obligations of each Lender contained in this Agreement shall be in addition to and independent of every other security which any Fronting Bank and/or Subfacility Bank may at any time hold in respect of any Borrower's obligations under this Agreement or otherwise in connection with any Letter of Credit and/or Subfacility, respectively.

28.4  SETTLEMENT CONDITIONAL

      Any settlement or discharge between a Term Facility B Lender and a Fronting Bank shall be conditional upon no security or payment to any Fronting Bank by a Term Facility B Lender or any other person on behalf of a Term Facility B Lender being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, such Fronting Bank shall be entitled to recover the value or amount of such security or payment from such Term Facility B Lender subsequently as if such settlement or discharge had not occurred. The same shall apply mutatis mutandis in relation to a Revolving Credit Facility Lender and a Subfacility Bank.

28.5  EXERCISE OF RIGHTS

      No Fronting Bank and no Subfacility Bank, respectively, shall be obliged before exercising any of the rights, powers or remedies conferred upon it in respect of any Term Facility B Lender and Revolving Credit Facility Lender, respectively, by this Agreement or by law:

      (a) to take any action or obtain judgment in any court against any Obligor;

      (b) to make or file any claim or proof in a winding-up or dissolution of any Obligor; or

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      (c)    to enforce or seek to enforce any other  security  taken in respect of any of the obligations of the Obligors under this Agreement.

29.   CONDUCT OF BUSINESS BY THE FINANCE PARTIES

      No provision of this Agreement will:

      (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

      (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

      (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

30.   SHARING AMONG THE LENDERS

30.1  PAYMENTS TO LENDERS

      If a Lender (a "RECOVERING LENDER") receives or recovers any amount from an Obligor (including by way of set-off in accordance with Clause 32 (Set-off)) other than in accordance with Clause 31 (Payment Mechanics) and applies that amount to a payment due under the Finance Documents then:

      (a) the Recovering Lender shall, within three (3) Business Days, notify details of the receipt or recovery to the Facility Agent;

      (b) the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Lender would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 31 (Payment Mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

      (c) the Recovering Lender shall, within three (3) Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the "SHARING PAYMENT") equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Lender as its share of any payment to be made, in accordance with Clause 31.5 (Partial Payments).

30.2  REDISTRIBUTION OF PAYMENTS

      The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Lender) in accordance with Clause 31.5 (Partial Payments).

30.3  RECOVERING LENDER'S RIGHTS

(a) On a distribution by the Facility Agent under Clause 30.2 (Redistribution of Payments), the Finance Parties that have shared in the redistribution shall assign to the Recovering Lender their rights to the payments that were redistributed.

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(b)   If and to the extent that the Recovering Lender is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Lender for a debt equal to the Sharing Payment that is immediately due and payable.

30.4  REVERSAL OF REDISTRIBUTION

      If any part of the Sharing Payment received or recovered by a Recovering Lender becomes repayable and is repaid by that Recovering Lender, then:

      (a) each Lender which has received a share of the relevant Sharing Payment pursuant to Clause 30.2 (Redistribution of Payments) shall, upon request of the Facility Agent, pay to the Facility Agent for account of that Recovering Lender an amount equal to its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Lender for its proportion of any interest on the Sharing Payment which that Recovering Lender is required to pay); and

      (b) that Recovering Lender's rights to take the benefit of an assignment in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Lender for the amount so reimbursed.

30.5  EXCEPTIONS

(a) This Clause 30 shall not apply to the extent that the Recovering Lender would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b) A Recovering Lender is not obliged to share with any other Lender any amount which the Recovering Lender has received or recovered as a result of taking legal or arbitration proceedings if:

      (i)    it  notified  the  other  Lenders  of  the  legal  or   arbitration
             proceedings; and

      (ii) the other Lenders had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.



                                  SECTION 11

                                ADMINISTRATION

31.   PAYMENT MECHANICS

31.1  PAYMENTS TO THE FACILITY AGENT

(a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor (subject to Clause 31.9 (Payments to the Security Agent)) or that Lender shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

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(b)   Payment shall  be  made to such account in the principal financial centre of the country of that currency (or, in relation to Euro, in a principal financial centre in a Participating Member State or London) with such bank as the Facility Agent specifies.

31.2  DISTRIBUTIONS BY THE FACILITY AGENT

      Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 31.3 (Distributions to an Obligor), Clause 31.4 (Clawback) and Clause 31.9 (Payments to the Security Agent), be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five (5) Business Days' notice with a bank in the principal financial centre of the country of that currency
      (or, in relation to Euro, in a principal financial centre in a Participating Member State or London).

31.3  DISTRIBUTIONS TO AN OBLIGOR

      Each of the Facility Agent and the Security Agent may (with the consent of the Obligor or in accordance with Clause 32 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

31.4  CLAWBACK

(a) Where a sum is to be paid to the Facility Agent or the Security Agent under the Finance Documents for another Party, the Facility Agent or, as the case may be, the Security Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b) If the Facility Agent or the Security Agent pays an amount to another Party and it proves to be the case that it had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid shall on demand refund the same to the Facility Agent or, as the case may be, the Security Agent, together with interest on that amount from the date of payment to the date of receipt by the Facility Agent or, as the case may be, the Security Agent, calculated by it to reflect its cost of funds.

31.5  PARTIAL PAYMENTS

(a) If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

      (i) FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of the Facility Agent, the Security Agent, the
             Documentation Agent or the Mandated Lead Arrangers under the Finance Documents;

      (ii) SECONDLY, in or towards payment of any demand made by an Issuing Bank or Fronting Bank in respect of a payment made or to be made by it under the Letter of Credit due but unpaid;


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      (iii)  THIRDLY,  in or towards payment pro rata of any accrued interest or commission due or Fronting Fees but unpaid under this Agreement;

      (iv) FOURTHLY, in or towards payment pro rata of any Outstandings due but unpaid under this Agreement; and

      (v) FIFTHLY, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b) The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

31.6  NO SET-OFF BY OBLIGORS

      All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim, except in respect of claims of an Obligor which are either undisputed between the relevant Finance Party and that Obligor or which have been the subject of a final court judgement.

31.7  BUSINESS DAYS

(a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal at the rate payable on the original due date.

31.8  CURRENCY OF ACCOUNT

(a) Subject to paragraphs (b) to (f) below, the Euro is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b) A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

(c) Each payment in respect of the Letter of Credit (including any Cash Collateral in respect of the Letter of Credit) shall be made in the currency in Euros.

(d) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(e) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(f) Any amount expressed to be payable in a currency other than Euros shall be paid in that other currency.

31.9  PAYMENTS TO THE SECURITY AGENT

      Notwithstanding any other provision of any Finance Document, at any time after any of the Transaction Security becomes enforceable, the Security Agent may require:

      (a)    any Obligor  to  pay  all  sums  due  from  it  under  any Finance
             Document; or

      (b) the Facility Agent to pay all sums received or recovered from any Obligor under any Finance Document,

      in each case as the Security Agent may direct for application in accordance with the terms of the Finance Documents.

32.   SET-OFF

      A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

33.   NOTICES

33.1  COMMUNICATIONS IN WRITING

      Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

33.2  ADDRESSES

      The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

      (a)    in the case of the Company, that identified with its name below;

      (b) in the case of each Lender, each Fronting Bank or any other Obligor, that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party;

      (c) in the case of the Mandated Lead Arrangers, the Documentation Agent, the Facility Agent and the Security Agent, that identified with its name below;

      (d) in the case of any successor Agent, that notified in writing to the retiring Agent on or prior to the date on which the resignation notice of the retiring Agent takes effect; and

      (e) in the case of any successor Security Agent, that notified in writing to the Facility Agent on or prior to the date on which the resignation notice of the retiring Security Agent takes effect.

      or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five (5) Business Days' notice.

33.3  DELIVERY

(a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

      (i)  if by way of fax, when received in legible form; or

      (ii) if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

      and, if a particular department or officer is specified as part of its address details provided under Clause 33.2 (Addresses), if addressed to that department or officer.

(b) Any communication or document to be made or delivered to the Facility Agent or the Security Agent will be effective only when actually received by it and then only if it is expressly marked for the attention of the department or officer identified with its signature below (or any substitute department or officer as it shall specify for this purpose).

(c)   All  notices  from  or to an Obligor shall be sent through  the  Facility
      Agent.

(d) Any communication or document made or delivered to the Company in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

33.4  NOTIFICATION OF ADDRESS, FAX NUMBER

      Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 33.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

33.5  ENGLISH LANGUAGE

(a) Any notice given under or in connection with any Finance Document must be in English.

(b) All other documents provided under or in connection with any Finance Document must be:

      (i)    in English; or

      (ii) if not in English, and if so reasonably required by the Facility Agent, accompanied by an English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

34.   CALCULATIONS AND CERTIFICATES

34.1  ACCOUNTS

      In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

34.2   CERTIFICATES AND DETERMINATIONS

      Any certification or determination by a Finance Party of a rate or amount under any Finance Document and by an Issuing Bank or a Fronting Bank as to the amount paid out by that

      Issuing Bank or Fronting Bank in respect of the Letter of Credit is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

34.3  DAY COUNT CONVENTION

      Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

35.   PARTIAL INVALIDITY

      If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

36.   REMEDIES AND WAIVERS

      No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

37.   AMENDMENTS AND WAIVERS

37.1  REQUIRED CONSENTS

(a) Subject to Clause 37.2 (Exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b) The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 37.

37.2  EXCEPTIONS

(a) An amendment or waiver that has the effect of changing or which relates to:

      (i)   the definition of "MAJORITY LENDERS" in Clause 1.1 (Definitions);

      (ii)  the length of any or all of the Availability Periods;

      (iii) an extension to the date of payment of any amount under the Finance Documents;

      (iv) the currency in which any payment under any Finance Document is to be made;

      (v) a reduction in the Margin, the Letter of Credit Commission Rate, the Guarantee Commission Rate or the amount of any payment of principal, interest, fees or commission payable;

      (vi)  an increase in Commitment;

      (vii) a change to the Borrowers or Guarantors other than in accordance with Clause 26 (Changes to the Obligors);

      (viii) any provision which expressly requires the consent of all the Lenders;

      (ix) Clause 2.2 (Finance Parties' Rights and Obligations), Clause 25 (Changes to the Lenders) or this Clause 37; or

      (x)    a release of Security created pursuant to a Security Document,

      shall not be made without the prior consent of all the Lenders.

(b) An amendment or waiver that relates to the rights or obligations of the Facility Agent, the Security Agent or the Mandated Lead Arrangers may not be effected without the consent of the Facility Agent, the Security Agent or the Mandated Lead Arrangers, as the case may be.

37.3  AMENDMENTS BY THE COMPANY AS AGENT OF THE OBLIGORS

      The Company (acting on behalf of each Obligor) may agree to any amendment to or modification of the provisions of any of the Finance Documents, or grant any waiver or consent in relation to any of the Finance Documents, and the Obligors will be bound by any such amendment, modification, waiver or consent, except where the Facility Agent has received written notice to the contrary from an Obligor prior to the date of any such amendment or modification.

38.   COUNTERPARTS

      Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.



                                   SECTION 12

                         GOVERNING LAW AND ENFORCEMENT

39.   GOVERNING LAW

      This Agreement is governed by German law.

40.   ENFORCEMENT

40.1  JURISDICTION OF GERMAN COURTS

(a) The courts of Frankfurt am Main have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute").

(b) No Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts of competent jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

40.2  SERVICE OF PROCESS

      Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in the Federal Republic of Germany):

      (a) irrevocably appoints the Company as its agent for service of process in relation to any proceedings before the German courts in connection with any Finance Document; and

      (b) agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

40.3  WAIVER OF IMMUNITY

      To the extent that any of the Obligors may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), such Obligor irrevocably agrees not to claim and irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

40.4  CONFIRMATIONS PURSUANT TO SECTION 8 MONEY LAUNDERING ACT

      Each Borrower expressly confirms towards each Finance Party that all funds made available to it under this Agreement have been drawn for the its own account, and that it is the economic beneficiary (wirtschaftlich Begunstigter) within the meaning of Section 8 Money Laundering Act (Geldwaschegesetz).

      THIS AGREEMENT HAS BEEN ENTERED INTO ON THE DATE STATED AT THE BEGINNING OF THIS AGREEMENT.

                                  SCHEDULE 1



                             THE ORIGINAL PARTIES

                                    PART I
                             THE ORIGINAL OBLIGORS


NAME OF ORIGINAL BORROWER                  JURISDICTION OF INCORPORATION AND REGISTRATION NUMBER (OR EQUIVALENT, IF ANY)
-------------------------------------------------------------------------------------------------------------------------
SGL Carbon Aktiengesellschaft              Germany, registered with the local court Wiesbaden under HRB 9448
-------------------------------------------------------------------------------------------------------------------------
SGL Carbon Beteiligung GmbH, Wiesbaden     Germany, registered with the local court Wiesbaden under HRB 11330
-------------------------------------------------------------------------------------------------------------------------
SGL ACOTEC GmbH, Siershahn                 Germany, registered with the local court Montabaur under HRB 6481
-------------------------------------------------------------------------------------------------------------------------
SGL TECHNOLOGIES GmbH, Meitingen           Germany, registered with the local court Augsburg under HRB 18142
-------------------------------------------------------------------------------------------------------------------------
SGL Brakes GmbH, Meitingen                 Germany, registered with the local court Augsburg under HRB 18592
-------------------------------------------------------------------------------------------------------------------------
SGL CARBON S.p.A, Milan                    Italy, [          ]
-------------------------------------------------------------------------------------------------------------------------
SGL CARBON S.A., La Coruna                 Spain, [          ]
-------------------------------------------------------------------------------------------------------------------------
SGL CARBON LLC, Charlotte, North Carolina  USA, [          ]
-------------------------------------------------------------------------------------------------------------------------




NAME OF ORIGINAL GUARANTOR                  JURISDICTION OF INCORPORATION AND REGISTRATION NUMBER (OR EQUIVALENT, IF ANY)
-------------------------------------------------------------------------------------------------------------------------
SGL Carbon Aktiengesellschaft               Germany, registered with the local court Wiesbaden under HRB 9448
-------------------------------------------------------------------------------------------------------------------------
SGL Carbon GmbH                             Germany, registered with the local court Augsburg under HRB 16474
-------------------------------------------------------------------------------------------------------------------------
SGL Carbon Beteiligung GmbH, Wiesbaden      Germany, registered with the local court Wiesbaden under HRB 11330
-------------------------------------------------------------------------------------------------------------------------
SGL ACOTEC GmbH, Siershahn                  Germany, registered with the local court Montabaur under HRB 6481
-------------------------------------------------------------------------------------------------------------------------
KCH Beteiligungs GmbH, Siershahn            Germany, registered with the local court Montabaur under HRB 6169
-------------------------------------------------------------------------------------------------------------------------

SGL TECHNOLOGIES GmbH, Meitingen            Germany, registered with the local court Augsburg under HRB 18142
-------------------------------------------------------------------------------------------------------------------------
SGL Brakes GmbH, Meitingen                  Germany, registered with the local court Augsburg under HRB 18592
-------------------------------------------------------------------------------------------------------------------------
SGL CARBON S.p.A, Milan                     Italy, [          ]
-------------------------------------------------------------------------------------------------------------------------
SGL CARBON S.A., La Coruna                  Spain, [          ]
-------------------------------------------------------------------------------------------------------------------------
SGL CARBON LLC, Charlotte, North Carolina   USA, [          ]
-------------------------------------------------------------------------------------------------------------------------

                                    PART II
                             THE ORIGINAL LENDERS



NAME OF ORIGINAL LENDER          TERM FACILITY A      TERM FACILITY B      TERM FACILITY C      REVOLVING CREDIT FACILITY
                                   COMMITMENT           COMMITMENT           COMMITMENT                COMMITMENT
-------------------------------------------------------------------------------------------------------------------------
MANDATED LEAD ARRANGERS
-------------------------------------------------------------------------------------------------------------------------
DEUTSCHE BANK LUXEMBOURG S.A.     e 60,358,742         e 11,281,532              e 0                  e 17,329,226
-------------------------------------------------------------------------------------------------------------------------
DRESDNER BANK AG                  e 60,358,742         e 11,281,532              e 0                  e 17,329,226
-------------------------------------------------------------------------------------------------------------------------
ARRANGERS
-------------------------------------------------------------------------------------------------------------------------
BAYERISCHE LANDESBANK             e 45,842,105         e 11,631,579              e 0                   e 7,526,316
-------------------------------------------------------------------------------------------------------------------------
CO-ARRANGERS
-------------------------------------------------------------------------------------------------------------------------
COMMERZBANK AKTIENGESELL-         e 28,210,526          e 7,157,895              e 0                   e 4,631,579
SCHAFT
-------------------------------------------------------------------------------------------------------------------------
WESTLB AG                         e 28,210,526          e 7,157,895              e 0                   e 4,631,579
-------------------------------------------------------------------------------------------------------------------------
SENIOR LEAD MANAGER
-------------------------------------------------------------------------------------------------------------------------
DZ-BANK                           e 21,635,358          5,489,568               e 0                   e 3,552,074
-------------------------------------------------------------------------------------------------------------------------
BAYERISCHE HYPO- UND                   e 0             e 31,000,000              e 0                       e 0
VEREINSBANK AG
-------------------------------------------------------------------------------------------------------------------------
IKB DEUTSCHE INDUSTRIEBANK AG     e 29,784,000              e 0                  e 0                       e 0
-------------------------------------------------------------------------------------------------------------------------
KREDITANSTALT FUR                 e 10,000,000              e 0             e 20,000,000                    e
WIEDERAUFBAU
-------------------------------------------------------------------------------------------------------------------------
MANAGERS
-------------------------------------------------------------------------------------------------------------------------

NAME OF ORIGINAL LENDER          TERM FACILITY A      TERM FACILITY B      TERM FACILITY C      REVOLVING CREDIT FACILITY
                                   COMMITMENT           COMMITMENT           COMMITMENT                COMMITMENT
-------------------------------------------------------------------------------------------------------------------------
LANDESBANK SACHSEN                     e 10,000,000         e 0              e 0                         e 0
-------------------------------------------------------------------------------------------------------------------------
MHB MITTELEUROPAISCHE HANDELSBANK AG   e 10,000,000         e 0              e 0                         e 0
-------------------------------------------------------------------------------------------------------------------------
NASSAUISCHE SPARKASSE                  e 10,000,000         e 0              e 0                         e 0
-------------------------------------------------------------------------------------------------------------------------
PARTICIPANTS
-------------------------------------------------------------------------------------------------------------------------
KBC                                     e 5,000,000         e 0              e 0                         e 0
-------------------------------------------------------------------------------------------------------------------------
KREISSPARKASSE AUGSBURG                 e 3,000,000         e 0              e 0                         e 0
-------------------------------------------------------------------------------------------------------------------------
LFA FORDERBANK BAYERN                   e 7,500,000         e 0              e 0                         e 0
-------------------------------------------------------------------------------------------------------------------------
RLB OBEROSTERREICH                      e 5,100,000         e 0              e 0                         e 0
-------------------------------------------------------------------------------------------------------------------------
TOTAL                                  e 335,000,000    e 85,000,000    e 20,000,000                  e 55,000,000
-------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 2


                CONDITIONS PRECEDENT AND CONDITIONS SUBSEQUENT

                                    PART I
                  CONDITIONS PRECEDENT TO INITIAL UTILISATION

1.    CORPORATE DOCUMENTS

(a) A copy of the constitutional documents of each Original Obligor in the form required by the Facility Agent (i.e. in relation to (1) USA, Articles of Association; By-Laws; Good Standing Certificate; Incumbency Certificate; (2) ITALY, Articles of Association (atto costitutivo); by-laws (statuto in vigore); (3) SPAIN, Deed of Incorporation; certified commercial register excerpt), including in relation to a German Obligor an up-to-date officially certified commercial register extract (beglaubigter Handelsregisterauszug) and the articles of association (Satzung).

(b) A copy of a resolution of the shareholders (or the equivalent thereof, i.e. in relation to (1) USA, a Board of Directors' Resolution; (2) ITALY, [Depends on the By-Laws of the company, information to be provided, (3) SPAIN, Minutes of the General Shareholders' Sole Shareholder Decision and Board of Directors Meeting) of each Original Obligor:

      (i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

      (ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

      (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d) A certificate of the Company (signed by a director or other authorised officer) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause a violation of any contract of any Original Obligor.

(e) A copy of the constitutional documents of each member of the Group whose shares are subject to Security under any of the Security Documents referred to in Part I para. 3 (a) in the form required by the Facility Agent.

(f) The Group Structure Chart showing all the Intra-Group Loans and all members of the Group.

(g) A certificate of an authorised signatory of each Original Obligor certifying that to the best of its knowledge each copy document relating to it specified in this paragraph 1 is correct, complete and has not been amended as at a date no earlier than the date of this Agreement.

2.    Finance Documents

      Each of the following original documents duly executed by all of the parties thereto:

(a)   this Agreement; and

(b)   each Fee Letter.

3.    TRANSACTION SECURITY DOCUMENTS

      Each of the following documents in form and substance satisfactory to the Security Agent duly executed by all the parties thereto:

      (a) a first ranking pledge over the shares of each German Material Subsidiary except for SGL PanTrac GmbH;

      (b)    a first ranking mortgage/land charge over the real property of

            - SGL CARBON AG, except for the real property situated in Bonn, Bad Godesberg and registered with the local court Bonn, land register of Lannesdorf, file (Blatt) No. 01017 and 0409 (which will be encumbered pursuant Schedule 2, Part II) (on the Closing Date all necessary steps will be taken to effect registration in the relevant German land register/s, including the joint instruction of a notary to effect filing as soon as possible with the relevant German land register/s, including execution of a security purpose agreement and a submission to immediate foreclosure (Unterwerfung unter die sofortige Zwangsvollstrechung) in a partial amount of the registered amount or in the whole registered amount upon the Facility Agent's reasonable request);

      (c) a first ranking charge/security assignment over the equipment and inventory of

             (i)   SGL CARBON GmbH, Meitingen, Germany,

             (ii)  SGL ACOTEC GmbH, Siershahn, Germany;

             (iii) SGL TECHNOLOGIES GmbH, Meitingen, Germany; and

             (iv)   SGL Brakes GmbH, Meitingen, Germany;

      (d) a first ranking charge/assignment over all receivables, including intercompany receivables, of

             (i)   SGL CARBON AG;

             (ii)  SGL CARBON GmbH, Meitingen, Germany;

             (iii) SGL CARBON Beteiligung GmbH, Wiesbaden, Germany;

             (iv)  SGL ACOTEC GmbH, Siershahn, Germany;

             (v)   KCH Beteiligungs GmbH, Siershahn, Germany;

             (vi)  SGL TECHNOLOGIES GmbH, Meitingen, Germany; and

            (vii)  SGL Brakes GmbH, Meitingen, Germany;

      (e)    a pledge of/charge over all bank accounts of

             (i)   SGL CARBON AG;

             (ii)  SGL CARBON GmbH, Meitingen, Germany;

             (iii) SGL CARBON Beteiligung GmbH, Wiesbaden, Germany;

             (iv)  SGL ACOTEC GmbH, Siershahn, Germany,

             (v)   KCH Beteiligungs GmbH, Siershahn, Germany;

             (vi)  SGL TECHNOLOGIES GmbH, Meitingen, Germany; and

             (vii) SGL Brakes GmbH, Meitingen, Germany;

      (f)    an assignment of/charge over the Intellectual Property Rights of

             (i)   SGL CARBON AG;

             (ii)  SGL CARBON GmbH, Meitingen, Germany;

             (iii) SGL CARBON Beteiligung GmbH, Wiesbaden, Germany;

             (iv)  SGL ACOTEC GmbH, Siershahn, Germany;

             (v)   KCH Beteiligungs GmbH, Siershahn, Germany;

             (vi)  SGL TECHNOLOGIES GmbH, Meitingen, Germany; and

             (vii) SGL Brakes GmbH, Meitingen, Germany;

      (g)    the Security Trust Agreement.

4.    ACCOUNTS AND REPORTS

      (a)The Base Financial Statements.

      (b)The Group Structure Chart.

      (c)The Information Memorandum.

5.    LEGAL OPINIONS

(a) Legal opinions of (i) Shearman & Sterling, Germany, counsels to the Company in Germany, (ii) Parker, Poe, Adams & Bernstein L.L.P., Charlotte, North Carolina/USA, US counsels, (iii) Bonelli Erede Pappalardo, Studio Legale, Milano, Italy, Italian counsels and, Uria, Spain, Spanish counsels, addressed to the Secured Parties confirming that the Company and the other members of the Group are duly organised and validly existing and confirming the capacity and authorisation of the Company and the other members of the Group to enter into the Finance Documents in form and substance satisfactory to the Facility Agent.

(b) A legal opinion of Shearman & Sterling, USA, US legal advisers to the Company, addressed to the Secured Parties and in the form of Schedule 18.

(c) A legal opinion of Baker & McKenzie, legal advisers in Germany to the Mandated Lead Arrangers, the Documentation Agent, the Security Agent and the Facility Agent in the Federal Republic of Germany, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

6.    OTHER DOCUMENTS AND EVIDENCE

(a) Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 13 (Fees) and Clause 18 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date.

(b) Evidence that the Minimum Guarantor Coverage pursuant to Clause 22.5 (Minimum Guarantor Coverage) amounts to at least eighty-five (85) per cent. of the Consolidated EBITDA and/or turnover of the Group.

(c) If an Original Obligor is incorporated in a jurisdiction other than the Federal Republic of Germany, evidence that the process agent specified in Clause 40.2 (Service of Process) has accepted its appointment in relation to that Original Obligor.

                                    PART II

                 CONDITIONS SUBSEQUENT TO INITIAL UTILISATION

      The Company shall ensure that no later than three (3) Months after the date of this Agreement, all of the documents and other evidence listed in this Part II of Schedule 2 (Conditions Subsequent and Conditions Subsequent) shall be delivered to the Facility Agent, each in form and substance satisfactory to the Security Agent:

      (1) evidence of the registration in the land register of all German mortgages relating to Transaction Security and a first ranking mortgage/land charge over the real property of SGL CARBON AG situated in Bonn, Bad Godesberg and registered with the local court Bonn, land register of Lannesdorf, file (Blatt) No. 01017 and 0409, in respect of which all necessary steps will have been taken to effect registration in the relevant German land register/s, including the joint instruction of a notary to effect filing as soon as possible with the relevant German land register/s and including a submission to immediate foreclosure (Unterwerfung unter die sofortige Zwangsvollstrechung) in a partial amount of the registered amount or in the whole registered amount upon the Facility Agent's reasonable request; and

      (2) each of the following documents duly executed by all the parties thereto:

      (a) a first ranking pledge over the shares of each non-German Material Subsidiary except for SGL Carbon S.A., Nowy Sacz, Poland;

      (b)   a first ranking mortgage/land charge over the real property of:

            (i)   SGL CARBON S.p.A., Milan, Italy;

            (ii)  SGL CARBON LLC, Charlotte, U.S.A.; and

            (iii) SGL TECHNIC, Inc., U.S.A.;

      (c) a first ranking charge/security assignment over the equipment and inventory of

            (i)   SGL CARBON S.p.A., Milan, Italy;

            (ii)  SGL CARBON LLC, Charlotte, U.S.A.; and

            (iii) SGL TECHNIC, Inc., Valencia, U.S.A.;

      (d) a first ranking charge/assignment over all receivables, including intercompany receivables, of

            (i)   RADION Finanziaria S.p.A., Milan, Italy;

            (ii)  SGL CARBON S.p.A., Milan, Italy,

            (iii) SGL CARBON LLC, Charlotte, U.S.A.;

            (iv)  SGL TECHNIC, Inc., Valencia, U.S.A.; and

            (v)   SGL HITCO ACQUISITION Corp., Charlotte, U.S.A.;

      (e)   a pledge of/charge over  all bank accounts of

            (i)   RADION Finanziaria S.p.A., Milan, Italy,

            (ii)  SGL CARBON S.p.A., Milan, Italy;

            (iii) SGL CARBON LLC, Charlotte, U.S.A.; and

            (vi)  SGL TECHNIC, Inc., Valencia, U.S.A..

      (f)   an assignment of/charge over the Intellectual Property Rights of

            (i)   RADION Finanziaria S.p.A., Milan, Italy;

            (ii)  SGL CARBON S.p.A., Milan, Italy;

            (iii) SGL CARBON LLC, Charlotte, U.S.A.;

            (iv)  SGL TECHNIC, Inc., Valencia, U.S.A.; and

            (v)   SGL HITCO ACQUISITION Corp., Charlotte, U.S.A.

      (3) A copy of the constitutional documents of each member of the Group whose shares are subject to Security under any of the Security Documents referred to in this Part II of Schedule 2 para. 2 in the form required by the Facility Agent.

                                   PART III

CONDITIONS PRECEDENT REQUIRED TO BE DELIVERED BY A PROPOSED ADDITIONAL OBLIGOR

1. An Accession Letter, duly executed by the proposed Additional Obligor and the Company (and subject to appropriate Guarantee limitation wording relating to the respective Additional Obligor in case of legal restrictions and potential officer's liability).

2. A copy of the constitutional documents of the proposed Additional Obligor in the form reasonably required by the Facility Agent.

3. A copy of a resolution of the shareholders and/or board of directors (or the equivalent thereof) of the proposed Additional Obligor:

      (a) approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

      (b) authorising a specified person or persons to execute the Accession Letter on its behalf; and

      (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to a proposed Additional Borrower, any Utilisation Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents.

4. A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5. Where the Lenders determine such to be either necessary or desirable, either in place of or in addition to the resolution referred to in paragraph 3 above, a certificate or extract from a public commercial registry or equivalent evidence setting out the names and signatures of the persons authorised to execute the Accession Letter on behalf of the proposed Additional Obligor and to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents.

6. A certificate of the proposed Additional Obligor (signed by a director or other authorised officer) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

7. A certificate of an authorised signatory of the proposed Additional Obligor certifying that each copy document listed in this Part III of
      Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

8. A copy of any other Authorisation or other document which the Facility Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

9. If available, the latest audited financial statements of the proposed Additional Obligor.

10. A legal opinion of Baker & McKenzie, legal advisers to the Mandated Lead Arrangers, the Security Agent and the Facility Agent in the Federal Republic of Germany.

11. A legal opinion satisfactory to the Lenders of the legal advisers to the Company in the jurisdiction in which the proposed Additional Obligor is incorporated opining on the due organisation and valid existence and confirming the capacity and authorisation of the Additional Obligor to enter into the Finance Documents.

12. If the proposed Additional Obligor is incorporated in a jurisdiction other than the Federal Republic of Germany, evidence that the process agent specified in Clause 40.2 (Service of Process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

13.   Accession to the Security Trust Agreement.

                                  SCHEDULE 3


                                   REQUESTS

                                    PART I
                              UTILISATION REQUEST



From: [name of relevant Borrower]

To:   Deutsche Bank Luxembourg S.A.

Dated:

Dear Sirs

      SGL CARBON AKTIENGESELLSCHAFT - e 495,000,000 FACILITIES AGREEMENT
         DATED [                   ] 2002 (THE "FACILITIES AGREEMENT")

1. [We wish to borrow a Loan on the following terms:] / [We wish [name of Issuing Bank or Fronting Bank] to issue the [Letter of Credit] as follows:]

      Proposed Utilisation Date:      [           ]  (or,  if  that  is  not  a
                                      Business Day, the next Business Day)

      Facility to be utilised:        [Term Facility A]/[Term Facility B]/[Term
                                      Facility C]/[Revolving Credit Facility]

      Currency of [Loan]/[Letter of Credit]:[     ]

      Amount: [ ] or, if less, the [Available Facility] [amount in such currency which will reduce the Available Facility to zero]

      Interest Period:                [           ]

      [Expiry Date:]                  [           ]

      [Issuing Bank/Fronting Bank:]   [           ]

2. We confirm on our own behalf and on behalf of any other Obligor that each condition specified in Clause 4.2 (Further Conditions Precedent) of the Facilities Agreement is satisfied on the date of this Utilisation Request. We confirm that the [Loan]/[Letter of Credit] [is]/[are] to be applied for the following purpose: [purpose permitted pursuant to Clause 3 (Purpose) of the Facilities Agreement to be specified].

3. [The proceeds of this Loan should be credited to [account].] / [The Letter of Credit should be issued in favour of [name of beneficiary] in the form attached and delivered to the recipient at [address of beneficiary.]

4.    This Utilisation Request is irrevocable.

      Yours faithfully

                     .....................................

                           authorised signatory for
                          [name of relevant Borrower]



      Confirmed by:

                     .....................................

                           authorised signatory for
                         SGL CARBON AKTIENGESELLSCHAFT

                                    PART II

              SELECTION NOTICE APPLICABLE TO A TERM LOAN FACILITY

From: [name of relevant Borrower]

To:   Deutsche Bank Luxembourg S.A.

Dated:

Dear Sirs

      SGL CARBON AKTIENGESELLSCHAFT - e 495,000,000 FACILITIES AGREEMENT
             DATED [           ] 2002 (THE "FACILITIES AGREEMENT")

1.    We  refer  to  the  following  Term Facility A Loan[s] in Euros  with  an
      Interest Period ending on [               ].

2. [We request that the above Term Facility A Loan[s] be divided into [ ] Term Facility A Loans with the following amounts and Interest Periods:]

                                      or

      [We request that the next Interest Period for the above Term  Facility  A
      Loan[s] is [      ]].

3. We confirm on our own behalf and on behalf of any other Obligor that each condition specified in Clause 4.2 (Further Conditions Precedent) of the Facilities Agreement is satisfied on the date of this Selection Notice. We confirm that the Term Facility A Loan[s] [is]/[are] to be applied for the following purpose: [purpose permitted pursuant to Clause 3 (Purpose) of the Facilities Agreement to be specified].

4.    This Selection Notice is irrevocable.

                               Yours faithfully

                     .....................................

                           authorised signatory for
                          [name of relevant Borrower]

      Confirmed by:

                     .....................................

                           authorised signatory for
                         SGL CARBON AKTIENGESELLSCHAFT

                                  SCHEDULE 4


                            MANDATORY COST FORMULA

1. The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Financial Services Authority (or any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Facility Agent shall calculate, as a percentage rate, a rate (the "ADDITIONAL COST RATE") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Facility Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3. The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Facility Agent as the cost of complying with the minimum reserve requirements of the European Central Bank.

4. The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Facility Agent as follows:


           Ex0.01
           ------
             300   per cent. per annum.
Where:

      E is the rate of charge payable by that Lender to the Financial Services Authority pursuant to the Fees Regulations (but, for this purpose, ignoring any minimum fee required pursuant to the Fees Regulations) and expressed in pounds per {pound-sterling}1,000,000 of the Fee Base of that Lender.

5.    For the purposes of this Schedule:

      (a) "FEES REGULATIONS" means the Banking Supervision (Fees) Regulations 1999 or such other law or regulation as may be in force from time to time in respect of the payment of fees for banking supervision; and

      (b) "FEE BASE" has the meaning given to it, and will be calculated in accordance with, the Fees Regulations.

6. Each Lender shall supply any information required by the Facility Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior  to  the  date  on  which it becomes a
      Lender:

      (a) its jurisdiction of incorporation and the jurisdiction of its Facility Office; and

      (b) any other information that the Facility Agent may reasonably require for such purpose.

      Each Lender shall promptly notify the Facility Agent in writing of any change to the information provided by it pursuant to this paragraph.

7. The percentages or rates of charge of each Lender for the purpose of E above shall be determined by the Facility Agent based upon the information supplied to it pursuant to paragraph 6 above and on the assumption that, unless a Lender notifies the Facility Agent to the contrary, each Lender's obligations in relation to cash ratio deposits, Special Deposits and the Fees Regulations are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

8. The Facility Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3 and 6 above is true and correct in all respects.

9. The Facility Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3 and 6 above.

10. Any determination by the Facility Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

11. The Facility Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

                                  SCHEDULE 5


                         FORM OF TRANSFER CERTIFICATES



To:   Deutsche Luxembourg S.A. as Facility Agent

From: [The Existing Lender] (the "EXISTING LENDER") and [The New Lender] (the "NEW LENDER")

Dated:

  SGL CARBON AKTIENGESELLSCHAFT - e 495,000,000 FACILITIES AGREEMENT DATED [ ] 2002 (THE "FACILITIES AGREEMENT") AND SALE AND PURCHASE AGREEMENT DATED [
                           ] (THE "SALE AGREEMENT")

1.    We refer to Clause 25.5 (Procedure for Transfer):

      The Existing Lender and the New Lender agree to the Existing Lender and the New Lender assignning and transferring all or part of the Existing Lender's Commitment referred to in the Schedule and all its related rights and obligations under the Facility Agreement and the Security Trust Agreement in accordance with Clause 25.5 (Procedure for Transfer).

      The New Lender agrees to the terms and conditions of the Sale Agreement and the Terms and Conditions attached hereto.

      The proposed Transfer Date is [             ].

      The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 33.2 (Addresses) are set out in the Schedule.

2. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in Clause 25.2(b).

3.    This Transfer Certificate is governed by German law.



                         By:

                            _______________________



                            _______________________

                                 THE SCHEDULE

                       TRANSFER AND ASSUMPTION AGREEMENT

              COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERED


           EXISTING LENDER'S COMMITMENT              TRANSFER AMOUNT






                           [insert relevant details]
  [Facility Office address, fax number and attention details for notices and account details for payments]

Date:                                             Date:

[Existing Lender]                                 [New Lender]

By:                                               By:

This Transfer  Certificate  is  accepted by the Facility Agent and the Transfer
Date is confirmed as [    ].

Dresdner Bank Luxembourg S.A.                     By:

                             TERMS AND CONDITIONS

These are the Terms and Conditions applicable to the transfer certificate including the Schedule thereto (the "TRANSFER CERTIFICATE") to which they are annexed.

1.    INTERPRETATION

      In these Terms and Conditions words and expressions shall (unless otherwise expressly defined herein) bear the meaning given to them in the Transfer Certificate and the Facilities Agreement.

2.    TRANSFER

      The Existing Lender requests the New Lender to accept and procure the assignment and transfer of all or a part (as applicable) of such participation of the Existing Lender under the Facilities Agreement as is set out in the relevant part of the Transfer Certificate under the heading "Schedule" (the "PURCHASED ASSETS") by counter-signing and delivering the Transfer Certificate to the Facility Agent at its address for the service of notice specified in the Facilities Agreement. On the Transfer Date the New Lender shall pay to the Existing Lender the settlement amount as specified in the pricing letter between the Existing Lender and the New Lender dated the date of the Transfer Certificate (adjusted, if applicable, in accordance with the Sale Agreement) and completion of the transfer will take place.

3.    EFFECTIVENESS OF TRANSFER

      The New Lender hereby requests the Facility Agent to accept the Transfer Certificate as being delivered to the Facility Agent pursuant to and for the purposes of the Facilities Agreement so as to take effect in accordance with the terms of the Facilities Agreement on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4.    NEW LENDER'S UNDERTAKING

      The New Lender hereby undertakes with the Facility Agent and the Existing Lender and each of the other parties to the Finance Documents that it will perform in accordance with its terms all those obligations which by the terms thereof will be assumed by it after delivery of the Transfer Certificate to the Facility Agent and satisfaction of the conditions (if any) subject to which the Transfer Certificate is to take effect.

5.    PAYMENTS

5.1   PLACE

      All payments by either party to the other under the Transfer Certificate shall be made to the account of that other party specified in the Sale Agreement (the "RECEIVING ACCOUNT"). Each party may designate a different account as its Receiving Account for payment by giving the other not less than five (5) Business Days notice before the due date for payment.

5.2   FUNDS

      Payments under the Transfer Certificate shall be made in the currency in which the amount is denominated for value on the due date at such times and in such funds as are customary at the time for settlement of transactions in that currency.

6.    THE FACILITY AGENT

      The Facility Agent shall not be required to concern itself with the Sale Agreement and may rely on the Transfer Certificate without taking account of the provisions of such agreement.

7.    ASSIGNMENT OF RIGHTS

      The Transfer Certificate shall be binding upon and enure to the benefit of each party and its successors and permitted assigns PROVIDED THAT neither party may assign and transfer its rights thereunder without the prior written consent of the other party.

8.    GOVERNING LAW AND JURISDICTION

      The Transfer Certificate (including, without limitation, these Terms and Conditions) shall be governed by and construed in accordance with the laws of the Federal Republic of Germany, and the parties submit to the non-exclusive jurisdiction of the German courts.

      Each party irrevocably appoints the person described as process agent (if any) specified in the Sale Agreement to receive on its behalf service of any action, suit or other proceedings in connection with the Transfer Certificate. If any person appointed as process agent ceases to act for any reason the appointing party shall notify the other party and shall promptly appoint another person incorporated within the Federal Republic of Germany to act as its process agent.

                                  SCHEDULE 6

                           FORM OF ACCESSION LETTER


                                    PART I

                       FORM OF BORROWER ACCESSION LETTER



To:   Deutsche Bank Luxembourg S.A. as Facility Agent

From: [Material Subsidiary] and SGL Carbon Aktiengesellschaft

Dated:

Dear Sirs

      SGL CARBON AKTIENGESELLSCHAFT - e 495,000,000 FACILITIES AGREEMENT
              DATED [             ] (THE "FACILITIES AGREEMENT")

1. [Material Subsidiary] agrees to become an Additional Borrower and an Additional Guarantor and to be bound by the terms of the Facilities Agreement as an Additional Borrower and an Additional Guarantor pursuant to Clause 26 (Changes to the Obligors) of the Facilities Agreement and the terms of the Security Trust Agreement. [Material Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

2.    [Material Subsidiary's] administrative details are as follows:

      Address:

      Fax No:

      Attention:

3. [Material Subsidiary] agrees to provide and, to the extent permitted by law, causes any Subsidiary to provide, such Security for all or any part of its obligations under the Finance Documents as the Facility Agent shall reasonably require.

4.    This letter is governed by German law.



      [Company]                             [Material Subsidiary]

                                       PART II

                      FORM OF GUARANTOR ACCESSION LETTER



To:   Deutsche Bank Luxembourg S.A. as Facility Agent

From: [Subsidiary] and SGL Carbon Aktiengesellschaft

Dated:

Dear Sirs

      SGL CARBON AKTIENGESELLSCHAFT - e 495,000,000 FACILITIES AGREEMENT
            DATED [             ] 2002 (THE "FACILITIES AGREEMENT")

1. [Subsidiary] agrees to become an Additional Guarantor and to be bound by the terms of the Facilities Agreement as an Additional Guarantor pursuant to Clause 26 (Changes to the Obligors) of the Facilities Agreement and the terms of the Security Trust Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

2.    [Subsidiary's] administrative details are as follows:

      Address:

      Fax No:

      Attention:

3. [Subsidiary] agrees to provide and, to the extent permitted by law, causes any Subsidiary to provide, such Security for all or any part of its obligations under the Finance Documents as the Facility Agent shall reasonably require.

4.    This letter is governed by German law.



      For and on behalf of

      SGL CARBON AKTIENGESELLSCHAFT               [Subsidiary]

                                  SCHEDULE 7


                        FORM OF COMPLIANCE CERTIFICATE

To:   Deutsche Bank Luxembourg S.A. as Facility Agent

From: SGL Carbon Aktiengesellschaft

Dated:

Dear Sirs

      SGL CARBON AKTIENGESELLSCHAFT - e 495,000,000 FACILITIES AGREEMENT
             DATED [           ] 2002 (THE "FACILITIES AGREEMENT")

1.    We refer to the Facilities Agreement.  This is a Compliance Certificate.

2. We confirm that: [Insert details of covenants to be certified, including calculations and explanations]

3.    On the basis of above, we confirm that:

      (a)    the Margin in  respect of Term Facility A Loans after your receipt
             of this Compliance  Certificate  will  be [        ] per cent. per
             annum; and

      (b) the Margin in respect of Revolving Credit Facility Loans after your receipt of this Compliance Certificate will be [
             ] per cent. per annum.



3. The following entities are Material Subsidiaries (as this term is defined in the Facilities Agreement): [identify relevant entities]

4.    We confirm that no Default is continuing.

Signed: ...............                     ...............

      Director                              Director

      of                                    of

      SGL CARBON AKTIENGESELLSCHAFT         SGL CARBON AKTIENGESELLSCHAFT

[insert applicable certification language]

......................

for and on behalf of

[name of auditors of the Company]

                                  SCHEDULE 8

                               EXISTING SECURITY


--------------------------------------------------------------------------------
Name of Obligor         Security          Total Principal Amount of
                                          Indebtedness Secured
--------------------------------------------------------------------------------

Details of any existing security, which will remain in place after the Closing Date, to be inserted.

                                NOT APPLICABLE

                                  SCHEDULE 9

                    LMA FORM OF CONFIDENTIALITY UNDERTAKING


                      LMA CONFIDENTIALITY LETTER (SELLER)

                 [LETTERHEAD OF SELLER/SELLER'S AGENT/BROKER]


To:

                                [insert name of Potential
                                 Buyer/Buyer's Agent/broker]



RE:   SGL CARBON AKTIENGESELLSCHAFT - e 495,000,000 FACILITIES AGREEMENT DATED
[                   ] (THE "FACILITIES AGREEMENT")


BORROWER: SGL CARBON AKTIENGESELLSCHAFT
DATE:
AMOUNT:  e 495,000,000
AGENT:


Dear Sirs

We understand that you are considering [acquiring] delete if addressee is acting as broker or Agent [1] /[arranging the acquisition of] delete if addressee is acting as principal [2] an interest in the Facilities Agreement (the "ACQUISITION"). In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1. Confidentiality Undertaking You undertake (a) to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information, (b) to use the Confidential Information only for the Permitted Purpose, (c) to use all reasonable endeavours to ensure that any person to whom you pass any Confidential Information (unless disclosed under paragraph 2[(c)/(d)] below) acknowledges and complies with the provisions of this letter as if that person were also a party to it, and (d) not to make enquiries of any member of the Group or any of their officers, directors, employees or professional advisers relating directly or indirectly to the Acquisition.

2.    Permitted   Disclosure  We  agree  that  you  may  disclose   Confidential
      Information:


1 delete if addressee is acting as broker or Agent
2 delete if addressee is acting as principal

      (a) to members of the Buyer Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Buyer Group;

      (a) [subject to the requirements of the Facilities Agreement, in accordance with the Permitted Purpose so long as any prospective buyer has delivered a letter to you in equivalent form to this letter;]

      [(b/c] subject  to  the  requirements of the Facilities Agreement, to any person to (or through) whom you assign and transfer (or may potentially assign and transfer) all or any of the rights, benefits and obligations which you may acquire under the Facilities Agreement or with (or through) whom you enter into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Facilities Agreement or the Borrower or any member of the Group so long as that person has delivered a letter to you in equivalent form to this letter; and

      [c/d] (i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Buyer Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Buyer Group.

3. Notification of Required or Unauthorised Disclosure You agree (to the extent permitted by law) to inform us of the full circumstances of any disclosure under paragraph 2[(c)/(d)] or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4. Return of Copies If we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2[(c)/(d)] above.

5. Continuing Obligations The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease (a) if you become a party to or otherwise acquire (by assignment or sub-participation) an interest, direct or indirect, in the Facilities Agreement or (b) twelve (12) months after you have returned all Confidential Information supplied to you by us and destroyed or permanently erased all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than sub-paragraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed)).

6. No Representation; Consequences of Breach etc You acknowledge and agree that:

      (a) neither we, [nor our principal] nor any member of the Group nor any of our or their respective officers, employees or advisers
             (each a "RELEVANT PERSON") (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or be otherwise liable to you or any other person in respect to the Confidential Information or any such information; and

      (a) we [or our principal] or members of the Group may be irreparably harmed by the breach of the terms hereof and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7. No Waiver; Amendments, etc This letter sets out the full extent of your obligations of confidentiality owed to us in relation to the information the subject of this letter. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges hereunder. The terms of this letter and your obligations hereunder may only be amended or modified by written agreement between us.

8. Inside Information You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and you undertake not to use any Confidential Information for any unlawful purpose.

9. Nature of Undertakings The undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of [our principal,]4 the Borrower and each other member of the Group.

10. Governing Law and Jurisdiction This letter (including the agreement constituted by your acknowledgement of its terms) shall be governed by and construed in accordance with the laws of the Federal Republic of Germany and the parties submit to the non-exclusive jurisdiction of the German courts.

11. Definitions In this letter (including the acknowledgement set out below) terms defined in the Facilities Agreement shall, unless the context otherwise requires, have the same meaning and:

      "BUYER GROUP" means you, each of your holding companies and subsidiaries and each subsidiary of each of your holding companies;

      "CONFIDENTIAL  INFORMATION"  means  any  information  relating   to   the
      Borrower, the Group, the Facilities Agreement and/or the Acquisition provided to you by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you thereafter, other than from a source which is connected with the Group and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;

      "GROUP" means the Borrower and each of its holding companies and subsidiaries and each subsidiary of each of its holding companies; and

      "PERMITTED PURPOSE" means [subject to the terms of this letter, passing on information to a prospective buyer for the purpose of] considering and evaluating whether to enter into the Acquisition.

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Yours faithfully


............................

For and on behalf of

[Seller/Seller's Agent/broker]

To:   [Seller]
      [Seller's Agent/broker]

      The Borrower and each other member of the Group


We acknowledge and agree to the above:


.............................
For and on behalf of

[POTENTIAL BUYER/BUYER'S AGENT/BROKER]

                                  SCHEDULE 10


                                  TIMETABLES

                                    PART I

                                     LOANS

                                                                                    LOANS IN EURO                      LOANS IN
                                                                                                                       DOLLARS
Delivery  of a duly completed Utilisation  Request  (Clause 5.1  (Delivery  of  a    D-3                                D-3
Utilisation  Request)  or  a  Selection Notice Clause 11.1 (Selection of Interest    12.00 noon                         12.00 noon
Periods)
Facility Agent notifies the Lenders  of  the  amount  and currency of the Loan in    D-3                                D-3
accordance with Clause 5.4 (Lenders' Participation)                                  05.00 p.m.                         05.00 p.m.
Facility   Agent   receives  a  notification  from  a  Lender  under   Clause 6.2    D-2                                D-2
(Unavailability of a Currency)                                                       11.00 a.m.                         11.00 a.m.
Facility  Agent  gives  notice  to  the  relevant  Borrower  in  accordance  with    D-2                                D-2
Clause 6.2 (Unavailability of a Currency)                                            11.00 a.m.                         11.00 a.m.
Facility Agent calculates  amount  of  the  Loan  in  Dollars  in accordance with    D-3                                D-3
Clause 6.3 (Change of Currency)                                                      12.00 noon                         12.00 noon
LIBOR or EURIBOR is fixed                                                            Quotation  Day as of 11:00 a.m.
                                                                                     London time in respect             Quotation
                                                                                     of  LIBOR  and  as of              Day  as of
                                                                                     11:00 am (Brussels time)           11:00 a.m.
                                                                                     in respect of EURIB                London
                                                                                                                        time


D =   first day of relevant Interest Period.

D - X = X Business Days prior to D.

                                    PART II

                               LETTERS OF CREDIT


                                                                              LETTERS
                                                                              OF
                                                                              CREDIT
Delivery of a duly completed Utilisation Request
(Clause 5.1 (Delivery of a Utilisation Request))
                                                                               U-5
                                                                               12.00 noon.

Facility  Agent  notifies the Lenders and the
Issuing Banks of the Letter of Credit in accordance
with Clause 5.4 (Lenders'
Participation).                                                                U-3
                                                                               12.00 noon


U = date of utilisation.

U - X = X Business Days prior to U.

                                  SCHEDULE 11


                       FORM OF SECURITY TRUST AGREEMENT

                                  SCHEDULE 12

             APPROVED ADDITIONAL BORROWERS AND THEIR ALLOCATIONS

                               TERM FACILITY A



NAME OF APPROVED ADDITIONAL BORROWER             AMOUNT OF SUCH APPROVED ADDITIONAL BORROWER'S ALLOCATION
---------------------------------------------------------------------------------------------------------
SGL CARBON BETEILIGUNG GMBH, WIESBADEN, GERMANY  e 20,000,000
---------------------------------------------------------------------------------------------------------
SGL ACOTEC GMBH, SIEHRSHAHN, GERMANY             e 15,000,000
---------------------------------------------------------------------------------------------------------
SGL TECHNOLOGIES GMBH, MEITINGEN, GERMANY        e 25,000,000
---------------------------------------------------------------------------------------------------------
SGL BRAKES GMBH, MEITINGEN, GERMANY              e 20,000,000
---------------------------------------------------------------------------------------------------------
SGL CARBON S.P.A., MILAN, ITALY                  e 20,000,000
---------------------------------------------------------------------------------------------------------
SGL CARBON S.A., LA CORUNA, SPAIN                e 5,000,000
---------------------------------------------------------------------------------------------------------
SGL CARBON LLC, CHARLOTTE, NORTH CAROLINA, USA   e 70,000,000
---------------------------------------------------------------------------------------------------------

                                  SCHEDULE 13

                        CURRENT MATERIAL SUBSIDIARIES

NAME OF MATERIAL SUBSIDIARY                     JURISDICTION OF INCORPORATION AND REGISTRATION
                                                NUMBER (OR EQUIVALENT, IF ANY)
---------------------------------------------------------------------------------------------------------

SGL CARBON GMBH, MEITINGEN                      GERMANY
---------------------------------------------------------------------------------------------------------
SGL CARBON BETEILIGUNG GMBH, WIESBADEN          GERMANY
---------------------------------------------------------------------------------------------------------
SGL PANTRAC, BERLIN                             GERMANY
---------------------------------------------------------------------------------------------------------
SGL ACOTEC GMBH, SIEHRSHAHN                     GERMANY
---------------------------------------------------------------------------------------------------------
KCH BETEILIGUNGSS GMBH, SIEHRSHAHN              GERMANY
---------------------------------------------------------------------------------------------------------
SGL TECHNOLOGIES GMBH, MEITINGEN                GERMANY
---------------------------------------------------------------------------------------------------------
SGL BRAKES GMBH, MEITINGEN                      GERMANY
---------------------------------------------------------------------------------------------------------
SGL CARBON GMBH, SEEG                           AUSTRIA
---------------------------------------------------------------------------------------------------------
SGL CARBON GMBH & CO, SEEG                      AUSTRIA
---------------------------------------------------------------------------------------------------------
SGL CARBON LT., ALCESTER                        ENGLAND
---------------------------------------------------------------------------------------------------------
RK CARBON INTERNATIONAL LTD., WILMSLOW          ENGLAND
---------------------------------------------------------------------------------------------------------
RK TECHNOLOGIES INTERNATIONAL LTD., WILMSLOW    ENGLAND
---------------------------------------------------------------------------------------------------------
SGL TECHNIC LTD., MUIR OF ORD                   SCOTLAND
---------------------------------------------------------------------------------------------------------
SGL CARBON S.A., CHEDDE                         FRANCE
---------------------------------------------------------------------------------------------------------
SGL ALCOTEC S.A.R.L., HOUDAIN                   FRANCE
---------------------------------------------------------------------------------------------------------
SGL TECHNIC S.A., GRENOBLE                      FRANCE
---------------------------------------------------------------------------------------------------------
SGL CARBON S.P.A., MILAN                        ITALY
---------------------------------------------------------------------------------------------------------
RADION FINANZIARIA S.P.A., MILAN                ITALY
---------------------------------------------------------------------------------------------------------
SGL CARBON S.A., LA CORUNA                      SPAIN
---------------------------------------------------------------------------------------------------------
SGL CARBON S.A., SACZ                           POLAND
---------------------------------------------------------------------------------------------------------
ZEW S.A., RACIBORZ                              POLAND
---------------------------------------------------------------------------------------------------------
SGL CARBON LLC, CHARLOTTE, NORTH CAROLINA       NORTH CAROLINA, USA
---------------------------------------------------------------------------------------------------------

SGL TECHNIC, INC., VALENCIA, [            ]     [            ], USA
---------------------------------------------------------------------------------------------------------
SGL HITCO ACQUISITION CORP., CHARLOTTE,
NORTH CAROLINA                                  [            ], USA
---------------------------------------------------------------------------------------------------------
HITCO CARBON COMPOSITES, INC., GARDENA,
[            ]                                  [            ], USA
---------------------------------------------------------------------------------------------------------
SGL ACOTEC, INC., STONGSVILLE, [            ]   [            ], USA
---------------------------------------------------------------------------------------------------------
SGL CANADA, INC., LACHUTE                       CANADA
---------------------------------------------------------------------------------------------------------

                                  SCHEDULE 14

                         FORM OF THE LETTER OF CREDIT

[Letterhead]

                                                                         [Date]


BANKBURGSCHAFT NR. [      ]
SACHE COMP/E - 1/36.490 - GRAPHITELEKTRODEN


Wir, [     ], bestatigen Ihnen hiermit, dass wir fur die Erfullung des
Teilbetrages von

                                  EUR [     ]
                       (IN WORTEN: EURO [     ] 00/100)

der folgenden Verbindlichkeiten der SGL CARBON AG, Rheingaustrabe 182, D-65203 Wiesbaden, gegenuber der Kommission der Europaischen Gemeinschaften die Burgschaft ubernehmen:


{circle} Geldbube in Hohe von 80,2 Mio. EUR, die der SGL CARBON AG durch die Entscheidung der Kommission der Europaischen Gemeinschaften vom 18. Juli 2001 in der Sache COMP/E-1/36.490 auferlegt worden ist.

{circle} Die fur diesen Betrag vom 24. Oktober 2001 bis zu diesem Zeitpunkt der tatsachlichen Zahlung der Geldbube berechneten Zinsen zu dem Zinssatz, den die Europaische Zentralbank fur Hauptrefinanzierungsgeschafte im Monat Juli 2001 anwendet (d.h. 4,54%, wie im Amtsblatt der Europaischen Gemeinschaften Nr. C 188/1 vom 4. Juli 2001 bekanntgegeben, erhoht um eineinhalb Prozentpunkte, insgesamt 6,04 %).

Dieses Burgschaftsversprechen kann nur mit Zustimmung der Kommission der Europaischen Gemeinschaften widerrufen werden.

Wir verzichten auf die Einrede der Vorausklage.

Die genannte Burgschaft wird fallig auf Ihre erste Anforderung durch mit Einschreibebrief ubersandte, beglaubigte Abschrift des Urteils des Gerichts erster Instanz bzw. des Gerichtshofs der Europaischen Gemeinschaften in der Sache COMP/E-1/36.490.

Die Burgschaft erlischt, abgesehen von der Erfullung der Anspruche, durch Ruckgabe dieser Urkunde an uns.

Ausschlieblicher   Gerichtsstand   fur   diese  Burgschaft  ist  der
Gerichtshof / das Gericht erster Instanz der Europaischen Gemeinschaft in Luxemburg.

[Bank/s]
[Signatures]

                                  SCHEDULE 15

         EXISTING COMPETITION LAW PROCEEDINGS AND ANTI-TRUST LAWSUITS



ALL PENDING ANTITRUST
PROCEEDINGS OF SGL GROUP:
I.  PLAINTIFF /INVESTIGATING                                   CAUSE OF
    AUTHORITY                    DEFENDANT  COURT / FILING     ACTION /          STATUS
                                            NUMBER             PLAINTIFF'S
                                                               CLAIMS
1. EU Commission                 SGL AG     EuG/Az.: T-239/01  Graphite          Fine imposed on 18.07.01;
                                                               electrodes        Appeal at European Court
2. EU Commission                 SGL AG     Sache COMP/E-      Isostatic         Fines imposed by 17 December 2002
                                            1/37.667           and extruded
                                                               speciality
                                                               products
3. EU Commission                 SGL Carbon Sache COMP/E-      Electrical        Request for Information
                                 Group      1/38.359           a.
                                                               mechanical
                                                               carbon a.
                                                               graphite
                                                               products
4. Korean Fair Trade Commission  SGL AG     Case               Graphite          Interim Appeal denied; Appeal filed
                                            No.:2002Shinsam058 electrodes        with Court on 27-09-02
                                            5
II. ALL PENDING ANTITRUST
    RELATED CIVIL LAW SUITS
    CONCERNING SGL GROUP:
                                                               CAUS OF
PLAINTIFF                        DEFENDANT  COURT / FILING     ACTION /          STATUS
                                            NUMBER             PLAINTIFF'S
                                                               CLAIMS
1. Bethlehem Steel Corporation   SGL AG/SGL D.C. of            civil action      pending, pretrial discovery
                                 U.S. and   Pennsylvania Case  for damages
                                 other      No. 00 CV 3592     (GE)

2. Ferromin Internat. trade      SGL AG/SGL D.C. of            civil action      dismissed for lack of standing and lack of subject
Corp. and others                 U.S. and   Pennsylvania Case  for damages       matter jurisdiction, decision of DC on appeal
                                 other      No. 99 CV 693      (GE)

3. Broken Hill Proprietary Co.   SGL AG/SGL D.C. of            civil action      dismissed for lack of standing and lack of subject
Ltd (Australia) and others       U.S. and   Pennsylvania Case  for damages       matter jurisdiction, decision of DC on appeal
                                 other      No. 99 CV 4772     (GE)

4. Saudi Iron and Steel Company  SGL AG/SGL D.C. of            civil action      dismissed subject to reinstatement upon resolution
                                 U.S. and   Pennsylvania Case  for damages       of me Ferromin and BHP appeals
                                 other      No. 00 CV 5414     (GE)

5.Arbed S.A.                     SGL AG/SGL D.C. of            civil action      stayed
                                 U.S. and   Pennsylvania Case  for damages
                                 other      No. 02 CV 822      (GE)

6.Industrial Graphite Antitrust  SGL AG/SGL D.C. of            Class action      pending, pretrial discovery
litigation                       U.S. and   Pennsylvania Case  (Iso)
                                 other      No. 00Master
                                            File No. 00 CV
                                            1857
                                            (for all iso)

7. Northwest Aluminium/Company/  SGL AG/SGL District Court of  civil action      Service of Complaint
Goldendale Aluminium Company     U.S. and O region             for damages
                                 other                         (GE)


                                                                                 D.C: of Pennsylvania = United States
                                                                                 District Court for
Iso = Isostatic graphite         GE =       SGL AG = SGL       SGL U.S. =        the Eastern District of Pennsylvania
                                 Graphite   Carbon AG          SGL Carbon
                                 electrodes                    LLC (former
                                                               Corp.)

                                  SCHEDULE 16

                          EXISTING INTRA-GROUP LOANS


LENDER                          BORROWER                         KIND OF LOAN                   CURR.       LIMIT
-----------------------------------------------------------------------------------------------------------------
KCH BETEILIGUNGS GMBH           SGL ACOTEC Inc., USA             IC loans gewahrt kurzfristig    USD    5.501.435
-----------------------------------------------------------------------------------------------------------------
                                SGL ACOTEC GmbH, Siershahn       IC loans gewahrt kurzfristig    EUR    5.177.998
-----------------------------------------------------------------------------------------------------------------
SGL ACOTEC GMBH, SIERSHAHN (HAW)SGL CARBON AG                    IC balances daily due           EUR    1.677.988
-----------------------------------------------------------------------------------------------------------------
SGL ACOTEC GMBH MEITINGEN       SGL Composites SA, France        IC balances daily due           EUR       81.785
-----------------------------------------------------------------------------------------------------------------
SGL ACOTEC GMBH, SIERSHAHN      SGL ACOTEC China Ltd., Wuhan     IC loans gewahrt kurzfristig    EUR       50.000
-----------------------------------------------------------------------------------------------------------------
                                KCH Beteiligungs GmbH            IC loans gewahrt kurzfristig    EUR   14.465.272
-----------------------------------------------------------------------------------------------------------------
SGL ACOTEC LTD. SANDBACH        SGL CARBON AG                    IC loans gewahrt kurzfristig    GBP      360.497
-----------------------------------------------------------------------------------------------------------------
SGL ACOTEC S.A.R.L., LA COMTE   SGL ACOTEC GmbH, Siershahn       IC balances daily due           EUR      400.000
-----------------------------------------------------------------------------------------------------------------
SGL ACOTEC SPA, ITALY           SGL CARBON SpA, Italy            IC balances daily due           EUR      323.864
-----------------------------------------------------------------------------------------------------------------
SGL CARBON AG                   SGL CARBON Beteiligung GmbH      IC balances daily due           EUR  241.593.289
-----------------------------------------------------------------------------------------------------------------
                                SGL TECHNOLOGIES GmbH            IC balances daily due           EUR   57.573.258
-----------------------------------------------------------------------------------------------------------------
                                SGL ACOTEC GmbH Meitingen        IC balances daily due           EUR   13.730.070
-----------------------------------------------------------------------------------------------------------------
                                SGL PanTrac GmbH, Berlin         IC balances daily due           EUR      924.838
-----------------------------------------------------------------------------------------------------------------
                                SGL TECHNIC Ltd., UK             IC loans gewahrt kurzfristig    GBP   31.037.906
-----------------------------------------------------------------------------------------------------------------
                                SGL CARBON Asia-Pacific Sdn. Bhd.IC loans gewahrt kurzfristig    USD       50.000
-----------------------------------------------------------------------------------------------------------------
                                SGL CARBON LLC., USA             IC balances daily due           USD   11.325.132
-----------------------------------------------------------------------------------------------------------------
                                SGL CARBON LLC., USA             IC loans gewahrt kurzfristig    USD   12.250.000
-----------------------------------------------------------------------------------------------------------------
                                SGL CARBON LLC., USA             IC loans gewahrt langfristig    USD   56.432.248
-----------------------------------------------------------------------------------------------------------------
                                SGL CARBON LLC., USA             IC loans gewahrt langfristig    USD   63.225.435
-----------------------------------------------------------------------------------------------------------------
                                SGL ACOTEC Ltda., Brazil         IC loans gewahrt kurzfristig    USD    1.800.000
-----------------------------------------------------------------------------------------------------------------
                                SGL ACOTEC GmbH, Siershahn       IC balances daily due           EUR      271.580
-----------------------------------------------------------------------------------------------------------------
                                SGL ACOTEC China Ltd., Wuhan     IC loans gewahrt kurzfristig    USD    3.600.000
-----------------------------------------------------------------------------------------------------------------
                                SGL ACOTEC Singapore Pte. Ltd.   IC loans gewahrt kurzfristig    SGD    2.007.332
-----------------------------------------------------------------------------------------------------------------
                                SGL Brakes GmbH                  IC balances daily due           EUR    6.168.515
-----------------------------------------------------------------------------------------------------------------
                                ZEW, Ratibor                     IC loans gewahrt kurzfristig    PLN    3.590.000
-----------------------------------------------------------------------------------------------------------------

LENDER                          BORROWER                         KIND OF LOAN                   CURR.       LIMIT
-----------------------------------------------------------------------------------------------------------------
SGL CARBON GMBH & CO., AUSTRIA  SGL CARBON AG                   IC balances daily due           EUR     3.652.423
-----------------------------------------------------------------------------------------------------------------
SGL CARBON GMBH                 SGL CARBON AG                   IC balances daily due           EUR    63.404.714
-----------------------------------------------------------------------------------------------------------------
                                SGL CARBON SA, Belgium          IC loans gewahrt kurzfristig    EUR       600.000
-----------------------------------------------------------------------------------------------------------------
                                SGL CARBON SA, Belgium          IC loans gewahrt kurzfristig    EUR       150.000
-----------------------------------------------------------------------------------------------------------------
                                SGL CARBON SA, Belgium          IC loans gewahrt kurzfristig    EUR       250.000
-----------------------------------------------------------------------------------------------------------------
SGL CARBON SA, FRANCE           SGL CARBON AG                   IC balances daily due           EUR    12.724.059
-----------------------------------------------------------------------------------------------------------------
                                SGL TECHNIC S.A., France        IC balances daily due           EUR     2.847.398
-----------------------------------------------------------------------------------------------------------------
SGL CARBON SA, SPAIN            SGL CARBON AG                   IC balances daily due           EUR    25.074.695
-----------------------------------------------------------------------------------------------------------------
SGL CARBON SPA, ITALY           Radion Finanziaria SpA, Italy   IC balances daily due           EUR     3.442.010
-----------------------------------------------------------------------------------------------------------------
                                SGL CARBON AG                   IC balances daily due           EUR     2.046.250
-----------------------------------------------------------------------------------------------------------------
SGL INFORMATION SERVICES GMBH   SGL CARBON AG                   IC balances daily due           EUR     1.766.454
-----------------------------------------------------------------------------------------------------------------
SPEER CANADA INC., KITCHENER    SGL CARBON Inc. Canada          IC loans gewahrt kurzfristig    CAD     3.000.000
-----------------------------------------------------------------------------------------------------------------
STOHRER GMBH, RUTESHEIM         SGL ACOTEC GmbH, Siershahn      IC balances daily due           EUR     1.010.927
-----------------------------------------------------------------------------------------------------------------
OSKO GMBH, PASCHING             SGL ACOTEC GmbH, Siershahn      IC loans gewahrt kurzfristig    EUR     2.398.203
-----------------------------------------------------------------------------------------------------------------
                                SGL ACOTEC GmbH, Siershahn      IC loans gewahrt kurzfristig    EUR       125.000
-----------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 17

                      MANDATORILY DISCHARGED INDEBTEDNESS


               BANK                         ART               WaHR.        SALDO          VERTRAG VOM
--------------------------
SGL ACOTEC GMBH, SIERSHAHN
--------------------------
Kreissparkasse Hildesheim            langfristige Aufnahme      EUR          -110.695
Kreissparkasse Hildesheim            langfristige Aufnahme      EUR           -63.887

--------------------------                                      TOTAL:       -174.582
SGL CARBON SA LA CORUNA
--------------------------
Banco Pastor, La Coruna              langfristige Aufnahme      EUR        -1.760.461
Banco Bilbao-Vizcaya, Madrid         kurzfristige Aufnahme      EUR        -7.000.000
Caja de Ahorros de Galicia, Madrid   kurzfristige Aufnahme      EUR        -7.000.000
Banco Popular, La Coruna             kurzfristige Aufnahme      EUR        -2.500.000
Banco Urquijo, La Coruna             kurzfristige Aufnahme      EUR        -5.000.000
                                                                TOTAL:    -23.260.461
--------------------------
SGL CARBON SPA MAILAND
--------------------------
Ministerio ICA                       langfristige Aufnahme      EUR          -898.859
Credito Artigiano, Mailand           kurzfristige Aufnahme      EUR        -5.000.000
BNL, Mailand                         kurzfristige Aufnahme      EUR       -17.500.000
                                                                TOTAL:    -23.398.859
--------------------------
SGL TECHNOLOGIES, MEITINGEN
--------------------------
IKB Bank AG, Dusseldorf              langfristige Aufnahme      EUR        -6.250.000     03.04.2001
IKB Bank AG, Dusseldorf              langfristige Aufnahme      EUR        -7.500.000     03.04.2001
                                                                TOTAL:    -13.750.000
--------------------------
--------------------------

--------------------------
ZEW, RATIBOR
--------------------------
ING Bank Slaski                      kurzfristige Aufnahme      EUR        -1.318.001

--------------------------
SGL TECHNIC UK, MUIR OF ORD
--------------------------
DZ Bank Frankfurt                    langfristige Aufnahme      GBP        -4.500.000
Bank of America, London              Kontokorrent               GBP          -500.000
                                     TOTAL:                     GBP        -5.000.000
                                                                EUR        -7.814.942

--------------------------
SGL CARBON AG
--------------------------
Bay. Landesbank, Munchen             langfristige Aufnahme      EUR       -10.000.000     18.02.2002
IKB Bank, Dusseldorf                 langfristige Aufnahme      EUR        -3.195.570     05.09.1997
IKB Bank, Dusseldorf                 langfristige Aufnahme      EUR        -5.000.000     03.04.2001
DZ Bank London                       KonsortialKredit           EUR       -71.580.863     18.04.2000
Bank of America, Frankfurt           kurzfristige Aufnahme      USD        -8.100.000mdl. Zusage
Bay. Landesbank, Munchen             kurzfristige Aufnahme      EUR       -40.000.000     31.01.2002
Bay. Landesbank, Munchen             kurzfristige Aufnahme      EUR       -15.000.000     31.01.2002
Kreissparkasse Augsburg              kurzfristige Aufnahme      EUR        -2.500.000     01.07.2002
Deutsche Bank AG, Augsburg           kurzfristige Aufnahme      EUR       -15.000.000     18.12.2001
Mitteleurop. Handelsbank, Frankfurt  kurzfristige Aufnahme      EUR       -10.000.000     17.04.2002

               BANK                         ART               WaHR.        SALDO          VERTRAG VOM
HypoVereinsbank AG, Augsburg        Kontokorrentkonto           EUR          -876.000       21.02.2002
Commerzbank AG, Augsburg            Kontokorrentkonto           EUR        -4.614.000       11.01.2002
Commerzbank AG, Augsburg            Kontokorrentkonto           USD        -2.873.000
Deutsche Bank AG, Augsburg          Kontokorrentkonto           EUR        -8.584.000       18.12.2001
Deutsche Bank AG, Augsburg          Kontokorrentkonto           USD          -690.000
Dresdner Bank AG, Augsburg          Kontokorrentkonto           EUR        -6.769.000       24.10.2002
Nassauische Sparkasse, Wiesbaden    Kontokorrentkonto           EUR        -9.985.495       01.12.2001
BHF-Bank AG, Frankfurt              Kontokorrentkonto           EUR        -9.942.574       06.11.2001
                                                                TOTAL:   -224.710.503


GESAMTKREDITAUFNAHME                 -297.427.348


                                  SCHEDULE 18

                              FORM OF US OPINION


                                                                   CONFIDENTIAL
                                                                      S&S DRAFT
                                                                      6.11.2002



                             [S&S U.S. LETTERHEAD]




Dresdner Bank Aktiengesellschaft
Jurgen-Ponto-Platz 1
D-60301 Frankfurt am Main
Germany

as Documentation Agent for the
Lenders referred to below
                                                                         [Date]
                                                              PRDOCS01/153400.4




                         SGL CARBON AKTIENGESELLSCHAFT
                          SYNDICATED CREDIT AGREEMENT

                  __________________________________________



Ladies and Gentlemen:

           We are acting as United States counsel for SGL CARBON Aktiengesellschaft (the "Company") in connection with the transactions contemplated by the [syndicated credit agreement][3], dated as of the date hereof, among the Company, [insert names of Lenders] (together, the "Lenders") [and [insert names of any other parties]] (the "Credit Agreement"). Capitalized terms used herein and not otherwise defined have the meaning set forth in the Credit Agreement.


In this capacity, we have examined copies of:

      (ii)    the Credit Agreement;

1 Adjust title of relevant credit document(s) as appropriate

     (iii) the plea agreement between the United States and the Company, filed June 16, 1999; the plea agreement between the United States and Robert J. Koehler, filed June 16, 1999; the judgment of the United States District Court for the Eastern District of Pennsylvania (the "District Court") dated June 16, 1999; the Order of the District Court dated July 11, 2001 (the "2001 Court Order"); the Order of the District Court dated April 11, 2002 (the "2002 Court Order" and, together with the 2001 Court Order, the "Court Orders"), in each case in connection with United States v. SGL Carbon Aktiengesellschaft and Robert J. Koehler, Crim. No. 99-244, (E.D. Pa., filed May 4, 1999) (collectively, the "Court Documents"); and

      (iii) such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed.

In such examination, we have assumed the genuineness of all signatures, the authenticity of all agreements, certificates, documents and instruments submitted to us as originals and the conformity with the originals of all agreements, certificates, documents and instruments submitted to us as copies.

           The opinions stated herein are limited to the federal law of the United States of America and we express no opinion as to the effect of the laws of any other jurisdiction.

           Based upon and subject to the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

(1) In a proceeding under the United States Bankruptcy Code, 11 U.S.C. {section} 101 et seq (the "Bankruptcy Code"), a claim of the United States based an the non-payment by the Company of obligations to the United States government resulting from the Company's (and, insofar as the Company has agreed to pay fines owed by Mr. Koehler, from Mr. Koehler's) plea to violating United States antitrust law (as such obligations are set forth in the Court Documents, the "U.S. Fine") would not have any priority right to receive payment or distribution from the assets of the Company's bankruptcy estate.

(2) To the best of our knowledge, the execution and delivery of the Credit Agreement, the grant by the Company and certain of its subsidiaries in favor of the Lenders of the pledges, mortgages, charges and assignments described in [Schedule *] to the Credit Agreement and the consummation of the transactions contemplated in the Credit Agreement will not conflict with, or constitute a breach of or default under, the Court Orders.

(3) The Company has not granted any security interests in favor of the United States to secure payment of the U.S. Fine. The Court Orders do not entitle the United States to require the Company to grant such security interests at any time prior to the payment in full of the U.S. Fine.

           We note that the 2002 Court Order, which extended the payment schedule for the U.S. Fine, reserves to the United States the right to move the District Court for an acceleration of the payment schedule at any time after January 1, 2004, in the event of a change in the Company's ability to pay all or an increased amount of the U.S. Fine balance due at the time the U.S. government makes such a motion.

           We note further that this letter does not address any issue regarding the discharge of a debt arising from a criminal fine under the Bankruptcy Code following the distribution of assets of a corporate debtor's bankruptcy estate.

           Our opinions are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing.

           We are furnishing this letter to you, as Documentation Agent for the Lenders, solely for the benefit of the Lenders in connection with the Credit Agreement. This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                           Very truly yours,

SIGNATURES

THE COMPANY

SGL CARBON AKTIENGESELLSCHAFT

BY:

ADDRESS:     RHEINGAUSTR. 196
             65203 WIESBADEN
ATTENTION:


PHONE:
FAX:


THE ORIGINAL BORROWERS

SGL CARBON AKTIENGESELLSCHAFT

BY:

ADDRESS:     RHEINGAUSTR. 196
             65203 WIESBADEN
ATTENTION:


PHONE:
FAX:


SGL CARBON BETEILIGUNG GMBH

BY:

ADDRESS:     RHEINGAUSTRABE 182
             65203 WIESBADEN
ATTENTION:


PHONE:
FAX:

SGL ACOTEC GMBH

BY:

ADDRESS:     BERGGARTEN 1
             56427 SIERSHAHN
ATTENTION:


PHONE:
FAX:


SGL TECHNOLOGIES GMBH

BY:

ADDRESS:     WERNER-VON-SIEMENS-STRABE 18
             86406 MEITINGEN
ATTENTION:


PHONE:
FAX:


SGL BRAKES GMBH

BY:

ADDRESS:     WERNER-VON-SIEMENS-STRABE 18
             86406 MEITINGEN
ATTENTION:


PHONE:
FAX:


SGL CARBON S.P.A.

BY:

ADDRESS:     PIAZZALE S. TUERR # 5
             I-20149 MILANO
ATTENTION:


PHONE:
FAX:

SGL CARBON S.A.

BY:

ADDRESS:     ZI DE LA GRELA-APDO. 478
             E-15080 LA CORUNA
ATTENTION:


PHONE:
FAX:


SGL CARBON LLC

BY:

ADDRESS:     P.O.BOX 563960
             CHARLOTTE, NC 28256-3960, USA
ATTENTION:

PHONE:
FAX:


THE ORIGINAL GUARANTORS

SGL CARBON AKTIENGESELLSCHAFT

BY:

ADDRESS:     RHEINGAUSTR. 196
             65203 WIESBADEN
ATTENTION:

PHONE:
FAX:


SGL CARBON GMBH

BY:

ADDRESS:     WERNER-VON-SIEMENS-STRABE 18
             86406 MEITINGEN
ATTENTION:


PHONE:
FAX:

SGL CARBON BETEILIGUNG GMBH

BY:

ADDRESS:     RHEINGAUSTRABE 182
             65203 WIESBADEN
ATTENTION:


PHONE:
FAX:


SGL ACOTEC GMBH

BY:

ADDRESS:     BERGGARTEN 1
             56427 SIERSHAHN
ATTENTION:

PHONE:
FAX:


KCH BETEILIGUNGS GMBH

BY:

ADDRESS:     BERGGARTEN 1
             56427 SIERSHAHN
ATTENTION:


PHONE:
FAX:


SGL TECHNOLOGIES GMBH

BY:

ADDRESS:     WERNER-VON-SIEMENS-STRABE 18
             86406 MEITINGEN
ATTENTION:


PHONE:
FAX:


SGL BRAKES GMBH

BY:

ADDRESS:     WERNER-VON-SIEMENS-STRABE 18
             86406 MEITINGEN
ATTENTION:


PHONE:
FAX:


SGL CARBON S.P.A.

BY:

ADDRESS:     PIAZZALE S. TUERR # 5
             I-20149 MILANO
ATTENTION:


PHONE:
FAX:


SGL CARBON S.A.

BY:

ADDRESS:     ZI DE LA GRELA-APDO. 478
             E-15080 LA CORUNA
ATTENTION:


PHONE:
FAX:


SGL CARBON LLC

BY:

ADDRESS:     P.O.BOX 563960
             CHARLOTTE, NC 28256-3960, USA
ATTENTION:


PHONE:
FAX:

THE MANDATED LEAD ARRANGERS

DRESDNER KLEINWORT WASSERSTEIN,
THE INVESTMENT BANKING DIVISION
OF DRESDNER BANK AG

BY:

ADDRESS:     JURGEN-PONTO-PLATZ 1
             60301 FRANKFURT AM MAIN
ATTENTION:   THOMAS MULDNER
             DIRECTOR, CAPITAL MARKETS, DEBT ORIGINATION
             THOMAS.MUELDNER@DRKW.COM

PHONE:       +49-69-713-19267
FAX:         +49-69-713-2342


DEUTSCHE BANK AG

BY:

ADDRESS:     TAUNUSANLAGE 12
             60325 FRANKFURT AM MAIN
ATTENTION:   KARL-HEINZ HERWECK
             GLOBAL CORPORATE FINANCE / SYNDICATED LOANS

PHONE:       +49-69-910-33313
FAX:         +49-69-910-38793




THE FACILITY AGENT AND SECURITY AGENT

DEUTSCHE BANK LUXEMBOURG S.A.

BY:

ADDRESS:     2, BOULEVARD KONRAD ADENAUER
             L-1115 LUXEMBOURG
ATTENTION:   INTERNATIONAL LOANS & AGENCY SERVICES


PHONE:       +352-42122-331/4778
FAX:         +352-42122-287

THE DOCUMENTATION AGENT

DRESDNER KLEINWORT WASSERSTEIN,
THE INVESTMENT BANKING DIVISION
OF DRESDNER BANK AG

BY:

ADDRESS:     JURGEN-PONTO-PLATZ 1
             60301 FRANKFURT AM MAIN
ATTENTION:   THOMAS MULDNER
             DIRECTOR, CAPITAL MARKETS, DEBT ORIGINATION
             THOMAS.MUELDNER@DRKW.COM

PHONE:       +49-69-713-19267
FAX:         +49-69-713-2342


THE LENDERS

DEUTSCHE BANK LUXEMBOURG S.A.

BY:

ADDRESS:     2, BOULEVARD KONRAD ADENAUER
             L-1115 LUXEMBOURG
ATTENTION:   INTERNATIONAL LOANS & AGENCY SERVICES


PHONE:       +352-42122-331/4778
FAX:         +352-42122-287


DRESDNER BANK AG

BY:


ADDRESS:     DRESDNER BANK AUGSBURG
             HOLBEINSTR. 2
             86150 AUGSBURG
ATTENTION:   JURGEN BAUMANN
             JURGEN.BAUMANN@DRESDNER-BANK.COM

PHONE:       +49-821-3254-240
FAX:         +49-821-3254-270

BAYERISCHE LANDESBANK

BY:

ADRESS:      BRIENNER STRASSE 20
             80333 MUNCHEN
ATTENTION:   DR. WOLFGANG HUTTER/DEPT. 2530
             WOLFGANG.HUETTER@BAYERNLB.DE

PHONE        +49-89-2171-22417
FAX:         +49-89-2171-22429


COMMERZBANK AKTIENGESELLSCHAFT

BY:

ADRESS:      KAISERPLATZ
             60261 FRANKFURT AM MAIN
ATTENTION:   BERNARD SCHULTZ/ROLAND THIELE, ZRA IB II
             zra-ib3-doc@commerzbank.com

PHONE:       069-136-20
FAX:         069-136-27111


WEST LB AG

BY:

ADDRESS:     HERZOGSTR. 15
             40217 DUSSELDORF
ATTENTION:   ROLF MUWELER
             ROLF-MUEWELER@WESTLB.DE

PHONE:       +49-211-826-11-659
FAX:         +49-211-826-8752


DZ-BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK

BY:

ADRESS:      PLATZ DER REPUBLIK
             60265 FRANKFURT AM MAIN
ATTENTION:   FRIEDRICH MEYER/GUNTER TUTTENBERG
             friedrich.meyer@dzbank.de/guenter.tuettenberg@dzbank.de

PHONE:       +49-69-7447-6643/+49-69-7447-7848
FAX:         +49-69-7447-3428/+49-69-7447-1511

BAYERISCHE HYPO- UND VEREINSBANK AG

BY:

ADRESS:      NL AUGSBURG
             BAHNHOFSTR. 11
             86150 AUGSBURG
ATTENTION:   ANDREA KNOLL
             ANDREA.KNOELL@HVB.DE

PHONE:       +49-821-316-1501
FAX:         +49-821-316-1583

IKB DEUTSCHE INDUSTRIEBANK AG

BY:

ADRESS:

ATTENTION:


PHONE:
FAX:


KREDITANSTALT FUR WIEDERAUFBAU

BY:

ADDRESS:     PALMENGARTENSTRABE 5-9
             60325 FRANKFURT AM MAIN
ATTENTION:   STEFAN WOLF/ABT. KIIA2
             STEFAN.WOLF@KFW.DE

PHONE.       +49-69-7431-4492
FAX:         +49-69-7431-2016


LB SACHSEN
LANDESBANK SACHSEN GIROZENTRALE

BY:

ADDRESS:     HUMBOLDTSTRABE 25
             04105 LEIPZIG
ATTENTION:   BEATE UECKER
             BEATE.UECKER@SACHSENLB.DE

PHONE:       +49-341-979-3142
FAX:         +49-341-979-3139

MHB MITTELEUROPAISCHE HANDELSBANK AKTIENGESELLSCHAFT
DEUTSCH-POLNISCHE BANK

BY:

ADRESS:

ATTENTION:


PHONE:
FAX:
NASSAUISCHE SPARKASSE

BY:

ADRESS:

ATTENTION:


PHONE:
FAX:


KBC BANK DEUTSCHLAND AKTIENGESELLSCHAFT

BY:

ADRESS:      VOLTASTRA. 81
             60486 FRANKFURT/MAIN
ATTENTION:   PIETER RUBAAK
             PIERTER.RUBAAK@KBC.DE

PHONE:       +49-69-75619325
FAX:         +49-69-75619360


KREISSPARKASSE AUGSBURG

BY:

ADDRESS:     FIRMENKUNDENABTEILUNG
             MARTIN-LUTHER-PLATZ 5
             86150 AUGSBURG
ATTENTION:   GERHARD ROHDE
             GERHARD.ROHDE@KREISSPARKASSE-AUGSBURG.DE

PHONE:       0821-3251-1390
FAX:         0821-3251-1543

LFA FORDERBANK BAYERN

BY:

ADRESS:      KONIGINSTR. 17
             80539 MUNCHEN
ATTENTION:   THOMAS KRAFT/BIRGIT JAKOB
             THOMAS.KRAFT@LFA.DE/BIRGIT.JAKOB@LFA.DE

PHONE:       +49-89-1204-2571/+49-89-2124-2292
FAX:         +49-89-2124-2561
RAIFFEISEN LANDESBANK OBEROSTERREICH REG. GEN. M.B.H.

BY:

ADDRESS:     EUROPAPLATZ 1A
             A-4020 LINZ
ATTENTION:   MAG. MARGARETE MOSER/DR. HELMUT ZEINDLINGER
             M.MOSER@RLBOOE.AT/ZEINDLINGER@RLBOOE.AT

PHONE:       +43-732-6596-4135/+43-732-6596-3113
FAX:         +43-732-6596-4141/+43-732-6596-3131